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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACTIVIDENTITY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
Common stock, par value $0.001 per share, of ActivIdentity Corporation and associated preferred stock purchase rights (the "Common Stock")
(2)	Aggregate number of securities to which transaction applies:
As of October 7, 2010, there were outstanding: 47,153,535 shares of Common Stock, (ii) 6,914,004 shares of Common Stock subject to stock options with an exercise price that is less than $3.25 per shares (the "Per Share Merger Consideration"), (iii) 820,592 shares of Common Stock subject to restricted stock units, and (iv) 2,010,443 shares of Common Stock subject to stock options with an exercise price that is equal to or greater than the Per Share Merger Consideration, which stock options will be cancelled in the proposed Merger without consideration therefor.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The maximum aggregate value, solely for purposes of calculating the filing fee, was determined based upon the sum of (i) 47,153,535 shares of Common Stock multiplied by the Per Share Merger Consideration, (ii) 6,914,004 shares of Common Stock subject to stock options with an exercise price that is less than the Per Share Merger Consideration, multiplied by $0.92 (which is the difference between the Per Share Merger Consideration and the weighted average exercise price of $2.33 per share for such stock options), and (iii) 820,592 shares of Common Stock subject to restricted stock units, multiplied by the Per Shares Merger Consideration. In accordance with Section 14 (g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000713 by the sum calculated in the preceding sentence.
	(4)	Proposed maximum aggregate value of transaction: $162,276,796
	(5)	Total fee paid: $11,570
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, OCTOBER 29, 2010

2010 SPECIAL MEETING OF STOCKHOLDERS

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

        The Board of Directors of ActivIdentity Corporation (the "ActivIdentity Board") has approved an Agreement and Plan of Merger, dated as of October 11, 2010 (the "Merger Agreement"), by and among ASSA ABLOY Inc., an Oregon corporation ("ASSA US"), FitAcquisition, Inc., a Delaware corporation and a wholly owned subsidiary of ASSA US ("Merger Sub"), and ActivIdentity Corporation ("ActivIdentity"), a Delaware corporation, as it may be amended from time to time, pursuant to which Merger Sub will merge with and into ActivIdentity, with ActivIdentity becoming a wholly owned subsidiary of ASSA US and part of ASSA US' HID Global business (the "Merger"). At the 2010 Special Meeting of Stockholders, you will be asked to vote on a proposal to adopt the Merger Agreement, among other matters. The approval of the holders of a majority of the shares of Common Stock outstanding as of the close of business on the record date,                     , 2010, is required for ActivIdentity and ASSA US to complete the proposed Merger.

        If the Merger is completed, each holder of common stock, par value $0.001 per share, of ActivIdentity and associated preferred stock purchase rights (the "Common Stock") will be entitled to receive $3.25 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock owned by that holder at the effective time of the Merger, as more fully described in the enclosed proxy statement.

        After careful consideration, the ActivIdentity Board has determined that it is in the best interests of ActivIdentity and its stockholders that ActivIdentity adopt the Merger Agreement and ActivIdentity's directors voting on these matters unanimously recommend that you vote "FOR" the adoption of the Merger Agreement.

        The date, time and place of the 2010 Special Meeting of Stockholders to consider and vote upon a proposal to adopt the Merger Agreement, among other matters, is as follows:

                  ,                    , 2010
            .m. Pacific Standard Time
  6623 Dumbarton Circle, Fremont, California 94555

        The proxy statement attached to this letter provides you with information about the 2010 Special Meeting of Stockholders and the proposed Merger. ActivIdentity encourages you to read the entire proxy statement carefully and in its entirety, because it explains the proposed Merger, the documents related to the Merger and other related matters.

        Your vote is important, regardless of the number of shares you hold.    Whether or not you plan to attend the Special Meeting, if you are a holder of Common Stock, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your ActivIdentity shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote in accordance with the voting instructions furnished by your broker, bank or nominee. If you sign, date and send us your proxy card but do not indicate how you want to vote, your proxy will be voted "FOR" the adoption of the Merger Agreement. If you do not vote or do not instruct your broker, bank or nominee how to vote, it will have the same effect as voting against the proposal to adopt the Merger Agreement.

        We are very excited about the Merger and I join the other members of our board of directors in recommending that you vote "FOR" the adoption of the Merger Agreement. After you have reviewed the enclosed materials, please vote by one of the means specified in the proxy statement as soon as you can. Thank you in advance for your continued support.

Grant Evans Chairman and Chief Executive Officer ActivIdentity Corporation

        The proxy statement is dated                    , 2010, and is first being mailed to ActivIdentity's stockholders on or about                    , 2010.

ACTIVIDENTITY CORPORATION

 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

,            , 2010
..m. Pacific Standard Time

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN THAT the 2010 Special Meeting of Stockholders of ActivIdentity Corporation (the "Special Meeting") will be held on            , 2010 at            .m. Pacific Standard Time at ActivIdentity's principal executive offices at 6623 Dumbarton Circle, Fremont, California 94555 for the following purposes:

  1.
  To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 11, 2010 (the "Merger Agreement"), by and among ASSA ABLOY Inc., an Oregon corporation ("ASSA US"), FitAcquisition, Inc., a Delaware corporation and a wholly owned subsidiary of ASSA US ("Merger Sub"), and ActivIdentity Corporation ("ActivIdentity"), a Delaware corporation, as it may be amended from time to time, pursuant to which Merger Sub will merge with and into ActivIdentity, with ActivIdentity becoming a wholly owned subsidiary of ASSA US and part of ASSA US' HID Global business (the "Merger");

  2.
  To consider and vote upon any proposal to adjourn or postpone the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement; and

  3.
  To consider and vote on such other business as may properly come before the Special Meeting of any adjournment or postponement of the Special Meeting.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. Persons who owned shares of common stock, par value $0.001 per share, of ActivIdentity and associated preferred stock purchase rights (the "Common Stock") at the close of business on the record date,            , 2010, are entitled to attend and vote at the Special Meeting. A complete list of these stockholders will be available during normal business hours for 10 days prior to the meeting at ActivIdentity's headquarters located at 6623 Dumbarton Circle, Fremont, California 94555. You may examine the list for any legally valid purpose related to the meeting. The list also will be available during the Special Meeting for inspection if you are present at the meeting. At the close of business on the record date, ActivIdentity had outstanding and entitled to vote            shares of Common Stock. Under Delaware law, ActivIdentity stockholders who do not vote in favor of the adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their Common Stock as determined by the Delaware Court of Chancery if the Merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the adoption of the Merger Agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement. See "General Information—Appraisal Rights" beginning on page    of the accompanying proxy statement and Annex C thereto.

        The directors of the ActivIdentity Board voting on these matters has unanimously approved the terms of the Merger Agreement and the Merger and recommends that ActivIdentity stockholders vote "FOR" the adoption of the Merger Agreement.

        Your vote is important, regardless of the number of shares you hold. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the close of business on the record date is required to adopt the Merger Agreement.

        Even if you plan to attend the Special Meeting in person, ActivIdentity requests that you complete, sign, date and return the enclosed proxy card and thus ensure that your ActivIdentity Common Stock will be represented at the Special Meeting if you are unable to attend.

        Only stockholders of record or their duly authorized proxies have the right to attend the Special Meeting. To gain admittance, you must present valid photo identification, such as a driver's license or passport. If your shares of Common Stock are held through a brokerage firm, bank, trust or other nominee, you must bring to the Special Meeting a proxy from the record holder (your brokerage firm, bank, trust or other nominee) of the shares, authorizing you to vote at the Special Meeting. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of that stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

        If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote "FOR" the adoption of the Merger Agreement. If you fail to return your ActivIdentity proxy card, the effect will be that your ActivIdentity shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will effectively be counted as a vote against adoption of the Merger Agreement. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        The accompanying proxy statement contains detailed information about the Merger Agreement and the other transactions contemplated by the Merger Agreement. Please read the accompanying proxy statement and the Merger Agreement attached to it as Annex A carefully and in their entirety. For specific instructions on how to vote your ActivIdentity shares, please refer to the section of the accompanying proxy statement entitled "The Special Meeting" beginning on page     .

By Order of the Board of Directors of ACTIVIDENTITY CORPORATION
Grant Evans Chairman and Chief Executive Officer
Fremont, California , 2010

        YOUR VOTE IS IMPORTANT
PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE
IN THE ENCLOSED ENVELOPE.

 ADDITIONAL INFORMATION

        For additional questions about the Merger, assistance in submitting proxies or voting shares of Common Stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

(212) 750-5833

ACTIVIDENTITY, INC.

PROXY STATEMENT FOR THE

2010 SPECIAL MEETING OF
STOCKHOLDERS

i

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE THIS PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR ACTIVIDENTITY SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED          , 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ii

Questions and Answers about the Merger

Q:    Why am I receiving this document?

A:
ASSA ABLOY Inc. ("ASSA US"), FitAcquisition, Inc., a wholly owned subsidiary of ASSA US ("Merger Sub"), and ActivIdentity Corporation ("ActivIdentity") have entered into an Agreement and Plan of Merger (the "Merger Agreement") under which ASSA US has agreed to acquire ActivIdentity. ASSA US is a wholly owned subsidiary of ASSA ABLOY AB, a company organized under the laws of the Kingdom of Sweden ("ASSA ABLOY"). ASSA ABLOY's shares are traded on the Swedish OMX Stock Exchange. Merger Sub will merge with and into ActivIdentity and ActivIdentity will become a wholly owned subsidiary of ASSA US (the "Merger") and part of the HID Global Corporation ("HID") business within ASSA ABLOY. At the effective time of the Merger, all outstanding shares of common stock, par value $0.001 per share, of ActivIdentity and associated preferred stock purchase rights (the "Common Stock") will be converted into the right to receive $3.25 per share in cash, without interest and less any applicable withholding taxes. This proxy statement contains important information about the Merger and you should read it carefully. It is being furnished in connection with the solicitation of proxies to be voted at the 2010 Special Meeting of Stockholders (the "Special Meeting"), or at any adjournments or postponements of the Special Meeting.

Q:    Why are ASSA ABLOY and ActivIdentity proposing the Merger?

A:
The boards of directors of ASSA ABLOY and ASSA US and the board of directors of ActivIdentity (the "ActivIdentity Board") believe that ActivIdentity is a strong complement to HID's identity and access management solutions, providing them with an opportunity to offer a broad and sophisticated array of complementary products to their customers, including, in particular, products that address the use of a single credential for access to physical and logical domains.

Q:    How does the ActivIdentity Board recommended I vote?

A:
After careful consideration, the ActivIdentity Board has determined that it is in the best interests of ActivIdentity and its stockholders that ActivIdentity enter into the Merger Agreement and approve the Merger and our directors voting on these matters unanimously recommend that you vote "FOR" the adoption of the Merger Agreement.

Q:    When and where is the Special Meeting?

A:
The Special Meeting will be held on                        , 2010 at        .m. Pacific Standard Time at ActivIdentity's principal executive offices at 6623 Dumbarton Circle, Fremont, California 94555.

Q:    What will ActivIdentity's stockholders receive in the Merger?

A:
As a result of the Merger, ActivIdentity stockholders (other than stockholders who have perfected their appraisal rights) will receive $3.25 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock they own. For example, if you own 100 shares of Common Stock, you will receive $325.00 in cash in exchange for your ActivIdentity shares, less any required withholding.

Q:    How does the merger consideration compare to the market price of the Common Stock?

A:
The merger consideration of $3.25 per share to be received by ActivIdentity stockholders represents a premium of approximately 43% over the closing price of the Common Stock on The NASDAQ Global Market on October 8, 2010, and a premium of approximately 51% over the average closing price of the Common Stock on The NASDAQ Global Market over the 30-day period ending on that date.

Q:    What am I being asked to vote on?

A:
You are being asked to vote at the Special Meeting to adopt the Merger Agreement and to grant our management discretionary authority to adjourn or postpone the Special Meeting to another time or place for the purpose of soliciting additional proxies if there are not sufficient votes in favor of adopting the Merger Agreement at the time of the Special Meeting.

Q:    Why is it important for me to vote?

A:
We cannot complete the proposed Merger without obtaining the approval of ActivIdentity's stockholders holding a majority of the outstanding Common Stock on the record date to adopt the Merger Agreement. If you do not vote, you will, in effect, be voting against the adoption of the terms of the Merger Agreement.

Q:    What do I need to do now?

A:
ActivIdentity urges you to read this proxy statement carefully, including its annexes, and to consider how the Merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope or appoint a proxy over the Internet or by telephone as soon as possible so that your ActivIdentity shares can be voted at the Special Meeting. Please do not send your share certificates with your proxy card.

Q:    Who can vote and attend the Special Meeting?

A:
All stockholders of record of Common Stock as of the close of business on    , 2010, the record date for the Special Meeting set by the ActivIdentity Board, are entitled to receive notice of and to attend and vote at the Special Meeting, or any adjournment or postponement thereof.

Q:    How do I vote if I am a stockholder of record?

A:
You may vote:

•
by using the telephone voting instructions printed on your proxy card;

•
by using the Internet voting instructions printed on your proxy card;

•
by completing, dating and signing each proxy card you receive and returning it in the enclosed postage-paid envelope; or

•
in person by appearing at the Special Meeting.

  If you are voting by telephone or via the Internet, your voting instructions must be received by the date and time indicated on the applicable proxy card(s).

  Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the Special Meeting. ActivIdentity encourages you to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the Special Meeting in person to ensure that your ActivIdentity shares of common stock are represented at the Special Meeting.

Q:    What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a "proxy," to vote your ActivIdentity shares of common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a "proxy statement." The document used to designate a proxy to vote your Common Stock is called a "proxy card." The ActivIdentity Board has designated Grant Evans, ActivIdentity's chief executive officer and president, and Jacques Kerrest, ActivIdentity's chief financial officer and chief operating officer, and each of them, with full power of substitution, as "proxy holders" for the Special Meeting.

Q:    If a stockholder gives a proxy, how are the shares of Common Stock voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

  If you give your proxy, but do not indicate how you wish to vote, your ActivIdentity shares will be voted "FOR" the proposal to adopt the Merger Agreement and "FOR" the adoption of the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate. With respect to any other matter that properly comes before the Special Meeting, shares present in person or represented by all proxies received by ActivIdentity will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Q:    How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:
If your ActivIdentity shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your ActivIdentity shares being held in "street name." "Street name" holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your ActivIdentity shares for you at the Special Meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your ActivIdentity shares. If you wish to vote in person at the Special Meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the Special Meeting.

  In addition, because any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, shares held in "street name" will not be combined for voting purposes with shares you hold of record. To be sure your ActivIdentity shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your ActivIdentity shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:    What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

A:
Your brokerage firm, bank, trust or other nominee will not be able to vote your ActivIdentity shares unless you have properly instructed your nominee on how to vote. The adoption of the Merger Agreement requires an affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to provide your nominee with voting instructions on how to vote your ActivIdentity shares will have the same effect as a vote "against" the proposal to adopt the Merger Agreement.

  The proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of the Special Meeting to adopt the Merger

  Agreement requires the affirmative vote of a majority of the votes cast (or if a quorum fails to attend the Special Meeting, the chairman of the meeting or the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting may adjourn or postpone the Special Meeting). Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to provide your nominee with voting instructions on how to vote your ActivIdentity shares will have no effect on the approval of that proposal.

Q:    What constitutes a quorum at the Special Meeting?

A:
In order to constitute a quorum and to transact business at the Special Meeting, a majority of the outstanding shares of Common Stock on the record date must be represented at the Special Meeting, either in person or by proxy. Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If you are a "street name" holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your ActivIdentity shares or obtain a legal proxy from that brokerage firm, bank, trust or nominee to vote your ActivIdentity shares in person at the Special Meeting, then your ActivIdentity shares will be counted as part of the quorum. All shares of Common Stock held by stockholders that are present in person or represented by proxy and entitled to vote at the Special Meeting, regardless of how those shares are voted or whether those stockholders abstain from voting, will be counted in determining the presence of a quorum.

Q:    How does the ActivIdentity Board recommend I vote?

A:
At a meeting held on October 11, 2010, the members of ActivIdentity Board voting unanimously approved the Merger Agreement and the Merger and has recommended that ActivIdentity stockholders vote to adopt the Merger Agreement.

Q:    What happens if I do not return a proxy card?

A:
If you fail to return your proxy card and do not vote in person at the Special Meeting (or by Internet or phone as discussed above), the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and will effectively be counted as a vote against adoption of the Merger Agreement. For purposes of the Special Meeting, the required approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the record date is required, and shares represented by unreturned proxy cards will not be counted as a vote for or against approval of any proposal to adjourn or postpone the Special Meeting.

Q:    May I vote in person?

A:
Yes. If your ActivIdentity shares are held directly in your own name as the stockholder of record and not held through a brokerage firm, bank, trust or other nominee, you may attend the Special Meeting and vote your ActivIdentity shares in person, rather than signing and returning your proxy card. If your ActivIdentity shares are held through a brokerage firm, bank, trust or other nominee, you must obtain a proxy from your brokerage firm, bank, trust or nominee in order to vote in person at the Special Meeting.

Q:    What does it mean if I receive more than one proxy?

A:
If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your ActivIdentity shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they will not be voted under your other proxy cards because the accounts are not a single account. To ensure that all of your ActivIdentity shares are voted, you will need to sign and return each proxy card you receive or vote by telephone or via the Internet by using the different control number(s) on each proxy card.

Q:    May I change my vote after I have delivered my proxy?

A:
Yes. If you are the stockholder of record of Common Stock, you have the right to change or revoke your proxy at any time before the vote being taken at the Special Meeting:

•
by delivering to ActivIdentity's Corporate Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•
by attending the Special Meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•
by signing and delivering a new proxy, relating to the same shares of Common Stock and bearing a later date; or

•
by submitting another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card(s).

  Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

    ActivIdentity Corporation
    6623 Dumbarton Circle
    Fremont, California 94555
    Attn: Corporate Secretary

  If you are a "street name" holder of Common Stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:    What happens if I sell my shares of Common Stock before the Special Meeting?

A:
The record date for stockholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting and the expected closing date of the Merger. If you transfer your ActivIdentity shares after the record date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will transfer the right to receive the Merger consideration to the person to whom you transfer your ActivIdentity shares. In addition, if you sell your ActivIdentity shares prior to the Special Meeting or prior to the effective time of the Merger, you will not be eligible to exercise appraisal rights with respect to the Merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting appraisal rights, see "General Information—Appraisal Rights" beginning on page    and Annex C.

Q:    Should I send in my stock certificates now?

A:
No. After the Merger is completed, if you hold physical stock certificates, you will be sent a letter of transmittal with detailed written instructions for exchanging your Common Stock for the Merger consideration. If your ActivIdentity shares are held in "street name" by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee to surrender your "street name" shares in exchange for the Merger consideration. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q:    When will I receive the cash consideration for my Common Stock?

A:
If you hold physical stock certificates, after the Merger is completed, after you properly complete and return the letter of transmittal and your stock certificates, you will promptly receive the cash consideration for your shares, less any required withholding. If you hold your shares through your broker, bank or other nominee and you properly complete and return any required documentation, your account will be updated to reflect the payment of the cash consideration for your shares, less any required withholding.

Q:    When do you expect the Merger to be completed?

A:
ActivIdentity and ASSA US are working toward completing the Merger as quickly as possible. In addition to obtaining stockholder approval, ActivIdentity must satisfy all other closing conditions, including the expiration or termination of applicable regulatory waiting periods and receipt of material antitrust approvals, including those required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). It is possible that the failure to timely meet these closing conditions or other factors outside of our control could delay or prevent the completion of the Merger.

Q:    What will happen to ActivIdentity as a result of the Merger?

A:
If the Merger is completed, ActivIdentity will become a wholly owned subsidiary of ASSA US, and the Common Stock will cease to be publicly traded or quoted on The NASDAQ Global Market, and will be deregistered under the Securities Exchange Act of 1934 (the "1934 Act").

Q:    What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by the ActivIdentity stockholders or if the Merger is not completed for any other reason, ActivIdentity stockholders will not receive any payment for their shares of the Common Stock in connection with the Merger. Instead, ActivIdentity will remain an independent public company and the Common Stock will continue to be publicly traded and quoted on The NASDAQ Global Market. Under specified circumstances, ActivIdentity will be required to pay to ASSA US a fee with respect to the termination of the Merger Agreement as described under "The Merger Agreement—Termination Fees and Expenses" beginning on page    .

Q:    Am I entitled to appraisal rights in connection with the Merger?

A:
You are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the "DGCL"), provided you satisfy the special criteria and conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see "Appraisal Rights" beginning on page    . In addition, a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement.

Q:    What are the material U.S. federal income tax consequences of the Merger to me?

A:
The receipt of cash for shares of Common Stock by U.S. holders pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of Common Stock will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the holder's adjusted tax basis in the shares. Non-U.S. holders of Common Stock generally will not be required to pay U.S. federal income tax on the receipt of cash in exchange for shares of Common Stock in the Merger. Stockholders, including non-U.S. stockholders, should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Merger. Because your individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects of the Merger to you. See "Proposal One—The Merger—Material United States Federal Income Tax Consequences of the Merger" beginning on page    .

Q:    How will the Merger affect my options to acquire Common Stock, restricted stock units ("RSUs") and restricted stock?

A:
The Merger will affect different types of ActivIdentity stock options, RSUs and restricted stock in different ways.

  Options.    Each stock option to purchase shares of Common Stock that is outstanding immediately before the effective time of the Merger, whether vested or unvested, will become fully vested and exercisable and will be cancelled. Each holder of an option that has an exercise price that is less than $3.25 per share will be entitled to receive a cash payment (without interest and less any applicable withholding taxes) equal to the product of (x) the excess of $3.25 over the per share exercise price of that cancelled stock option, multiplied by (y) the outstanding number of shares of Common Stock subject to that option. Any stock option to purchase shares of Common Stock that has a per share exercise price that is equal to or greater than $3.25 will be automatically cancelled without any cash payment to the holder of that option.

  RSUs.    Each RSU outstanding immediately prior to the effective time of the Merger, whether vested or unvested, will become fully vested and be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (x) the number of shares subject to the outstanding RSUs which each holder thereof would have been entitled to receive had that RSU vested in full and settled immediately at the effective time of the Merger, multiplied by (y) $3.25. The cash payment will be paid as soon as practicable (and in no event more than fourteen (14) calendar days) following the closing of the Merger.

  Restricted stock.    Each share of restricted stock outstanding immediately prior to the effective time of the Merger, whether vested or unvested, will become fully vested and be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to $3.25. The cash payment will be paid as soon as practicable (and in no event more than fourteen (14) calendar days) following the closing of the Merger.

  See "The Merger Agreement—Effect on Outstanding ActivIdentity Stock Options and Other Equity Awards" beginning on page    .

Q:    Do any of ActivIdentity's directors or officers have interests in the Merger that differ from those of ActivIdentity stockholders?

A:
When considering the ActivIdentity Board's recommendation that ActivIdentity stockholders vote in favor of the proposal to adopt the Merger Agreement, ActivIdentity stockholders should be aware that ActivIdentity's directors and executive officers have interests in the Merger that differ from, or which are in addition to, the interests of ActivIdentity stockholders. These interests create potential conflicts of interest and may be perceived to have affected those directors' and officers' decisions to support or approve the Merger. The ActivIdentity Board was aware of these potential conflicts of interest during its deliberations on the merits of the Merger and in making its decisions in approving the Merger Agreement, the Merger and the related transactions. ActivIdentity's executive officers are parties to employment agreements that include change of control provisions, which provide severance payments and other change of control benefits in the case of certain terminations of employment in connection with a change of control of ActivIdentity, including consummation of the Merger. In addition, options and restricted stock units ("RSUs") held by non-employee directors of ActivIdentity will accelerate and terminate as a result of the Merger and, to the extent that any exercise price per share was less than $3.25, the non-employee director will receive a cash payment for the difference. ActivIdentity stockholders should be aware of these interests when considering the ActivIdentity Board's recommendation to adopt the Merger Agreement. See "Proposal One—The Merger—Interests of ActivIdentity's Directors and Officers in the Merger" beginning on page     .

Q:    Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the Merger, including the procedures for voting your ActivIdentity shares, you should contact:

  ActivIdentity, Inc.
  Attn: Investor Relations
  6623 Dumbarton Circle
  Fremont, California 94555
  Telephone: (510) 574-0100
  Email: investors@ActivIdentity.com

  or

  Innisfree M&A Incorporated
  501 Madison Avenue, 20th Floor
  New York, NY 10022
  Telephone: (212) 750-5833

Summary

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the Merger and related transactions fully and for a more complete description of the legal terms of the Merger and related transactions, you should read carefully this entire proxy statement and the documents referred to herein. See "Where You Can Find More Information" beginning on page      . The Merger Agreement is attached as Annex A to this proxy statement. ActivIdentity encourages you to read the Merger Agreement as it is the legal document that governs the Merger. Each item in this summary includes a page reference directing you to a more complete description of that topic.

 The Companies (Page    )

  ActivIdentity Corporation
  6623 Dumbarton Circle
  Fremont, CA 94555
  Telephone: (510) 574-0100

        ActivIdentity Corporation ("ActivIdentity"), formerly known as ActivCard Corp., was incorporated in the State of Delaware in August 2002 for the purpose of changing the domicile of the publicly listed company in the ActivIdentity group of companies, previously ActivCard S.A., from the Republic of France to the United States. ActivIdentity is a global leader in strong authentication and credential management, providing solutions to confidently establish a person's identity when interacting digitally. ActivIdentity's strong authentication, credential management, security clients and authentication devices are embraced by large organizations and governments to defend against security threats and identity fraud. In general, ActivIdentity solutions deliver multiple benefits, including increased digital and physical security, protection against online fraud, enhanced business process efficiencies, secure access to digital assets and a pathway to regulatory compliance. The Common Stock is publicly traded on The NASDAQ Global Market under the symbol "ACTI."

  ASSA ABLOY Inc.
  c/o HID Global Corporation
  15370 Barranca Parkway
  Irvine, CA 92618
  Telephone: (949) 732-2000

        ASSA US is an Oregon corporation and a wholly owned subsidiary of ASSA ABLOY, a global leader in door opening solutions, dedicated to satisfying end-user needs for security, safety and convenience. ASSA ABLOY AB, a company organized under the laws of the Kingdom of Sweden, is represented all over the world, on both mature and emerging markets, with leading positions in much of Europe and North America and in Australia. HID Global Corporation, a wholly owned subsidiary of ASSA US, is the trusted source for secure identity solutions for millions of customers around the world. Recognized for robust quality, innovative designs and industry leadership, HID Global Corporation is the supplier of choice for original equipment manufacturers (OEMs), system integrators and application developers serving a variety of markets, including physical and logical access control, card personalization, eGovernment, cashless payment and industry and logistics.

  FitAcquisition, Inc.
  c/o HID Global Corporation
  15370 Barranca Parkway
  Irvine, CA 92618
  Telephone: (949) 732-2000

        Merger Sub is a Delaware corporation and a wholly owned subsidiary of ASSA US. Merger Sub was organized solely for the purpose of entering into a merger agreement and completing a merger and has not conducted any business operations.

The Merger (Page    )

        Under the Merger Agreement, Merger Sub will merge with and into ActivIdentity with ActivIdentity continuing as the surviving corporation. After the completion of the Merger, ASSA US will own all of the outstanding shares of ActivIdentity. ActivIdentity stockholders will receive cash in the Merger in exchange for their shares of Common Stock.

Merger Consideration (Page    )

        If the Merger is completed, each share of Common Stock outstanding immediately prior to the Merger (other than shares held by stockholders who have perfected their appraisal rights) will be converted into the right to receive $3.25 in cash, without interest and less any applicable withholding taxes.

        After the Merger is completed, you will have the right to receive the Merger consideration but you will no longer have any rights as an ActivIdentity stockholder. ActivIdentity stockholders will receive the Merger consideration after exchanging their ActivIdentity stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to them shortly after completion of the Merger.

Effect on Outstanding ActivIdentity Stock Plans and Other Equity Awards

  Options (Page    )

        At the effective time of the Merger, each stock option to purchase shares of Common Stock that is outstanding immediately before the effective time of the Merger, whether vested or unvested, will become fully vested and exercisable and will be cancelled. Each holder of an option that has an exercise price that is less than $3.25 per share will be entitled to receive a cash payment (without interest and less any applicable withholding taxes) equal to the product of (x) the excess of $3.25 over the per share exercise price of that cancelled stock option, multiplied by (y) the outstanding number of shares of Common Stock subject to that option. Any stock option to purchase shares of Common Stock that has a per share exercise price that is equal to or greater than $3.25 will be automatically cancelled without any cash payment to the holder of that option.

  RSUs (Page    )

        At the effective time of the Merger, each RSU outstanding immediately prior to the effective time of the Merger, whether vested or unvested, will become fully vested and be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (x) the number of shares subject to the outstanding RSUs which each holder thereof would have been entitled to receive had that RSU vested in full and settled immediately at the effective time of the Merger, multiplied by (y) $3.25. The cash payment will be paid as soon as practicable (and in no event more than 14 calendar days) following the closing of the Merger.

  Restricted Stock (Page    )

        At the effective time of the Merger, each share of restricted stock outstanding immediately prior to the effective time of the Merger, whether vested or unvested, will become fully vested and be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to $3.25. The cash payment will be paid as soon as practicable (and in no event more than 14 calendar days) following the closing of the Merger.

Reasons for the Merger (Page    )

        In the course of reaching its decision to approve the Merger and the Merger Agreement and to recommend that ActivIdentity stockholders vote to adopt the Merger Agreement, the ActivIdentity Board consulted with, and received reports from, its legal counsel and financial advisor and ActivIdentity's senior management, reviewed a significant amount of information and considered a number of factors, including, among others, the following:

  •
  information concerning ActivIdentity's business, financial performance and condition, operations, technology and competitive position;

  •
  the forecasted financial condition and results of operations and the business and strategic objectives of ActivIdentity;

  •
  current financial market conditions and historical market prices, volatility and trading information with respect to the Common Stock;

  •
  the fact that the merger consideration of $3.25 per share to be received by ActivIdentity stockholders represents a premium of approximately 43% over the closing price of the Common Stock on The NASDAQ Global Market on October 8, 2010, and a premium of approximately 51% over the average closing price of the Common Stock on The NASDAQ Global Market over the 30-day period ending on that date;

  •
  the fact that the all-cash per share merger consideration will provide ActivIdentity's stockholders with immediate fair value, in cash, for all of their shares of Common Stock, while avoiding long-term business risk;

  •
  the terms of the Merger Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations;

  •
  the likelihood that the Merger would be completed based on, among other things, ASSA US' experience, reputation and financial capability; the absence of any financing condition to ASSA US' obligation to complete the Merger; and the likelihood of no significant regulatory delays;

  •
  the potentially interested parties contacted by or on behalf of ActivIdentity and the acquisition proposals submitted by interested parties, possible alternative strategies as well as the prospects of ActivIdentity as an independent company;

  •
  the financial analyses set forth in "Proposal One—The Merger—Opinion of the ActivIdentity Board's Financial Advisor" and the oral opinion presented by Foros Securities LLC ("Foros"), subsequently confirmed in writing, that, as of the date of that opinion and based upon and subject to the assumptions and limitations set forth therein, the Merger consideration to be received by the holders of Common Stock pursuant to the Merger is fair to those holders from a financial point of view;

  •
  the fiduciary duties of the ActivIdentity Board;

  •
  the ability of the ActivIdentity Board, under certain circumstances, to change its recommendation that the stockholders adopt the Merger Agreement if the ActivIdentity Board determines in good faith (after reasonable consultation with outside legal counsel) that the failure to change its recommendation would reasonably be expected to be a breach of its fiduciary duties under applicable law;

  •
  the belief of the ActivIdentity Board that the $5.0 million or $1.25 million termination fees that may be payable to ASSA US under clearly defined circumstances would not unreasonably preclude possible competing offers for ActivIdentity;

  •
  the ability of the ActivIdentity Board, under certain circumstances, to terminate the Merger Agreement to accept a superior proposal upon payment of the $5.0 million termination fee; and

  •
  the availability of appraisal rights under the DGCL to holders of the Common Stock who comply with all of the required procedures under the DGCL, which allows those holders to seek appraisal of the fair value of their shares of Common Stock as determined by the Delaware Court of Chancery.

Recommendation of the ActivIdentity Board (Page    )

        The members of the ActivIdentity Board voting on the matters unanimously:

  •
  approved and declared advisable the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement;

  •
  determined that the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the ActivIdentity stockholders; and

  •
  recommends that ActivIdentity stockholders adopt the Merger Agreement.

Opinion of the ActivIdentity Board's Financial Advisor (Page    )

        In connection with the Merger, Foros, the ActivIdentity Board's financial advisor, delivered to the ActivIdentity Board an opinion, dated October 11, 2010, to the effect that, as of that date and based upon and subject to various assumptions and limitations described in Foros's opinion, the consideration to be received pursuant to the Merger by holders of Common Stock was fair, from a financial point of view, to those holders. The full text of the written opinion of Foros which describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. Foros provided its opinion to the ActivIdentity Board for the information and assistance of the ActivIdentity Board in connection with and for purposes of the ActivIdentity Board's evaluation of the Merger consideration from a financial point of view. Foros's opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the Merger or any other matter.

 Market for ActivIdentity's Common Equity (Page    )

        The Common Stock is listed on The NASDAQ Global Market under the symbol "ACTI." On October 11, 2010, the last full trading day prior to the public announcement of the proposed Merger, the last sales price of Common Stock was $2.26. On            , 2010, the last full trading day prior to the date of this proxy statement, the last sales price of Common Stock was $            .

The ActivIdentity 2010 Special Meeting of Stockholders (Page    )

        Time, Date and Place.    The Special Meeting will be held on            , 2010, at ActivIdentity's headquarters located at 6623 Dumbarton Circle, Fremont, California 94555 at            .m., Pacific Standard Time, to consider and vote upon proposals to adopt the Merger Agreement and approve the proposal to grant discretionary authority to adjourn or postpone the Special Meeting to another time or place for the purpose of soliciting additional proxies if there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the Special Meeting (the "adjournment proposal").

        Record Date and Voting Power.    You are entitled to vote at the Special Meeting if you owned shares of Common Stock at the close of business on             , 2010, the record date for the Special Meeting. You will have one vote at the Special Meeting for each share of Common Stock you owned at the close of business on the record date. There are            shares of Common Stock entitled to be voted at the Special Meeting.

        Required Vote.    The approval of ActivIdentity's stockholders holding a majority of the outstanding shares of Common Stock as of the close of business on the record date is required for ActivIdentity and Merger Sub to complete the proposed Merger.

        The adjournment proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting. The outcome of this proposal will not affect the vote on the proposal to adopt the Merger Agreement.

        Share Ownership of Directors and Management.    As of the record date, ActivIdentity's directors and executive officers and their affiliates own approximately 4% of the shares entitled to vote at the Special Meeting.

Interests of ActivIdentity's Directors and Officers in the Merger (Page    )

        When considering the recommendation by the ActivIdentity Board, you should be aware that ActivIdentity's directors and executive officers have interests in the Merger that are different from, or which are in addition to, yours, including, among others:

  •
  each of ActivIdentity's chief executive officer, chief financial officer and senior vice president of worldwide engineering, as set forth in ActivIdentity's proxy statement for its 2010 annual meeting of stockholders, which was filed with the Securities and Exchange Commission (the "SEC") on February 22, 2010, is entitled to certain severance payments and acceleration of vesting of certain options to acquire Common Stock if that officer is terminated without cause or constructively terminated within 12 months of the completion of the Merger;

  •
  the officers and the nonemployee members of the ActivIdentity Board are entitled to acceleration of unvested options and RSUs in connection with the Merger;

  •
  existing indemnification rights and exculpation of liabilities as provided in ActivIdentity's certificate of incorporation, bylaws and indemnification agreements for ActivIdentity's directors, officers and certain employees will be continued if the Merger is completed; and

  •
  ASSA US has agreed to maintain directors' and officers' liability insurance for persons who are covered by ActivIdentity's directors' and officers' liability insurance as of the date of the Merger Agreement for six years after the effective time of the Merger.

Material United States Federal Income Tax Consequences of the Merger (Page    )

        The receipt of cash for shares of Common Stock by U.S. holders pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of Common Stock will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the holder's adjusted tax basis in the shares. Non-U.S. holders of Common Stock generally will not be required to pay U.S. federal income tax on the receipt of cash in exchange for shares of Common Stock in the Merger. Stockholders, including non-U.S. stockholders, should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Merger.

        Because individual circumstances may differ, ActivIdentity urges you to consult your tax advisor with respect to the tax consequences of the Merger to you.

 Limitation on ActivIdentity's Consideration of Other Acquisition Proposals (Page    )

        ActivIdentity and its subsidiaries have agreed that they will not, and will not authorize or knowingly permit their respective controlled affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, "Representatives") to, directly or indirectly (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an acquisition proposal (as defined in "The Merger Agreement—Nonsolicitation Covenant"), (ii) furnish to any person (other than ASSA US, Merger Sub or any of their designees) any non-public information relating to ActivIdentity or any of its subsidiaries, or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of ActivIdentity or any of its subsidiaries, in any case with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, an acquisition proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an acquisition proposal, (iii) participate or engage in discussions or negotiations with any person with respect to an acquisition proposal, (iv) approve, endorse or recommend an acquisition proposal or (v) enter into any letter of intent, memorandum of understanding or other contract contemplating an acquisition transaction (as defined in "The Merger Agreement—Nonsolicitation Covenant"). ActivIdentity also agreed to promptly cease any existing discussions or negotiations with any person that would otherwise be prohibited by the restrictions described above.

        Notwithstanding the restrictions described above, at any time before the earlier of the termination of the Merger Agreement and the adoption of the Merger Agreement by ActivIdentity's stockholders, the ActivIdentity Board may, directly or indirectly through one or more Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to ActivIdentity or any of its subsidiaries to, and/or afford access to the business, properties, assets, books, records or other non-public information, or to the personnel, of ActivIdentity or any of its subsidiaries, pursuant to a confidentiality agreement with confidentiality provisions no less restrictive in the aggregate than the terms of the confidentiality agreement between ActivIdentity and ASSA US, to any person (and/or that person's Representatives) that has made or delivered to ActivIdentity a written acquisition proposal that was not received in breach of the nonsolicitation provisions of the Merger Agreement, provided that (i) the ActivIdentity Board has determined in good faith (after reasonable consultation with an independent financial advisor and outside legal counsel) that the acquisition proposal either constitutes a superior proposal (as defined in "The Merger Agreement—Nonsolicitation Covenant") or is reasonably likely to lead to a superior proposal prior to the effective time of the Merger and (ii) the ActivIdentity Board has determined in good faith (after reasonable consultation with outside legal counsel) that the failure to take that action would reasonably be expected to be a breach of its fiduciary duties under applicable law.

The Merger Agreement (Page    )

  Conditions to the Consummation of the Merger (Page    )

        The obligations of ASSA US and Merger Sub, on the one hand, and ActivIdentity, on the other hand, to consummate the Merger are subject to the satisfaction or waiver (where permissible under applicable law) of the following conditions:

  •
  ActivIdentity must have received the affirmative vote of the holders of a majority of the outstanding shares of Common Stock in favor of adoption of the Merger Agreement;

  •
  any waiting period (and any extension thereof) applicable to the Merger under the HSR Act must have been terminated or expired and any other required approval or waiting period applicable to the Merger under certain specified antitrust laws must have been obtained or terminated or must have expired; and

  •
  no governmental authority of competent jurisdiction in the United States or in certain specified jurisdictions shall have (i) enacted a law or issued an order that is in effect and renders the Merger illegal or (ii) formally issued or threatened an injunction that is in effect and prohibits the Merger.

        The obligations of ASSA US and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions, any of which may be waived exclusively by ASSA US:

  •
  the representations and warranties of ActivIdentity relating to capitalization set forth in the Merger Agreement must be true and correct in all material respects on and as of the closing date (or, in the case of those representations and warranties that are made as of a particular date or period, as of that date or for that period);

  •
  the representations and warranties of ActivIdentity relating to corporate power and enforceability, board approval, the opinion of ActivIdentity's financial advisor and anti-takeover laws and the stockholder approval necessary to adopt the Merger Agreement must be true and correct in all respects on and as of the closing date (or, in the case of those representations and warranties that are made as of a particular date or period, as of that date or for that period);

  •
  the representations and warranties of ActivIdentity made in the Merger Agreement other than those described in the preceding two bullets must be true and correct on and as of the closing date (or, in the case of those representations and warranties that are made as of a particular date or period, as of that date or for that period), except for any failure of any of those representations and warranties to be so true and correct that has not had and would not have, individually or in the aggregate, a Material Adverse Effect (as defined in "The Merger Agreement—Representations and Warranties—ActivIdentity"); provided, however, that for purposes of determining the accuracy of the representations and warranties of ActivIdentity set forth in the Merger Agreement for this purpose, all "Material Adverse Effect" qualifications set forth in those representations and warranties (other than in the representations and warranties relating to absence of certain changes with respect to ActivIdentity and its subsidiaries since June 30, 2010) will be disregarded;

  •
  ActivIdentity must have performed in all material respects the obligations that are to be performed by it under the Merger Agreement prior to the effective time of the Merger;

  •
  ActivIdentity's net cash must be not less than $68.0 million and ActivIdentity must have provided to ASSA US by the date two business days prior to closing a certificate signed on behalf of ActivIdentity by its chief executive officer or chief financial officer setting forth ActivIdentity's net cash (as defined in "The Merger Agreement—Conditions to the Consummation of the Merger");

  •
  ASSA US and Merger Sub must have received a certificate of ActivIdentity, validly executed for and on behalf of ActivIdentity and in its name by its chief executive officer or chief financial officer, certifying that, to the knowledge of that officer, the conditions described in the preceding five bullets have been satisfied;

  •
  no Material Adverse Effect will have arisen or occurred following the execution, delivery and effectiveness of the Merger Agreement that is continuing; and

  •
  ActivIdentity must have filled all reports with the SEC containing financial statements required to be filed with the SEC prior to the effective time of the Merger.

        The obligations of ActivIdentity to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions, any of which may be waived exclusively by ActivIdentity:

  •
  the representations and warranties of ASSA US and Merger Sub set forth in the Merger Agreement must be true and correct on and as of the closing date (or, in the case of those representations and warranties that are made as of a particular date or period, as of that date or for that period), except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay or impede the consummation of the transactions contemplated by the Merger Agreement or the ability of ASSA US or Merger Sub to fully perform their respective covenants and obligations under the Merger Agreement; provided, however, that for purposes of determining the accuracy of the representations and warranties of ASSA US and Merger Sub set forth in the Merger Agreement for this purpose, all "material" qualifications set forth in those representations and warranties will be disregarded;

  •
  each of ASSA US and Merger Sub must have performed in all material respects the obligations that are to be performed by it under the Merger Agreement prior to the effective time of the Merger; and

  •
  ActivIdentity must have received a certificate of ASSA US and Merger Sub, validly executed for and on behalf of ASSA US and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions described in the preceding two bullets have been satisfied.

  Termination of the Merger Agreement (Page    )

        ActivIdentity and ASSA US may terminate the Merger Agreement by mutual written agreement at any time prior to the effective time of the Merger (notwithstanding the prior receipt of the approval of the adoption of the Merger Agreement by ActivIdentity's stockholders). In addition, with certain exceptions, either ASSA US or ActivIdentity may unilaterally terminate the Merger Agreement at any time prior to the effective time of the Merger (notwithstanding the prior receipt of the approval of the adoption of the Merger Agreement by ActivIdentity's stockholders) if:

  •
  any governmental entity of competent jurisdiction has (i) enacted a law that is in effect at the time of that termination and renders the Merger illegal at the time of that termination or (ii) formally issued a permanent, final and non-appealable injunction that prohibits the Merger; provided, however, that any party whose failure to perform any covenant or obligation under the Merger Agreement resulted in the events described in this bullet will not be entitled to exercise its right to terminate the Merger Agreement because of this reason;

  •
  the effective time of the Merger has not occurred by 5:00 p.m. (Pacific time) on March 11, 2011 (the "termination date"); provided, however, that any party whose actions or omissions have been the cause of, or resulted in, the failure of the effective time of the Merger to have occurred will not be entitled to exercise its right to terminate the Merger Agreement because of this reason; or

  •
  stockholder approval of adoption of the Merger Agreement is not obtained at the meeting of ActivIdentity stockholders at which a vote is taken on the Merger.

        ASSA US may also terminate the Merger Agreement if:

  •
  there is (i) an inaccuracy in ActivIdentity's representations and warranties in the Merger Agreement or ActivIdentity breaches its covenants in the Merger Agreement, in either case such that the conditions to the Merger relating to ActivIdentity's representations, warranties and covenants would not be satisfied, and, if curable, that inaccuracy or breach is not cured within 20 business days after notice thereof or (ii) any of the closing conditions regarding net cash, no

    Material Adverse Effect and the filing of certain SEC reports have become not capable of being satisfied by the termination date; provided, that the termination right described in this bullet will not be available to ASSA US if either ASSA US or Merger Sub is then in material breach of any of their respective representations, warranties, covenants or obligations contained in the Merger Agreement; or

  •
  (i) at any time prior to receipt of approval of the adoption of the Merger Agreement by ActivIdentity's stockholders, the ActivIdentity Board makes a change of recommendation regarding the Merger or (ii) a tender or exchange offer for Common Stock that would, if consummated in accordance with its terms, constitute a competing acquisition transaction (which has the same meaning as an "acquisition transaction," except that all references in the definition of "acquisition transaction" to "10%" will be references to "50%") (whether or not a superior proposal) is commenced by a person unaffiliated with ASSA US and, within 10 business days after the public announcement of the commencement of that acquisition proposal, ActivIdentity has not filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the 1934 Act reaffirming the ActivIdentity Board's recommendation and recommending that ActivIdentity stockholders reject that acquisition proposal and not tender any shares of Common Stock into that tender or exchange offer.

        ActivIdentity may also terminate the Merger Agreement if:

  •
  there is an inaccuracy in ASSA US' or Merger Sub's representations and warranties in the Merger Agreement or ASSA US or Merger Sub breaches its covenants in the Merger Agreement, in either case such that the conditions to the Merger relating to ASSA US' and Merger Sub's representations, warranties and covenants would not be satisfied, and, if curable, that inaccuracy or breach is not cured within 20 business days after notice thereof; provided, that the termination right described in this bullet will not be available to ActivIdentity if it is then in material breach of any of its representations, warranties, covenants or obligations contained in the Merger Agreement; or

  •
  at any time prior to receipt of approval of the adoption of the Merger Agreement by ActivIdentity's stockholders, (i) ActivIdentity has received a superior proposal, (ii) the ActivIdentity Board has determined in good faith (after reasonable consultation with outside legal counsel) that the failure to enter into a definitive agreement relating to that superior proposal would reasonably be expected to be a breach of its fiduciary duties under applicable law, (iii) ActivIdentity has notified ASSA US in writing that it intends to enter into a definitive agreement relating to that superior proposal, attaching the current version of that agreement, (iv) if requested by ASSA US, ActivIdentity has made its Representatives available to discuss with ASSA US' Representatives any proposed modifications to the terms and conditions of the Merger Agreement during the three business day period following delivery by ActivIdentity to ASSA US of that superior proposal notice, (v) if ASSA US has delivered to ActivIdentity a written, binding and irrevocable offer to alter the terms or conditions of the Merger Agreement during that three business day period, the ActivIdentity Board has determined in good faith, after considering the terms of that offer by ASSA US, that the superior proposal giving rise to that superior proposal notice continues to be a superior proposal and, (vi) concurrently with the termination of the Merger Agreement, ActivIdentity pays ASSA US the termination fee described under "—Termination Fees and Expenses" below and enters into the definitive agreement to consummate the transaction contemplated by that superior proposal.

        If the Merger Agreement is terminated, it will become of no further force or effect and there will be no liability on the part of ASSA US, Merger Sub, ActivIdentity or their respective stockholders, directors, officers, employees, affiliates, agents or other representatives, except for certain provisions relating to public statements, effect of termination, fees and expenses and general provisions. No termination of the Merger Agreement will relieve any party from liability for any knowing and intentional breach of, or fraud in connection with, the Merger Agreement.

  Termination Fees and Expenses (Page    )

        ActivIdentity has agreed to pay ASSA US a termination fee of $5.0 million in cash in the event that the Merger Agreement is terminated by:

  •
  ASSA US or ActivIdentity pursuant to the provisions described in the third bullet in the first paragraph under "—Termination of the Merger Agreement" above, provided that (i) the closing conditions related to antitrust approvals and no prohibitive laws or injunctions have been satisfied or are capable of being satisfied and the closing conditions related to ASSA US' and Merger Sub's representations, warranties and covenants would have been satisfied if the date of that termination was the closing date, (ii) following the execution and delivery of the Merger Agreement and prior to the termination of the Merger Agreement, a competing acquisition transaction has been publicly announced and not withdrawn or otherwise abandoned and, (iii) within one year following the date of termination, ActivIdentity has consummated that competing acquisition transaction or entered into a definitive agreement with respect to that competing acquisition transaction, which is subsequently consummated;

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  ASSA US pursuant to the provisions described in the second bullet in the second paragraph under "—Termination of the Merger Agreement" above; or

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  ActivIdentity pursuant to the provisions described in the second bullet in the third paragraph under "—Termination of the Merger Agreement" above.

        In addition, if the Merger Agreement is terminated pursuant to the provisions described in the third bullet in the first paragraph or the first bullet in the second paragraph under "—Termination of the Merger Agreement" above, ActivIdentity has agreed to pay ASSA US an amount in cash equal to $1.25 million; provided that the amount of this payment will be credited against any obligation of ActivIdentity to pay the $5.0 million termination fee.

        The parties acknowledged in the Merger Agreement that the provisions regarding the foregoing fees are an integral part of the transactions contemplated by the Merger Agreement and that, without those provisions, the parties would not have entered into the Merger Agreement. If ActivIdentity fails to pay the foregoing fees to ASSA US when due, ActivIdentity will pay the costs and expenses (including reasonable legal fees and expenses) incurred by ASSA US in connection with any action taken to collect payment, together with interest on the unpaid amount.

        Except as set forth in the Merger Agreement and described above, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring those expenses whether or not the Merger is consummated.

Regulatory Matters (Page    )

        Under the provisions of the HSR Act, the Merger may not be completed until notification and report forms have been filed with the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") by ActivIdentity and ASSA ABLOY and the applicable waiting period has expired or been terminated. ActivIdentity and ASSA ABLOY have each filed their respective notification and report forms with the Antitrust Division and the FTC under the HSR Act on October 22, 2010 and the applicable waiting periods have not expired or been terminated as of the date of this proxy statement.

Appraisal Rights (Page    )

        Under the DGCL, ActivIdentity stockholders who do not vote in favor of adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if they submit a written demand for an appraisal of their shares prior to the vote on the Merger Agreement and comply with the other DGCL procedures explained in this proxy statement.

FORWARD-LOOKING INFORMATION

        This proxy statement contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the 1934 Act, as amended, that are based on ActivIdentity's current expectations, assumptions, estimates and projections about the Merger, including the expected timing of the Merger and the ability of the parties to satisfy the closing conditions to the Merger. The forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "intend," "project," "should" and similar expressions. ActivIdentity cautions you that reliance on any forward-looking statement involves risks and uncertainties, and that although ActivIdentity believes that the assumptions on which its forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of the risks and uncertainties associated with forward-looking statements, you should not conclude that ActivIdentity will necessarily achieve any plans and objectives or projected financial results referred to in any of its forward-looking statements. The following risks and uncertainties, among others, could cause actual results to differ materially from those described in the forward-looking statements:

  •
  the occurrence of any event, change or circumstance that could give rise to the termination of the Merger Agreement;

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  the inability to complete the Merger due to the failure to obtain stockholder approval or regulatory approvals required for the Merger, including the expiration of the waiting period under the HSR Act, or the failure to satisfy other conditions to completion of the Merger;

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  the failure of the Merger to close for any other reason;

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  the timing of the closing of the Merger and receipt by stockholders of the Merger consideration;

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  the effect of the announcement or pendency of the Merger on ActivIdentity's customer relationships, operating results and business generally;

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  the risk that the proposed Merger disrupts current plans and operations and ActivIdentity's ability to respond effectively to competitive pressures, industry developments and future opportunities;

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  the amount of expenses related to the Merger;

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  changes in demand for ActivIdentity's, ASSA ABLOY's or HID's products;

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  changes in economic conditions generally or technology spending in particular;

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  market conditions and specific financial market conditions affecting the Common Stock;

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  changes in the competitive dynamics of markets served by ActivIdentity, ASSA ABLOY and HID, including strategic alliances and consolidation among competitors or strategic partners;

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  the outcome of any legal proceedings that have been or may be instituted against ActivIdentity and/or others relating to the Merger Agreement; and

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  other risks related to ActivIdentity's business that are described in ActivIdentity's SEC filings (see the section titled "Where You Can Find More Information" beginning on page    ).

        These and other important factors are detailed in various SEC filings made periodically by ActivIdentity, particularly its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which are available from ActivIdentity without charge at http://www.actividentity.com. Please review those filings and do not place undue reliance on ActivIdentity's forward-looking statements. ActivIdentity's forward-looking statements speak only as of the date on which the statements were made and ActivIdentity does not undertake to revise these forward-looking statements to reflect future events or circumstances.

 MARKET FOR ACTIVIDENTITY'S COMMON EQUITY

        ActivIdentity Common Stock is traded on The NASDAQ Global Market under the symbol "ACTI." The following table sets forth the high and low sales prices of the Common Stock for the periods indicated below, as reported on The NASDAQ Global Market.

	Common Stock Price
Fiscal Period	High	Low
Fiscal 2009
First Quarter: October 1, 2008 - December 31, 2008	$2.54	$1.07
Second Quarter: January 1, 2009 - March 31, 2009	$2.49	$1.50
Third Quarter: April 1, 2009 - June 30, 2009	$2.77	$1.83
Fourth Quarter: July 1, 2009 - September 30, 2009	$3.04	$2.25
Fiscal 2010
First Quarter: October 1, 2009 - December 31, 2009	$2.78	$2.01
Second Quarter: January 1, 2010 - March 31, 2010	$2.96	$2.03
Third Quarter: April 1, 2010 - June 30, 2010	$3.33	$1.86
Fourth Quarter: July 1, 2010 - September 30, 2010	$2.39	$1.77
Fiscal 2011
First Quarter: October 1, 2010 - October 28, 2010	$2.15	$3.24

        The following table sets forth the closing price of the Common Stock, as reported on The NASDAQ Global Market on October 11, 2010, the last full trading day before we publicly announced the signed Merger Agreement with ASSA US and Merger Sub, and on October 28, 2010, the last full trading day before the filing of this proxy statement:

Common Stock Price
October 11, 2010	$2.26
October 28, 2010	$3.23

        You are encouraged to obtain current market quotations for the Common Stock in connection with voting your ActivIdentity shares. Following the Merger, there will be no further market for the Common Stock.

DIVIDEND POLICY

        To date, ActivIdentity has paid no cash dividends on the Common Stock, and has no current intentions to do so.

THE SPECIAL MEETING

GENERAL INFORMATION

        The ActivIdentity Board is furnishing this proxy statement to its stockholders as part of its solicitation of proxies for use at the Special Meeting. The Special Meeting will be held at            .m. Pacific Standard Time on       ,                  , 2010 at ActivIdentity's principal executive offices located at 6623 Dumbarton Circle, Fremont, California 94555.

        This proxy statement contains important information regarding the Special Meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote and describes the voting procedures.

        ActivIdentity uses several abbreviations in this proxy statement. The term "proxy materials" includes this proxy statement, as well as the enclosed proxy card.

        ActivIdentity is sending the proxy materials on or about            , 2010 to all of its stockholders as of the record date,      , 2010. If you owned Common Stock at the close of business on      , 2010, you are entitled to attend and vote at the Special Meeting. On the record date, ActivIdentity had approximately      shares of Common Stock issued and outstanding. As of the record date, ActivIdentity had      record stockholders and the Common Stock was held by more than       beneficial owners.

Purpose of Special Meeting

        You will be asked at the Special Meeting to vote on the adoption of the Merger Agreement. If necessary, you will also be asked to vote on a proposal to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the Special Meeting.

Recommendation of ActivIdentity's Board of Directors

        The ActivIdentity Board voting on these matters has unanimously:

  •
  declared the Merger Agreement and performance of ActivIdentity's obligations thereunder, including the Merger, advisable, fair to and in the best interests of ActivIdentity and its stockholders;

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  approved the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement; and

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  recommended that ActivIdentity stockholders vote "FOR" the adoption of the Merger Agreement and the approval of the adjournment proposal.

Voting Procedures

        As a stockholder, you have the right to vote on certain business matters affecting ActivIdentity. The two proposals that will be presented at the Special Meeting, and upon which you are being asked to vote, are discussed in the sections entitled "Proposal One—The Merger" beginning on page      and "Proposal Two—Adjournment and Postponement" beginning of page      . The enclosed proxy card indicates the number of shares you own.

        Each share of Common Stock that you hold as of the close of business on      , 2010 is entitled to one vote on each proposal.

Methods of Voting

        If you own shares of Common Stock in your name, you are an "owner of record." You have the following voting options:

        Voting by Mail.    By signing and returning the proxy card according to the enclosed instructions, you are enabling Grant Evans, ActivIdentity's chief executive officer and president, and Jacques Kerrest, ActivIdentity's chief financial officer and chief operating officer, who are named on the proxy card as "proxy holders," to vote your ActivIdentity shares at the Special Meeting in the manner you indicate. ActivIdentity encourages you to sign and return the proxy card even if you plan to attend the meeting. In this way, your ActivIdentity shares will be voted even if you are unable to attend the meeting.

        Voting in Person at the Special Meeting.    If you plan to attend the Special Meeting and vote in person, ActivIdentity will provide you with a ballot at the meeting. If your ActivIdentity shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. If your ActivIdentity shares are held in the name of a brokerage firm, bank, trust or other nominee, you are considered the beneficial owner of shares held in your name, and if you wish to vote at the Special Meeting you will need to bring with you a legal proxy from the brokerage firm, bank, trust or other nominee authorizing you to vote these shares at the Special Meeting.

        Voting over Internet or by Telephone.    To vote via the Internet or telephone, you should follow the instructions on your proxy card.

        Voting by Proxy Holders.    Your ActivIdentity shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card, but do not indicate how your ActivIdentity shares should be voted, your ActivIdentity shares will be voted as follows:

  •
  "FOR" the adoption of the Merger Agreement; and

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  "FOR" the adjournment proposal.

        If you hold shares of Common Stock in street name, please follow the voting instructions provided by the entity through which you hold your shares. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. This option, if available, will be reflected in the voting instructions from the bank or brokerage firm that accompany this proxy statement. If your ActivIdentity shares are held in an account at a bank or other brokerage firm that participates in this kind of program, you may direct the vote of these shares by the Internet or telephone by following the voting instructions enclosed with the proxy form from the bank or brokerage firm.

        Householding Elections.    To reduce the expenses of delivering duplicate voting materials to households that may have more than one ActivIdentity stock account, ActivIdentity is delivering only proxy statement to stockholders who share an address unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. If you share an address with another stockholder and have received only one set of voting materials, you may write or call ActivIdentity to request a separate copy of these materials, which ActivIdentity will provide to you at no cost. For future ActivIdentity meetings of Stockholders, you may request separate voting materials, or request that ActivIdentity send only one set of voting materials to you if you are receiving multiple copies, by calling the Investor Relations department at (510) 745-6200 or by writing to ActivIdentity Corporation, 6623 Dumbarton Circle, Fremont, California 94555, Attn: Investor Relations.

Revoking Your Proxy

        If you are a stockholder of record of shares of Common Stock, you have the right to change or revoke you proxy at any time before it is voted at the Special Meeting:

  •
  by delivering to ActivIdentity's Corporate Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  by attending the Special Meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

  •
  by signing and delivering a new proxy, relating to the same shares of Common Stock and bearing a later date; or

  •
  by submitting another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card(s).

  Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

    ActivIdentity Corporation
    6623 Dumbarton Circle
    Fremont, California 94555
    Attn: Corporate Secretary

        If you are a "street name" holder of Common Stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Quorum Requirement

        In order to constitute a quorum and to transact business at the Special Meeting, a majority of the outstanding shares of Common Stock on the record date must be represented at the Special Meeting, either in person or by proxy. Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If you are a "street name" holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your ActivIdentity shares or obtain a legal proxy from that brokerage firm, bank, trust or nominee to vote your ActivIdentity shares in person at the Special Meeting, then your ActivIdentity shares will be counted as part of the quorum. All shares of Common Stock held by stockholders that are present in person or represented by proxy and entitled to vote at the Special Meeting, regardless of how those shares are voted or whether those stockholders abstain from voting, will be counted in determining the presence of a quorum.

Votes Required for Each Proposal

        The vote required for the proposals to be considered at the Special Meeting are as follows:

        Proposal One—The Merger.    Adoption of the Merger Agreement will require the affirmative vote of a majority of the shares of Common Stock outstanding as of the record date. You may vote "for," "against" or "abstain" from voting on this proposal. If an ActivIdentity stockholder abstains from voting or does not vote, either in person or by proxy, it will have the same effect as a vote against the proposal to adopt the Merger Agreement.

        Proposal Two—Adjournment and Postponement.    Adjournment or postponement of the meeting will require the affirmative vote of a majority of the shares present at the Special Meeting in person or by proxy. You may vote "for," "against" or "abstain" from voting on this proposal. If an ActivIdentity stockholder does not vote, either in person or by proxy, that failure will not affect the outcome of any proposal to adjourn or postpone the Special Meeting, but will reduce the number of votes required to approve that proposal. If an ActivIdentity stockholder abstains from voting, either in person or by proxy, it will have the same effect as a vote against any proposal to adjourn or postpone the Special Meeting.

Abstentions and Broker Nonvotes

        If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Special Meeting. Consequently, if you abstain from voting on either proposal, your abstention will have the same effect as a vote against the proposal.

        Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on nonroutine matters. Thus, if you do not otherwise instruct your broker, the broker may not turn in a proxy card voting your ActivIdentity shares "for" nonroutine matters. A broker nonvote occurs when a broker expressly instructs on a proxy card that the broker is not voting on a matter, whether routine or nonroutine. Neither the proposal to adopt the Merger Agreement nor the adjournment proposal is a routine matter and your broker will not have discretionary authority to vote your ActivIdentity shares with respect to either of these proposals. A broker nonvote on these proposals will have the same effect as a vote against them.

Proxy Solicitation Costs

        ActivIdentity will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. In addition, ActivIdentity may reimburse brokerage firms and other custodians for their reasonable out of pocket expenses for forwarding these proxy materials to you. We have retained the services of Innisfree M&A Incorporated ("Innisfree") to assist us in soliciting proxies, and have agreed to pay a fee of $12,000 for these services and reimburse Innisfree for its reasonable out-of-pocket expenses. Votes cast by proxy or in person at the Special Meeting will be tabulated by the Inspector of Elections, who will be       .

Deadline for Receipt of Stockholder Proposals for 2010 Annual Meeting

        If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the Merger is not consummated, we expect to hold the 2011 annual meeting of stockholders.

        For a stockholder proposal to be considered for inclusion in ActivIdentity's proxy statement for our 2011 annual meeting of stockholders, the written proposal must have been received by our Secretary by September 30, 2010 (the "Proxy Deadline"). The form and substance of these proposals must satisfy the requirements established by our bylaws and the SEC.

        Additionally, stockholders who intend to submit a stockholder proposal at the 2011 annual meeting of stockholders that is not eligible or not intended for inclusion in the proxy statement relating to that meeting must provide our Secretary with written notice of the proposal between 45 and 75 days prior to the anniversary of the mailing date of these proxy materials; provided, however, that if the 2011 annual meeting date is more than 30 days before or after the anniversary date of the 2010 annual meeting, then stockholders must provide notice within time periods specified in our bylaws. Notice must be tendered in the proper form prescribed by our bylaws. Proposals not meeting the requirements set forth in our bylaws will not be entertained at the meeting. A copy of the relevant bylaw provision is available upon written request to our Secretary.

        Additionally, any stockholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the Nominating and Corporate Governance Committee, the committee that recommends a slate of nominees to the ActivIdentity Board for election at each annual meeting, must provide our Secretary with a completed and signed biographical questionnaire on or before the Proxy Deadline. Stockholders can obtain a copy of this questionnaire from our Secretary upon written request. The Nominating Committee is not required to consider director candidates received after this date, or without the required questionnaire. The Nominating Committee will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described under the caption "Director Nomination Process" in ActivIdentity's proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on February 22, 2010. Director candidates who are then approved by the ActivIdentity Board will be included in ActivIdentity's proxy statement for that annual meeting.

        For more information regarding stockholder proposals or nominations, you may request a copy of our bylaws from the Secretary of ActivIdentity.

Other Matters

        Other than the proposals listed above, the ActivIdentity Board does not intend to present any other matters to be voted on at the Special Meeting. The ActivIdentity Board is not currently aware of any other matters that will be presented for action at the Special Meeting.

Appraisal Rights

        Under the DGCL, you have the right to dissent from the Merger and to receive payment in cash for the fair value of your ActivIdentity shares as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. We intend to require strict compliance with the statutory procedures.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect appraisal rights.

        This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears as Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights. All references in this summary to a "stockholder" are to the record holder of shares of Common Stock unless otherwise indicated.

        Section 262 requires that stockholders as of the record date for whom appraisal rights are available be notified not less than 20 days before the stockholders' meeting to vote on the adoption of the Merger Agreement that appraisal rights will be available. This proxy statement constitutes our notice to ActivIdentity's stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this proxy statement because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

        If you elect to demand appraisal of your ActivIdentity shares, you must satisfy each of the following conditions:

  •
  You must deliver to us a written demand for appraisal of your ActivIdentity shares before the vote with respect to the Merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the Merger Agreement. Voting against or failing to vote for the adoption and approval of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

  •
  You must not vote in favor of, or consent in writing to, the adoption and approval of the Merger Agreement. A vote in favor of the adoption and approval of the Merger Agreement, by proxy, via the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the ActivIdentity shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the Merger Agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Agreement or abstain from voting on the Merger Agreement.

  •
  You must continue to hold your ActivIdentity shares through the effective time of the Merger. Therefore, a stockholder who is the record holder of shares of Common Stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective time of the Merger will lose any right to appraisal with respect to those shares.

        If you fail to comply with any of the above conditions and the Merger is completed, you will be entitled to receive the Merger consideration, but you will have no appraisal rights with respect to your ActivIdentity shares.

        All demands for appraisal should be addressed to ActivIdentity Corporation, 6623 Dumbarton Circle, Fremont, California 94555, Attention: Secretary, and must be delivered before the vote on the Merger Agreement is taken at the Special Meeting and should be executed by, or on behalf of, the record holder of the shares of Common Stock. The demand must reasonably inform ActivIdentity of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

        To be effective, a demand for appraisal by a holder of Common Stock must be made by, or in the name of, the registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in those cases, have the registered owner, such as a brokerage firm, bank, trust or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        If you hold your ActivIdentity shares in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        Within 10 days after the effective time of the Merger, the surviving corporation must give written notice that the Merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement. At any time within 60 days after the effective time of the Merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the cash payment specified by the Merger Agreement for that holder's shares of Common Stock; after this period, the stockholder may withdraw that demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective time of the Merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of those shares. A person who is the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of that person may, in that person's own name, request from the surviving corporation the statement described in the previous sentence. That written statement will be mailed to the requesting stockholder within 10 days after the written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of that person may, in that person's own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of that petition must be made upon the surviving corporation. The surviving corporation has no obligation to file a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file a petition within the period specified could nullify the stockholder's previously written demand for appraisal. There is no present intent on the part of ActivIdentity to file, and there is no present intent on the part of ASSA US to cause ActivIdentity to file, an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that ActivIdentity will file a petition or that ActivIdentity will initiate any negotiations with respect to the fair value of those shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their ActivIdentity shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their ActivIdentity shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of which stockholders are entitled to appraisal of their ActivIdentity shares, the Delaware Court of Chancery will appraise the ActivIdentity shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the Merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of that value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by those holders of the certificates representing those ActivIdentity shares.

        In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company."

        Section 262 provides that fair value is to be exclusive of any element of value arising from the accomplishment or expectation of the Merger. In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that this exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from that accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        You should be aware that the fair value of your ActivIdentity shares as determined under Section 262 could be more than, the same as or less than the value that you are entitled to receive under the terms of the Merger Agreement.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the Merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the Merger, or if the stockholder delivers a written withdrawal of that holder's demand for appraisal and an acceptance of the terms of the Merger within 60 days after the effective time of the Merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of that holder's shares of Common Stock pursuant to the Merger Agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and that approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw the holder's demand for appraisal and to accept the cash that the holder would have received pursuant to the Merger Agreement within 60 days after the effective time of the Merger.

        In view of the complexity of Section 262, stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

Questions

        If you would like additional copies, without charge, of this proxy statement or if you have questions about the Merger, including the procedures for voting your ActivIdentity shares, you should contact:

  ActivIdentity, Inc.
  Attn: Investor Relations
  6623 Dumbarton Circle
  Fremont, California 94555
  Telephone: (510) 574-0100
  Email: investors@ActivIdentity.com

  or

  Innisfree M&A Incorporated
  501 Madison Avenue, 20th Floor
  New York, NY 10022
  Telephone: (212) 750-5833

THE COMPANIES

ActivIdentity Corporation

  ActivIdentity Corporation
  6623 Dumbarton Circle
  Fremont, CA 94555
  Telephone: (510) 574-0100

        ActivIdentity Corporation, formerly known as ActivCard Corp., was incorporated in the State of Delaware in August 2002 for the purpose of changing the domicile of the publicly listed company in the ActivIdentity group of companies, previously ActivCard S.A., from the Republic of France to the United States. ActivIdentity is a global leader in strong authentication and credential management, providing solutions to confidently establish a person's identity when interacting digitally. ActivIdentity's strong authentication, credential management, security clients and authentication devices are embraced by large organizations and governments to defend against security threats and identity fraud. In general, ActivIdentity solutions deliver multiple benefits, including increased digital and physical security, protection against online fraud, enhanced business process efficiencies, secure access to digital assets and a pathway to regulatory compliance. The Common Stock is publicly traded on The NASDAQ Global Market under the symbol "ACTI."

ASSA ABLOY Inc.

  ASSA ABLOY Inc.
  c/o HID Global Corporation
  15370 Barranca Parkway
  Irvine, CA 92618
  Telephone: (949) 732-2000

        ASSA US is an Oregon corporation and a wholly owned subsidiary of ASSA ABLOY, a global leader in door opening solutions, dedicated to satisfying end-user needs for security, safety and convenience. ASSA ABLOY AB, a company organized under the laws of the Kingdom of Sweden, is represented all over the world, on both mature and emerging markets, with leading positions in much of Europe and North America and in Australia. HID Global Corporation, a wholly owned subsidiary of ASSA US, is the trusted source for secure identity solutions for millions of customers around the world. Recognized for robust quality, innovative designs and industry leadership, HID Global Corporation is the supplier of choice for original equipment manufacturers ("OEMs"), system integrators and application developers serving a variety of markets, including physical and logical access control, card personalization, eGovernment, cashless payment and industry and logistics. The headquarters of ASSA ABLOY Inc. is located at 110 Sargent Drive, New Haven, CT 06511, and its telephone number is (203) 624-5225. The headquarters of HID Global Corporation is located at 15370 Barranca Parkway, Irvine, CA 92618, and its telephone number is (949) 732-2000. For additional information regarding ASSA ABLOY AB, including ASSA ABLOY Inc., visit www.assaabloy.com. For additional information regarding HID Global Corporation, visit www.hidglobal.com.

ASSA Merger Subsidiary

  FitAcquisition, Inc.
  c/o HID Global Corporation
  15370 Barranca Parkway
  Irvine, CA 92618
  Telephone: (949) 732-2000

        Merger Sub is a Delaware corporation and a wholly owned subsidiary of ASSA US. Merger Sub was organized solely for the purpose of entering into a merger agreement and completing a merger and has not conducted any business operations. Upon the completion of the Merger, Merger Sub will cease to exist and ActivIdentity Corporation will continue as the surviving corporation.

PROPOSAL ONE—THE MERGER

Background of the Merger

        The ActivIdentity Board and management team have been regularly evaluating our business and operations, our long-term strategic goals and alternatives, and our prospects as an independent company over the past several years. The ActivIdentity Board and management team recognize that we operate in an industry that is highly competitive, under rapid consolidation and subject to constant and rapid technological change, product obsolescence, evolving standards and short life-cycles for certain products. Throughout ActivIdentity's history, the ActivIdentity Board and management team have regularly reviewed and assessed trends and conditions impacting ActivIdentity and the information security industry, changes in the marketplace and applicable law, the competitive environment and the future prospects of ActivIdentity.

        As part of its ongoing review of ActivIdentity and its position in the information security industry, the ActivIdentity Board and management team had determined in mid-2009 to focus on strategic transformational acquisitions that would be potentially accretive to ActivIdentity's stockholders over the long term.

        At the end of August 2009, Party A, a private equity firm, contacted our chief executive officer, Mr. Grant Evans, indicating its interest in possibly acquiring ActivIdentity. Mr. Evans discussed this indication of interest with the ActivIdentity Board, which determined not to pursue Party A's offer at that time, as an all cash acquisition of ActivIdentity was not consistent with the ActivIdentity Board' and management team's strategic focus at that time.

        On January 21, 2010, Mr. Evans received a letter from the chief executive officer of Party B, a public company, indicating a possible interest in a business combination between ActivIdentity and Party B. Subsequent to receipt of the letter from Party B, Mr. Evans and Party B's president engaged in a number of telephone conversations aimed at further exploring the possibility of a combination of ActivIdentity and Party B.

        During a regularly scheduled board meeting on February 10, 2010, taking note of the continuing consolidation in the industry, the earlier expression of interest from Party A and the indication of interest from Party B in late January 2010, the ActivIdentity Board directed ActivIdentity's management team to explore other strategic alternatives available to ActivIdentity, including a possible sale of ActivIdentity, a strategic merger or other business combination transaction. The ActivIdentity Board approved the engagement of America's Growth Capital ("AGC") as ActivIdentity's financial advisor to assist ActivIdentity in exploring these various strategic alternatives. Subsequently, on March 22, 2010, ActivIdentity executed a written engagement letter with AGC.

        Through various sources, including AGC, Mr. Evans was introduced to Party C, a privately held company. On February 16, 2010, Mr. Evans met with Party C's chief executive officer, to discuss a possible business combination, including by means of a reverse merger whereby ActivIdentity would acquire Party C with a number of shares of common stock of ActivIdentity such that Party C's stockholders would hold a majority of ActivIdentity's outstanding common stock following completion of the acquisition.

        On February 23, Mr. Evans met with Party B's president to continue their earlier discussions regarding a possible combination of ActivIdentity and Party B.

        On March 1, 2010, Mr. Evans met with Party C's chief executive officer to continue their earlier discussions regarding a possible combination of ActivIdentity and Party C. The following day Mr. Evans met with the president and the chairman of the board of directors of Party B as a follow-up to the discussions between Mr. Evans and Party B's president in late February. Subsequent to this meeting, Mr. Evans and Party B's chief executive officer remained in contact via teleconference and email.

        On March 13, 2010, certain members of the ActivIdentity Board received an email indicating that Party A remained interested in acquiring ActivIdentity. The notified board members shared this information with Mr. Evans and the other members of the ActivIdentity Board, and Mr. Evans subsequently confirmed to Party A that ActivIdentity remained open to a reasonable proposal for a strategic combination involving a portfolio company of Party A.

        On March 24, 2010, at a regularly scheduled meeting of the ActivIdentity Board, Mr. Evans and a representative of AGC presented an update on recent activities related to ActivIdentity's evaluation of various strategic alternatives then under consideration. Mr. Evans and the representative of AGC commented on ActivIdentity's markets and its competitive positioning, as well as the general environment for strategic transactions.

        On March 25, 2010, Mr. Evans and Mr. Jacques Kerrest, ActivIdentity's chief financial officer, met with Party C's chief executive officer and executive vice president for corporate development at ActivIdentity's offices in Fremont, California. At this meeting, the parties discussed their respective companies and the possible synergies to be derived from combining ActivIdentity with Party C. Subsequent to this meeting, Mr. Evans, Mr. Kerrest and Party C's chief executive officer and executive vice president of corporate development remained in regular contact via teleconference and email to continue their discussions regarding a possible business combination.

        Over the course of the month of April 2010, Mr. Evans, as well as AGC and Party C's financial advisor, held numerous telephone conferences, as well as a meeting at the offices of Party C's financial advisor, with Party C's chief executive officer and executive vice president of corporate development to further develop the framework of a possible business combination structured as a reverse merger.

        Also in April 2010, Mr. Evans fielded several inbound calls from parties inquiring as to the possibility of a possible strategic transaction with ActivIdentity. Mr. Evans held preliminary exploratory discussions with the parties making these inbound inquiries, but these discussions did not result in an indication of interest or offer from these parties.

        In mid-April 2010, Mr. Evans met with a partner of Party D, a private equity firm, to hold initial discussions regarding a possible business combination between ActivIdentity and one of Party D's portfolio companies.

        On April 15, 2010, Mr. Evans and Mr. David Wright, a member of the ActivIdentity Board, had a telephone conference with one of Party A's managing partners to further explore Party A's interest in a strategic transaction involving ActivIdentity and to discuss the possible structure for that transaction. Through the end of June 2010, the parties, including AGC, continued to hold telephone conferences and exchange emails exploring a possible strategic transaction between ActivIdentity and one of Party A's portfolio companies.

        On April 21, 2010, representatives of AGC had a telephone conference with the chief executive officer of Party B to discuss a possible acquisition of ActivIdentity by Party B.

        On April 27, 2010, AGC sent a proposal to Party C in connection with the economic terms of the proposed reverse merger transaction the parties had been discussing since early February 2010. At a meeting at Party C's offices on May 4, 2010, attended by Mr. Evans, Mr. Kerrest, and the chief executive officer and executive vice president of corporate development of Party C, the parties agreed in principle on the overall economic terms of a reverse merger between ActivIdentity and Party C. Throughout the month of May 2010, senior executives of ActivIdentity and Party C continued to discuss the reverse merger transaction and to exchange financial and operational data.

        At a regularly scheduled meeting of the ActivIdentity Board on May 12, 2010, Mr. Evans, Mr. Kerrest and AGC provided an update on the status of the discussions with Party C, including the initial terms of the reverse merger transaction and an outline of the transaction calendar, and AGC presented a preliminary financial analysis. Representatives of ActivIdentity's outside legal counsel Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR") also attended the meeting The presentation to the ActivIdentity Board also included an update on the status of discussions with other parties, including Party A, Party B and Party D, and discussion of management's strategy to approach other potential acquirors. The ActivIdentity Board discussed, among other things, ActivIdentity's stock price and trading performance, ActivIdentity's historical operating and financial results, economic and industry conditions generally, including industry consolidation, the significant challenges facing ActivIdentity in continuing to increase revenue and scale its business, ActivIdentity's prospects as a stand-alone entity and other potential strategic alternatives available to ActivIdentity. After discussion, the ActivIdentity Board instructed representatives of AGC and ActivIdentity's management team to consider in more depth the strategic alternatives available to ActivIdentity in comparison to ActivIdentity's existing business plans and prospects and to continue discussions with third parties potentially interested in a strategic transaction with ActivIdentity. The ActivIdentity Board also instructed management to work with AGC to prepare an analysis of the strategic alternatives available to ActivIdentity, including a sale of ActivIdentity, a strategic merger or other business combination transaction and continuing to execute on ActivIdentity's existing business plans.

        On May 25, 2010, Mr. Evans met again with a partner from Party D to continue their discussions regarding a possible transaction between ActivIdentity and one of Party D's portfolio companies. On the following day, Mr. Evans held a telephone conference with a partner and a principal of Party A. During the call Party A indicated that they would contact ActivIdentity if they were interested in further pursuing a transaction. Following this telephone conference, ActivIdentity did not receive any further contacts from Party A.

        Throughout June 2010, Mr. Evans, Mr. Kerrest and other members of ActivIdentity's management team continued their discussions with Party C, exchanging financial and operational data and discussing the structure of the contemplated reverse merger transaction.

        On June 3, 2010, at a regularly scheduled meeting of the ActivIdentity Board, Mr. Evans provided an update on the status of discussions with Party C, indicating that the respective management teams and their representatives were actively engaged in evaluating the potential for a strategic combination. Mr. Evans also commented on the status of continuing contacts with other potential strategic and financial partners.

        On June 22, 2010 Mr. Evans and Mr. Kerrest met with a principal of Party D to further discuss the possible acquisition of ActivIdentity by Party D.

        On June 23, 2010, Party C delivered a draft non-binding term sheet for the contemplated reverse merger transaction between ActivIdentity and Party C. The term sheet indicated a targeted date for execution of the definitive agreements of August 15, 2010. Together with the non-binding term sheet, Party C delivered a draft exclusivity agreement with a proposed 60-day exclusivity period to conclude due diligence and negotiations and enter into a definitive agreement.

        At a special meeting of the ActivIdentity Board on June 24, 2010, Mr. Evans and Mr. Kerrest, together with representatives of AGC and of WSGR, presented the details of Party C's proposal to our directors and discussed ActivIdentity's alternatives, including pursuing a standalone strategy, continuing to negotiate the terms of the reverse merger with Party C and continuing to explore other potential business combination transactions. Representatives of AGC also presented AGC's preliminary financial analysis based on the economic terms proposed by Party C. The ActivIdentity Board instructed our management team to continue negotiations with Party C while at the same time pursuing other opportunities for a strategic combination.

        ActivIdentity sent a revised version of the non-binding term sheet and exclusivity agreement to Party C on June 25, 2010, with a counter-proposal providing for a greater ownership in the combined company for ActivIdentity's stockholders and proposing a 30-day exclusivity period in the exclusivity agreement. Party C responded on June 28, 2010 with a further revised term sheet, with no change to their initially proposed economic terms, and a further revised exclusivity agreement with a 45-day term. Further discussions between Mr. Evans, Mr. Kerrest and representatives of AGC with representatives of Party C on these terms continued throughout the day on June 28, 2010 and June 29, 2010.

        At a special meeting of the ActivIdentity Board on June 30, 2010, Mr. Evans, Mr. Kerrest and representatives of AGC and WSGR provided an update on the progress of the term sheet and exclusivity agreement negotiations with Party C. The ActivIdentity Board authorized ActivIdentity's management to execute the term sheet reflecting the economic terms last proposed by Party C. The ActivIdentity Board also authorized management to enter into an exclusivity agreement with a term running until August 3, 2010. On June 30, 2010, ActivIdentity and Party C executed the exclusivity agreement.

        During the course of the negotiations with Party C in late June 2010, Party B sent an email to Mr. Evans on June 25, 2010, indicating that Party B was not interested in pursuing a transaction with ActivIdentity.

        Throughout the month of July 2010, representatives of ActivIdentity and Party C and their respective outside advisors (including AGC and WSGR) had numerous telephone conferences and meetings during which the parties continued to exchange key financial and operating data and to refine the transaction structure and proposed documentation. On July 13, 2010, the parties met at WSGR's offices for an in-person due diligence session concerning ActivIdentity. The parties attended due diligence meetings concerning Party C at Party C's offices on July 21 and July 22, 2010.

        On July 13, 2010, ActivIdentity learned that AGC was a stockholder of Party C. Upon learning of this conflict of interest, Mr. Evans convened a meeting of the ActivIdentity Board for the following day. The ActivIdentity Board determined that as a result of AGC's conflict of interest, it was in the best interests of ActivIdentity and its stockholders to engage a new financial advisor. On July 15, 2010, ActivIdentity engaged Foros to act as its financial advisor.

        On July 15, 2010, Party C's outside legal counsel distributed an initial draft of the merger agreement to ActivIdentity and WSGR. Following review of the proposed agreement and discussions between ActivIdentity's management and WSGR, as well as between WSGR and Party C's outside legal counsel, WSGR distributed to Party C and its representatives a revised draft of the merger agreement on July 22, 2010. At a diligence meeting with Party C's executive team on July 21, 2010, Mr. Evans, Mr. Kerrest and other members of our management team were informed that Party C's financial statements that would be required to be filed with the SEC in connection with the contemplated reverse merger transaction would not be available prior to the expiration of the exclusivity period on August 3, 2010. During the course of discussions between WSGR and Party C's outside legal counsel, Party C's outside legal counsel confirmed that Party C would not be in a position to deliver the required financial statements for the SEC filings in connection with the contemplated reverse merger transaction until early October 2010. This was again confirmed in discussions between Mr. Kerrest and representatives of Party C.

        At a special meeting of the ActivIdentity Board on July 30, 2010, Mr. Evans and Mr. Kerrest described the status of the ongoing discussions with Party C and the timing implications of Party C's inability to deliver the required financial statements prior to the beginning of October 2010. Representatives of WSGR, together with Mr. Evans and Mr. Kerrest, discussed the implications of this delay on the targeted August 15, 2010 signing date for the merger agreement with Party C. The ActivIdentity Board concluded that it would not be advisable to sign a merger agreement until Party C's financial statement were complete. Mr. Evans and Mr. Kerrest also provided the directors with an update on financial and operational diligence with respect to Party C. Mr. Evans also updated the ActivIdentity Board on the terms of the termination of AGC and the engagement of Foros. Our management team recommended, and the ActivIdentity Board concurred, that the exclusivity period with Party C should be permitted to expire and should not be renewed, but that our management team, in addition to re-engaging with potential third party strategic acquirors, should continue to exchange due diligence information, and negotiate the terms of the reverse merger transaction, with Party C.

        On August 3, 2010, the exclusive negotiation period between ActivIdentity and Party C expired.

        After August 3, 2010, at the direction of our management team, representatives of Foros approached a number of third parties to gauge their interest in a possible strategic transaction involving ActivIdentity, and, on behalf of ActivIdentity, Foros coordinated efforts to negotiate confidentiality and standstill agreements with seven interested parties. Over the course of August and September 2010, management held meetings with and made presentations to the potentially interested parties, including with ASSA US, Party D and Party E.

        During the exclusivity period with Party C, Mr. Evans had received a call from Mr. Denis Hébert, president and chief executive officer of HID Global, regarding a possible acquisition of ActivIdentity by HID Global's parent company, ASSA US Mr. Evans informed Mr. Hébert that he was unable to discuss those matters at that time. On August 4, 2010, Mr. Evans contacted Mr. Hébert to inform him that ActivIdentity was in discussions regarding a strategic transaction with another party but was no longer in a period of exclusive negotiations with that party. Mr. Hébert indicated that ASSA US was still interested in acquiring ActivIdentity, and Mr. Evans asked Mr. Hébert to deliver a written indication of interest to that effect. On the same day, HID Global delivered a non-binding indication of interest to ActivIdentity, indicating its interest in acquiring 100% of the capital stock of ActivIdentity. The August 4, 2010 written indication of interest did not contain any proposal as to price.

        On August 11, 2010, the ActivIdentity Board held a regularly scheduled meeting. Also present were members of ActivIdentity's management team, representatives from Foros and representatives of WSGR. Mr. Evans and the representatives of Foros provided an update on discussions with HID Global and other third parties regarding a possible strategic transaction with ActivIdentity.

        ActivIdentity and HID Global entered into a non-disclosure agreement on August 11, 2010. On August 12, 2010, Mr. Evans and Mr. Kerrest made a formal due diligence presentation to Mr. Hébert and other members of HID Global's management team. Diligence discussions continued between the parties management teams throughout the month of August. Following the August 12, 2010 meeting, HID Global orally indicated to a representative of Foros that ASSA US would be willing to acquire ActivIdentity at a price of $3.15 to $3.25 per share in cash.

        During the month of August 2010, Mr. Evans, Mr. Kerrest and other members of ActivIdentity's management team, together with WSGR and Foros, continued to engage with representatives of Party C, exchanging diligence materials and discussing the terms and conditions of the definitive merger agreement.

        On August 23, 2010, representatives of ActivIdentity and Foros had a call with a potential strategic acquirer that had entered into a non-disclosure agreement with ActivIdentity. However, this party never submitted a proposal to acquire ActivIdentity.

        On August 27, 2010, Mr. Evans had an introductory meeting arranged by Party E's financial advisor with the chief executive officer of Party E, a public company. Party E subsequently entered into a non-disclosure agreement with ActivIdentity on September 1, 2010, and the parties held a series of telephonic and in-person due diligence sessions regarding ActivIdentity's financial and operational performance, including a meeting at Party E's offices on September 8, 2010. On September 16, 2010, a representative of Foros held a telephone conference with a representative of Party E to discuss Party E's expressed interest to acquire ActivIdentity. Party E indicated to Foros that it was interested in proceeding with further discussions regarding an acquisition of ActivIdentity. In late September 2010, Party E submitted an oral indication of interest to Mr. Evans at $2.40 per share. Mr. Evans indicated

that ActivIdentity had an offer in excess of $3.00 per share at that time, in response to which Party E indicated that it was not in a position to increase its offer. After this exchange, discussions between ActivIdentity and Party E ended.

        On August 30, 2010, Party C submitted a written proposal for the resolution of the outstanding key issues in the merger agreement. After discussion of the key open issues with WSGR and Foros, on September 3, 2010, ActivIdentity sent a written reply to Party C setting forth ActivIdentity's position on the open issues. Throughout the month of September 2010, representatives of ActivIdentity, including WSGR, engaged with representatives of Party C, including Party C's outside legal counsel, and continued to exchange due diligence information and to discuss and attempt to resolve the open issues in the merger agreement.

        On August 31, 2010, Mr. Evans and Mr. Kerrest met with representatives of Party D at Party D's offices to conduct a due diligence session focused on ActivIdentity's product strategy and financial performance.

        On September 2, 2010, HID Global submitted a second written non-binding indication of interest pursuant to which ASSA US proposed to purchase all of ActivIdentity's capital stock in an all-cash transaction at a price of $3.25 per share. Subsequent to receipt of this offer from HID Global, ActivIdentity granted ASSA US and its representatives access to ActivIdentity's online data room in order to permit the ASSA US team to complete its confirmatory due diligence investigation of ActivIdentity.

        On September 8, 2010, the ActivIdentity Board convened a special meeting during which it reviewed the non-binding indication of interest from HID Global. Also present were members of ActivIdentity's management team, representatives from Foros and representatives of WSGR. Mr. Evans and a representative of Foros provided an update on discussions with third parties regarding a possible strategic transaction with ActivIdentity and discussed possible next steps in the process, including the process with Party C. A representative of WSGR provided an overview of the duties of the ActivIdentity Board in the context of considering a proposed business combination transaction and discussed the importance of confidentiality in the context of the ongoing process. The ActivIdentity Board discussed, among other things, ActivIdentity's stock price and trading performance, ActivIdentity's historical operating and financial results, economic and industry conditions generally, including industry consolidation, the significant challenges facing ActivIdentity in continuing to increase revenue and scale its business, ActivIdentity's prospects as a stand-alone entity and other potential strategic alternatives available to ActivIdentity. The ActivIdentity Board then instructed Foros and our management team to continue the ongoing discussions with interested parties, with the goal of soliciting more favorable terms for, and more concrete indications of interest in, a business combination transaction with ActivIdentity.

        On September 9, 2010, one of ActivIdentity's directors, Mr. Steven Humphreys, informed Mr. Evans that he was considering partnering with a private equity firm in order to submit a bid to acquire ActivIdentity. Mr. Humphreys indicated his desire to remain a director of ActivIdentity, but that he would recuse himself from future meetings of the ActivIdentity Board in which a strategic transaction involving ActivIdentity was to be discussed. On September 10, 2010, the ActivIdentity Board convened a special meeting to discuss the implications of Mr. Humphreys' disclosure. Also present were members of ActivIdentity's management team, representatives from Foros and representatives of WSGR. A representative of WSGR discussed the legal ramifications of Mr. Humphrey's intended actions, including the relative merits of recusal versus resignation. The ActivIdentity Board determined that Mr. Humphreys' recusal from all of those meetings would be acceptable, but that he would be required to enter into a non-disclosure agreement with ActivIdentity. The ActivIdentity Board also asked WSGR to send Mr. Humphreys a letter emphasizing his fiduciary duties as a director of ActivIdentity. WSGR sent the letter and a draft non-disclosure agreement to Mr. Humphreys on September 13, 2010. Mr. Humphreys returned a signed copy of the non-disclosure agreement to WSGR on September 17, 2010.

        On September 14, 2010, Mr. Evans received an email message from a financial advisor representing Mr. Jason Hart, a former chief executive officer and director of ActivIdentity, indicating Mr. Hart's interest in forming an investment group to acquire ActivIdentity. On September 20, 2010, ActivIdentity received a non-binding proposal from a yet-to-be-formed investment group envisioned to be led by Mr. Hart and Mr. Humphreys, for the acquisition of 100% of the outstanding capital stock of ActivIdentity at a price of $3.00 per share in cash. ActivIdentity's management discussed this proposal with representatives of Foros and WSGR, taking note of the fact that on September 15, 2010, Mr. Evans had received an email message from Party D indicating an interest in working together with Mr. Hart and Mr. Humphreys to acquire ActivIdentity and including a request to add Mr. Hart and Mr. Humphreys as parties to Party D's non-disclosure agreement with ActivIdentity. Consequently, our management team determined that prior to engaging in any substantive discussions with or providing any due diligence information to Party D or Mr. Hart and Mr. Humphreys, Mr. Hart and Mr. Humphreys would be required to identify the actual members of their purported investment group and to demonstrate the commitment and ability of those members to execute a transaction to purchase ActivIdentity. Mr. Evans communicated this determination to Mr. Hart and Mr. Humphreys, as well as to Party D. After September 15, 2010, Party D made no further attempts to engage with ActivIdentity regarding a possible transaction.

        Following a request from Mr. Evans, on September 22, 2010, ActivIdentity received a letter from Mr. Hart and Mr. Humphreys indicating that they were working with Party F, a private equity firm, to acquire ActivIdentity. On September 25, 2010, ActivIdentity received a letter from Mr. Hart's and Mr. Humphrey's financial advisor confirming that Mr. Hart and Mr. Humphreys were working with Party F in connection with making an offer to acquire ActivIdentity on the terms set forth in the non-binding proposal received from Mr. Hart and Mr. Humphreys on September 20, 2010. Subsequently, on September 27, 2010, each of Party F, Mr. Hart and Mr. Humphreys entered into non-disclosure agreements with ActivIdentity, pursuant to which they committed to work as a single group in connection with their offer to acquire ActivIdentity. On September 28 and September 30, 2010, Mr. Evans, Mr. Kerrest and representatives of Foros held teleconferences with Mr. Humphreys, Mr. Hart and representatives of their financial advisor and Party F to review ActivIdentity's financial data. Following this meeting, at the direction of ActivIdentity management, Foros communicated to Party F that ActivIdentity had a higher offer than the $3.00 per share price offered by the investment group. Party F responded to Foros that they would require additional time to formulate a complete offer. On October 5, 2010, Foros received a call from the financial advisor to Party F, Mr. Hart and Mr. Humphreys indicating that they would not be in a position to offer more than $3.00 per share. Following that call, neither ActivIdentity nor Foros received any further communications from Party F, Mr. Hart or Mr. Humphreys with additional information regarding their investment group or a higher per share price.

        Also on September 14, 2010, ActivIdentity sent a draft merger agreement to ASSA US, contemplating an acquisition of 100% of ActivIdentity's outstanding capital stock at a purchase price of $3.25 per share. Representatives of WSGR and Wiggin and Dana LLP, outside legal counsel to ASSA US ("Wiggin") discussed the draft merger agreement during a teleconference on September 17, 2010. Over the next week, ASSA US continued its due diligence and legal counsel continued to address outstanding legal issues in the draft merger agreement. ActivIdentity received a revised draft of the merger agreement from Wiggin on September 24, 2010.

        On September 22, 2010, representatives of ActivIdentity, including WSGR, engaged with representatives of Party C, including Party C's outside legal counsel, to continue to exchange due diligence information and to discuss and attempt to resolve the open issues in the merger agreement.

        Between September 24, 2010 and October 8, 2010, WSGR and Wiggin exchanged drafts of the definitive merger agreement, with significant progress beginning to be made during this time in terms of narrowing the open issues.

        On October 1, 2010, WSGR and Party C's outside legal counsel held a teleconference in an attempt to resolve the few remaining non-price related open issues in the merger agreement.

        On October 1, 2010, ActivIdentity received a written expression of interest from Party G, a private equity firm, proposing to acquire 100% of the outstanding capital stock of ActivIdentity for a price of $3.00 to $3.25 per share, however, any offer from Party G remained subject to Party G's ability to obtain support for the necessary financing of its proposal. Following receipt of this expression of interest by ActivIdentity, representatives of Foros informed Party G that ActivIdentity had a written offer from another party at the high end of the range proposed by Party G, that the other party was significantly more advanced than Party G in respect of completing its due diligence on ActivIdentity, and that the other party already had its financing for a transaction in place. Neither ActivIdentity nor Foros received any further communications from Party G.

        On October 5, 2010, Mr. Evans, Mr. Kerrest and a representative of Foros met with a potential strategic buyer regarding a possible strategic transaction or other business combination, but this meeting did not result in an indication of interest or offer from the interested party.

        On October 8, 2010, the ActivIdentity Board convened a special meeting, which Mr. Kerrest and representatives of Foros and WSGR also attended. Our management team and representatives of Foros provided the directors with a full review of the potential transactions with ASSA US and Party C, and a status update on the discussions with Party F and Party G. Representatives of Foros reviewed with the ActivIdentity Board certain financial aspects of the offers received from Party C and ASSA US. The ActivIdentity Board discussed the various strategic alternatives for ActivIdentity, and, in particular, the relative merits of an acquisition of ActivIdentity by ASSA US as compared to a reverse merger with Party C. Following discussion, including with respect to the potential long-term prospects of the combined company following a transaction with Party C and the expected pro-forma ownership of the combined company, the ActivIdentity Board concluded that the ASSA US offer was likely to be financially superior to the Party C offer even if anticipated synergies were realized with Party C (as well as the preliminary offers from Party F and Party G). The ActivIdentity Board also concluded that the all-cash transaction with ASSA US carried less execution risk and market risk than the reverse merger transaction with Party C, and that the ASSA US transaction could be completed in a more expedient manner than the transaction with Party C. The ActivIdentity Board then determined to proceed with the ASSA US transaction. A representative of WSGR described the terms and conditions of the definitive agreement for the proposed transaction with ASSA US, and reviewed the duties applicable to the ActivIdentity Board in the context of considering a business combination transaction.

        Throughout the weekend of October 9 and October 10, 2010, Foros and WSGR, in frequent consultation with ActivIdentity's management team, engaged in discussions with ASSA US and Wiggin in an effort to resolve the remaining non-price related terms of the definitive agreement with ASSA US. Drafts of the definitive transaction documents were circulated back and forth and on October 9 and October 10, 2010.

        On October 11, 2010, the ActivIdentity Board convened a special meeting. Representatives from WSGR and from Foros attended the meeting. A representative of WSGR updated the directors on the changes to the definitive agreement following the presentation to the ActivIdentity Board on October 8, 2010, and reported that the respective legal advisors had closed all of the remaining material issues and that the definitive agreement for a transaction with ASSA US had been fully negotiated and was ready for execution if and when the ActivIdentity Board chose to proceed. Also at this meeting, a representative of Foros reviewed with the ActivIdentity Board Foros's financial analysis of the Merger consideration and delivered to the ActivIdentity Board an oral opinion, confirmed by delivery of a written opinion dated October 11, 2010, to the effect that, as of the date and based upon and subject to various assumptions and limitations described in Foros's opinion, the Merger consideration to be received pursuant to the Merger by holders of the Common Stock was fair, from a financial point of view, to those holders. After discussion of a variety of factors relating to the Merger, all of the directors participating in the meeting voted to approve the execution, delivery and performance of the Merger Agreement and the consummation of the Merger. Mr. Humphreys was not present at this meeting of the ActivIdentity Board, as he had previously recused himself.

        Later that same day, ActivIdentity and ASSA US executed the final merger agreement and ActivIdentity issued a press release announcing the execution of the definitive merger agreement.

Reasons for the Merger and the Recommendation of the ActivIdentity Board

        In the course of reaching its decision to approve the Merger and the Merger Agreement and to recommend that ActivIdentity stockholders vote to adopt the Merger Agreement, the ActivIdentity Board consulted with, and received reports from, its legal counsel and financial advisor and ActivIdentity's senior management, reviewed a significant amount of information and considered a number of factors, including, among others, the following:

  •
  information concerning ActivIdentity's business, financial performance and condition, operations, technology and competitive position;

  •
  the forecasted financial condition and results of operations and the business and strategic objectives of ActivIdentity;

  •
  current financial market conditions and historical market prices, volatility and trading information with respect to the Common Stock;

  •
  the fact that the merger consideration of $3.25 per share to be received by ActivIdentity stockholders represents a premium of approximately 43% over the closing price of the Common Stock on The NASDAQ Global Market on October 8, 2010, and a premium of approximately 51% over the average closing price of the Common Stock on The NASDAQ Global Market over the 30-day period ending on that date;

  •
  the fact that the all-cash per share merger consideration will provide ActivIdentity's stockholders with immediate fair value, in cash, for all of their shares of Common Stock, while avoiding long-term business risk;

  •
  the terms of the Merger Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations;

  •
  the likelihood that the Merger would be completed based on, among other things, ASSA US' experience, reputation and financial capability; the absence of any financing condition to ASSA US' obligation to complete the Merger; and the likelihood of no significant regulatory delays;

  •
  the potentially interested parties contacted by or on behalf of the ActivIdentity and the acquisition proposals submitted by interested parties, possible alternative strategies as well as the prospects of the ActivIdentity as an independent company;

  •
  the financial analyses set forth in "Proposal One—The Merger—Opinion of the ActivIdentity Board's Financial Advisor" and Foros's oral opinion, subsequently confirmed in writing, that, as of the date of that opinion and based upon and subject to the assumptions and limitations set forth therein, the Merger consideration to be received by the holders of Common Stock pursuant to the Merger is fair to those holders from a financial point of view;

  •
  the fiduciary duties of the ActivIdentity Board;

  •
  the ability of the ActivIdentity Board, under certain circumstances, to change its recommendation that the stockholders adopt the Merger Agreement if the ActivIdentity Board determines in good faith (after reasonable consultation with outside legal counsel) that the failure to change its recommendation would reasonably be expected to be a breach of its fiduciary duties under applicable law;

  •
  the belief of the ActivIdentity Board that the $5.0 million or $1.25 million termination fees that may be payable to ASSA US under clearly defined circumstances would not unreasonably preclude possible competing offers for ActivIdentity;

  •
  the ability of the ActivIdentity Board, under certain circumstances, to terminate the Merger Agreement to accept a superior proposal upon payment of the $5.0 million termination fee; and

  •
  the availability of appraisal rights under the DGCL to holders of the Common Stock who comply with all of the required procedures under the DGCL, which allows those holders to seek appraisal of the fair value of their shares of Common Stock as determined by the Delaware Court of Chancery.

        In the course of its deliberations, the ActivIdentity Board also considered, among other things, the following negative factors:

  •
  the fact that the Merger Agreement precludes ActivIdentity from actively soliciting alternative proposals;

  •
  the fact that ActivIdentity is obligated to pay to ASSA US a termination fee of $5.0 million if ActivIdentity or ASSA US terminates the Merger Agreement under certain circumstances and that it is possible that these provisions could discourage a competing proposal to acquire ActivIdentity or reduce the price in an alternative transaction;

  •
  the fact that the Merger consideration consists solely of cash and will be taxable to the ActivIdentity's stockholders for U.S. federal income tax purposes, and in addition, because the ActivIdentity's stockholders are receiving cash for their stock, they will not participate after the closing of the Merger in any future growth or the benefits of synergies resulting from the Merger;

  •
  the fact that ActivIdentity may incur significant risks and costs if the Merger does not close, including the diversion of management and employee attention during the period after the signing of the Merger Agreement, potential employee attrition and the potential effect on ActivIdentity's business and customer relations and that, under the Merger Agreement, ActivIdentity must conduct its business in the ordinary course and it is subject to a variety of other restrictions on the conduct of its business prior to completion of the Merger or termination of the Merger Agreement, which may delay or prevent it from undertaking business opportunities that may arise;

  •
  the fact that the Merger may be subject to regulatory review and approval, which increases the risk that the closing of the Merger will be delayed or that the Merger may not be able to be completed on the terms and subject to the conditions set forth in the Merger Agreement; and

  •
  various other risks.

        The preceding discussion of the information and factors considered by the ActivIdentity Board is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the ActivIdentity Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, but rather, it conducted an overall analysis of the factors described above, including discussions with and questioning of its legal and financial advisors and ActivIdentity's senior management.

        Recommendation of Board of Directors.    After its careful consideration of the preceding factors and deliberations, those members of ActivIdentity's Board voting on these matters unanimously recommend that the ActivIdentity stockholders vote "FOR" the adoption of the Merger Agreement. The ActivIdentity Board also recommends that ActivIdentity's stockholders vote "FOR" the adjournment proposal.

Opinion of the ActivIdentity Board's Financial Advisor

        ActivIdentity has retained Foros to act as ActivIdentity's financial advisor in connection with the Merger. Foros is a financial services firm that provides mergers and acquisitions and corporate finance advisory and capital raising services. ActivIdentity selected Foros to act as ActivIdentity's financial advisor in connection with the Merger on the basis of Foros's experience in transactions similar to the Merger and its reputation in the investment community.

        Foros delivered to the ActivIdentity Board an opinion, dated October 11, 2010, to the effect that, as of that date and based upon and subject to various assumptions and limitations described in Foros's opinion, the Merger consideration to be received pursuant to the Merger by holders of the Common Stock was fair, from a financial point of view, to those holders.

        The full text of the Foros written opinion to the ActivIdentity Board, which describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. Holders of Common Stock are encouraged to read Foros's opinion carefully in its entirety. Foros provided its opinion to the ActivIdentity Board for the information and assistance of the ActivIdentity Board in connection with and for purposes of the ActivIdentity Board' evaluation of the Merger consideration from a financial point of view. Foros's opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the Merger or any other matter.

        In connection with rendering its opinion, Foros:

  (1)
  reviewed certain publicly available business and financial information relating to ActivIdentity that Foros deemed relevant;

  (2)
  reviewed certain information, including financial forecasts (the "Forecasts") of ActivIdentity and other financial and operating data concerning ActivIdentity, prepared by the management of ActivIdentity;

  (3)
  discussed the past and current business, operations, financial condition and prospects of ActivIdentity with members of senior management of ActivIdentity;

  (4)
  reviewed the trading history for the Common Stock and a comparison of that trading history with the trading histories of certain other publicly traded companies that Foros deemed relevant;

  (5)
  compared certain financial and stock market information of ActivIdentity with similar publicly available information of certain other companies that Foros deemed relevant;

  (6)
  compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other transactions that Foros deemed relevant;

  (7)
  considered the results of Foros's efforts to solicit, at the direction of ActivIdentity, indications of interest and definitive proposals from third parties with respect to a possible acquisition of, or merger with, ActivIdentity;

  (8)
  reviewed the Merger Agreement; and

  (9)
  performed such other analyses and studies and considered such other factors as Foros deemed appropriate.

        In arriving at its opinion, Foros assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information and data, including without limitation the Forecasts, publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of ActivIdentity that they are not aware of any facts or circumstances that would make that information or data inaccurate or misleading in any material respect. With respect to the Forecasts, Foros assumed, at the ActivIdentity Board's direction and without independent verification, that the Forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of ActivIdentity as to the future financial performance of ActivIdentity. Foros did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of ActivIdentity, nor did it make any physical inspection of the properties or assets of ActivIdentity. Foros did not evaluate the solvency of ActivIdentity or ASSA US under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Foros assumed, at the ActivIdentity Board's direction, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on ActivIdentity or the contemplated benefits of the Merger.

        Foros's opinion expressed no view or opinion as to any terms or other aspects of the Merger (other than the Merger consideration to the extent expressly specified in Foros's opinion), including, without limitation, the form or structure of the Merger. Foros's opinion was limited to the fairness, from a financial point of view, of the consideration to be received pursuant to the Merger by holders of the Common Stock and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of ActivIdentity. In addition, no opinion or view was expressed with respect to the fairness of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of those persons, relative to the Merger consideration. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to ActivIdentity or in which ActivIdentity might engage or as to the underlying business decision of ActivIdentity to proceed with or effect the Merger. In addition, Foros expressed no opinion or recommendation to the members of the ActivIdentity Board as to whether they should approve the Merger or the Merger Agreement, and Foros expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger. Except as described above, the ActivIdentity Board imposed no other limitations on the investigations made or procedures followed by Foros in rendering its opinion.

        Foros's opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to Foros as of, the date of its opinion. You should understand that subsequent developments may affect Foros's opinion, and Foros does not have any obligation to update, revise, or reaffirm its opinion. The issuance of Foros's opinion was approved by Foros's Opinion Committee.

        The following represents a summary of the material financial analyses presented by Foros to the ActivIdentity Board in connection with Foros's opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Foros, nor does the order of analyses described represent relative importance or weight given by Foros to those analyses. The financial analyses summarized below include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Foros's financial analyses. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Foros.

        Selected Publicly Traded Companies Analysis.    Foros reviewed and compared certain financial information for ActivIdentity to corresponding financial information, ratios and public market multiples for certain publicly traded companies most comparable to ActivIdentity in the identity and access management sector (the "Selected Companies"). The Selected Companies are as follows:

  •
  VASCO Data Security International, Inc.; and

  •
  Intercede Group plc.

        Foros calculated and compared various financial multiples and ratios based on closing market share prices and other publicly available historical financial data for the Selected Companies, as of October 8, 2010, based on the Forecasts as well as estimates from select Wall Street research. With respect to the Selected Companies and ActivIdentity, Foros calculated:

  •
  annual percentage growth rate of estimated total revenue from calendar year 2009 to calendar year 2010 and from calendar year 2010 to calendar year 2011;

  •
  annual percentage growth rate of estimated earnings before interest, tax, depreciation and amortization ("EBITDA"), from calendar year 2010 to calendar year 2011; and

  •
  estimated EBITDA margin for calendar year 2010 and calendar year 2011.

        The results of these analyses are summarized as follows:

	Revenue Growth CY2009A - CY2010E	Revenue Growth CY2010E - CY2011E	EBITDA Growth CY2010E - CY2011E	EBITDA Margin CY2010E	EBITDA Margin CY2011E
Selected Companies
Vasco Data Security	7.0%	13.1%	39.1%	10.2%	12.5%
Intercede Group	10.7%	NA	NA	31.2%	NA
Wall Street Research Estimates for ActivIdentity	(4.7)%	NA	NA	5.1%	NA
ActivIdentity Forecasts	(6.4)%	3.0%	(9.7)%	3.8%	3.3%

Note:    EBITDA is shown pre-stock based compensation; the notation NA means not available.

        Using the same information described in the previous paragraph, Foros also calculated:

  •
  estimated enterprise value, which is the market value of fully diluted common equity plus the estimated book value of debt, preferred stock and minority interest less cash, as a multiple of estimated revenue for calendar years 2010 and 2011;

  •
  estimated enterprise value as a multiple of estimated EBITDA for calendar years 2010 and 2011; and

  •
  closing market share price to estimated earnings per share (P/E) ratios for calendar years 2010 and 2011.

        The results of these analyses are summarized as follows:

	EV / Revenue		EV / EBITDA		P/E
	CY 2010E	CY 2011E	CY 2010E	CY 2011E	CY 2010E	CY 2011E
Selected Companies
Vasco Data Security	1.6x	1.4x	15.6x	11.2x	25.7x	25.7x
Intercede Group	3.4x	NA	10.8x	NA	NA	NA
Wall Street Research Estimates for ActivIdentity	0.5x	NA	10.7x	NA	NM	NA
ActivIdentity Forecasts	0.6x	0.5x	14.7x	16.3x	NM	NM

Note:    EBITDA and P/E are shown pre-stock based compensation; P/E is shown before the negative effect of amortization of acquired intangibles; the notation NM means not meaningful.

        Foros also calculated and compared various financial multiples and ratios for the Selected Companies and ActivIdentity based on closing market share prices and other publicly available historical financial data for the 12-month period ended October 8, 2010, and consensus estimates from FactSet Research Systems Inc. For each of ActivIdentity, the Selected Companies and an index based on median closing market share prices for companies with small to medium-sized capitalization that primarily engage in the business of software security, Foros calculated the enterprise value as a multiple of estimated revenue for the next 12-month (the "NTM") period ended October 8, 2010.

        The results of these analyses are summarized as follows:

	Enterprise Value / NTM Revenue	(as % of corresponding ActivIdentity statistic)
ActivIdentity Shares, Closing Market Price at:
October 8, 2010	0.5x	NA
1-Year Maximum	1.0x	NA
1-Year Minimum	0.1x	NA
1-Year Median	0.4x	NA
Vasco Data Security, Closing Market Price at:
October 8, 2010	1.4x	284%
1-Year Maximum	2.2x	855%
1-Year Minimum	1.2x	155%
1-Year Median	1.5x	357%
Intercede Group, Closing Market Price at:
October 8, 2010	3.3x	657%
1-Year Maximum	3.3x	1,603%
1-Year Minimum	1.9x	263%
1-Year Median	2.5x	652%
Index, Closing Market Price at:
October 8, 2010	3.7x	733%
1-Year Maximum	4.0x	1,924%
1-Year Minimum	2.7x	355%
1-Year Median	3.3x	766%

        No company used in this analysis is identical or directly comparable to ActivIdentity. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which ActivIdentity was compared.

        Discounted Cash Flow Analysis.    Foros performed a discounted cash flow analysis on ActivIdentity using the Forecasts. Foros calculated indications of unlevered free cash flows for ActivIdentity for fiscal years 2011 through 2014. These indicative unlevered free cash flows were then discounted to September 30, 2010 using a discount rate of 10.4%, reflecting an estimate of ActivIdentity's weighted average cost of capital. Foros then calculated a normalized free cash flow figure after 2014 and then applied perpetuity growth rates ranging from 1.0% to 3.0% to this normalized free cash flow to calculate illustrative terminal values. These illustrative terminal values were then discounted to September 30, 2010 to calculate implied indications of present value using a discount rate of 10.4%, reflecting an estimate of ActivIdentity's weighted average cost of capital. Foros then added the implied present values of the unlevered free cash flows for calendar years 2010 through 2014 to the range of implied present values of the illustrative terminal values to arrive at an implied equity value per share of ActivIdentity Common Stock ranging from $2.88 to $3.09.

        Historical Stock Trading Analysis.    Foros reviewed the Merger consideration to be received pursuant to the Merger by holders of the Common Stock in relation to market prices of shares of the Common Stock over selected dates and selected periods.

        This analysis indicated that the consideration to be received pursuant to the Merger by holders of Common Stock represented:

  •
  a premium of 43.2%, based on the closing market price on October 8, 2010;

  •
  a premium of 137.6%, based on the closing market price on October 8, 2010, excluding the cash on ActivIdentity's balance sheet;

  •
  a premium of -2.4%, based on the high closing market price for the 52-week period ended October 8, 2010;

  •
  a premium of 83.6%, based on the low closing market price for the 52-week period ended October 8, 2010;

  •
  a premium of 51.2%, based on the average closing market price for the 30-day period ended October 8, 2010; and

  •
  a premium of 65.8%, based on the average closing market price for the 60-day period ended October 8, 2010.

        Selected Precedent Transactions Analysis.    Foros analyzed certain information relating to the following precedent transactions since 2007 selected based on the involvement of the target companies in the identity and access management sector and their similarity in revenue growth and profitability to ActivIdentity.

Announcement Date	Target	Acquirer
• April 13, 2009	• Entrust, Inc.	• Thoma Bravo, LLC
• January 12, 2009	• Aladdin Knowledge Systems Ltd.	• Vector Capital Corporation
• July 30, 2008	• SafeWord business of Secure Computing Corporation	• Aladdin Knowledge Systems Ltd
• June 6, 2008	• Tumbleweed Communications Corp.	• Axway Inc.
• March 5, 2007	• SafeNet, Inc.	• Vector Capital Corporation

        Foros calculated and compared various financial multiples and ratios for the selected precedent transactions and the Merger based on financial information contained in the Forecasts, closing market share prices and other publicly available historical financial data, as well as consensus estimates from select Wall Street research, FactSet Research Systems Inc. and Capital IQ, for the twelve-month period preceding the public announcement of the relevant transaction (the "trailing period") and for the twelve-month period following the public announcement of the relevant transaction (the "FWD period"). For each selected precedent transaction and the Merger, Foros calculated:

  •
  annual percentage growth of estimated revenue over the FWD period;

  •
  estimated FWD EBITDA Margin;

  •
  total enterprise value as a multiple of estimated trailing revenue and as a multiple of estimated FWD revenue; and

  •
  total enterprise value as a multiple of estimated trailing EBITDA and as a multiple of estimated FWD EBITDA.

        The results of these analyses are summarized as follows:

			TEV / Revenue		TEV / EBITDA
	FWD Revenue Growth	FWD EBITDA Margin
			Trailing	FWD	Trailing	FWD
Identity and Access Management Providers
High	36.6%	19.6%	2.0x	1.8x	10.8x	8.5x
Mean	14.5%	16.8%	1.6x	1.4x	10.5x	8.2x
Median	10.0%	16.8%	1.9x	1.4x	10.5x	8.2x
Low	1.3%	14.0%	1.1x	0.9x	10.1x	7.9x
ActivIdentity(a)(b)	1.7%	1.7%	1.5x	1.5x	47.0x	84.8x

(a)
based on Merger consideration.

(b)
ActivIdentity trailing period represents the fiscal year ended September 30, 2010; ActivIdentity FWD period represents the fiscal year ending September 30, 2011.

        No company, business or transaction used in this analysis is identical or directly comparable to ActivIdentity or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which ActivIdentity and the Merger were compared.

        Premia Paid.    Using publicly available historical financial data, Foros reviewed the undisturbed premia to be paid in selected 100% cash acquisitions of United States publicly traded companies announced in the information technology security industry since January 1, 2008 with equity values of between $100 million to $250 million that were not subsequently terminated and which did not involve acquisitions of less than 100% of the target. The results of this review are summarized as follows:

	Target Unaffected Closing Market Share Price Premium
	1 Day Before Announcement	30 Days Before Announcement
All Transactions
High	309.4%	302.3%
Median	33.2%	37.8%
Mean	47.6%	53.0%
Low	7.9%	1.4%
Consideration in the Merger(a)	43.2%	51.2%

(a)
Percentage premium of the Merger consideration over the closing market prices per share of ActivIdentity Common Stock on October 8, 2010 and 30 days prior thereto.

        The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Foros's opinion. Foros did not form an opinion or recommendation as to whether any individual analysis or factor, considered in isolation, supported or failed to support its opinion. Foros considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Foros made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to ActivIdentity or the Merger.

        Foros prepared its analyses for purposes of providing its opinion to the ActivIdentity Board as to the fairness from a financial point of view of the consideration to be received pursuant to the Merger by holders of the Common Stock. Foros's analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or the prices at which any securities have traded or may trade at any time in the future. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by Foros's analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of ActivIdentity, ASSA US or its affiliates, Foros or any other person assumes responsibility if future results are materially different from those forecast.

        The type and amount of consideration payable in the Merger was determined through arms'-length negotiations between ActivIdentity and ASSA US and its affiliates and was approved by the ActivIdentity Board. Foros provided advice to the ActivIdentity Board during these negotiations. Foros did not, however, recommend any specific amount of consideration to ActivIdentity or the ActivIdentity Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

        The decision to enter into the Merger Agreement was solely that of the ActivIdentity Board. As described above in the section titled "Reasons for the Merger and the Recommendation of the

ActivIdentity Board," the opinion and analyses of ActivIdentity's financial advisor were only one of many factors considered by the ActivIdentity Board in its evaluation of the Merger and should not be viewed as determinative of the views of the ActivIdentity Board with respect to the Merger or the Merger consideration. The foregoing summary does not purport to be a complete description of the analyses performed by Foros in connection with its opinion and is qualified in its entirety by reference to the written opinion of Foros attached as Annex B to this proxy statement.

        Foros and its affiliates in the future may provide investment banking and other financial services to ActivIdentity and its affiliates and in the future may receive compensation for the rendering of these services. In addition, Foros and its affiliates in the future may provide investment banking and other financial services to ASSA US and its affiliates and in the future may receive compensation for the rendering of these services.

        Foros has acted as financial advisor to the ActivIdentity Board in connection with the Merger and will receive fees for its services of approximately $2.15 million, a portion of which was payable in connection with Foros's analysis of whether it could render an opinion on the fairness of the Merger consideration and a significant portion of which is contingent upon consummation of the Merger. In addition, ActivIdentity has agreed to reimburse Foros for its expenses and indemnify Foros against certain liabilities arising out of Foros's engagement.

Projections

        In connection with its evaluation of the transaction, the ActivIdentity Board reviewed, among other things, certain non-public financial projections developed by or on behalf of ActivIdentity for the fiscal years ending September 30, 2010 through 2014. These financial projections were also provided to Foros for purposes of its financial analyses and opinion described in "The Merger—Opinion of ActivIdentity Board's Financial Advisor."

        The financial projections were not prepared with a view toward public disclosure, and are not intended to be an update to previously issued external guidance issued by ActivIdentity. Accordingly, the financial projections were not prepared in a manner intended to comply with the published guidelines of the SEC or generally accepted accounting principles ("GAAP"), and some of the projections present financial metrics that were not prepared in accordance with GAAP. Neither ActivIdentity's independent auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to these financial projections, nor have they expressed any opinion or any other form of assurance on this information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. The summary of these internal financial projections is not being included in this proxy statement to influence a stockholder's decision whether to vote in favor of the proposal to adopt the Merger Agreement.

        ActivIdentity employed the following key assumptions in preparing the projections:

  •
  Revenue from fiscal 2010 to fiscal 2014 was projected to increase on an annual basis at a compounded annual growth rate of approximately 4.3%.

  •
  Gross profit as a percentage of revenue was assumed to increase slightly over the period reflecting the mix of business between software and hardware.

  •
  EBITDA was assumed to increase over the period commensurate with the increased revenue, the mix of business and the management of operating expenses.

  •
  ActivIdentity will earn interest income of approximately $0.4 million per year as a function of its cash and cash equivalents.

	Consolidated (In millions, unaudited)
			Year ending September 30,
	Quarter ended September 30, 2010E	Year ended Sept. 30, 2010E
			2011E	2012E	2013E	2014E
Total revenue	$14.5	$57.0	$58.0	$60.2	$63.5	$67.4
Adjusted gross margin	$10.4	$40.9	$42.7	$45.1	$47.6	$50.6
Adjusted EBITDA	$1.0	$1.8	$1.0	$4.8	$5.7	$6.7
Adjusted EBIT	$0.5	$(0.9)	$(2.1)	$2.4	$3.5	$4.6

        Reconciliation of GAAP to Non-GAAP Operating Measures.    The following tables reconcile ActivIdentity's projected adjusted gross margin, adjusted EBITDA, and adjusted EBIT from non-GAAP to GAAP measures. ActivIdentity's projected non-GAAP adjusted gross margin, adjusted EBITDA and adjusted EBIT exclude severance, stock based compensation, impairment of goodwill, restructuring and IP litigation and merger and acquisition expense.

        These projections include adjusted gross margin, adjusted EBITDA and adjusted EBIT. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the items associated with ActivIdentity's results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate ActivIdentity's projected results of operations in conjunction with the corresponding GAAP measures.

        ActivIdentity's management believes that the non-GAAP financial measures in the ActivIdentity projections provide meaningful supplemental information regarding ActivIdentity's performance by excluding certain gains, losses and charges that may not be indicative of ActivIdentity's core business operating results. ActivIdentity's management believes that they benefit from referring to these non-GAAP financial measures in assessing ActivIdentity's performance. These non-GAAP financial measures also facilitate comparisons to ActivIdentity's historical performance and its competitors' operating results. These non-GAAP financial measures are used by management in its financial and operational decision making. Although figures are set forth below for the year ended September 30, 2010, these figures are only projections as ActivIdentity has not finished its audit for fiscal 2010.

	Consolidated (In thousands, unaudited)
			Year ending September 30,
	Quarter ended Sept. 30, 2010E	Year ended Sept. 30, 2010E
			2011E	2012E	2013E	2014E
Adjusted Gross Margin	10,430	40,899	42,657	45,126	47,625	50,569
+ Severance	20	(20)	0	0	0	0
+ Stock Based Comp	(10)	(142)	(140)	(140)	(140)	(140)
+ Depreciation	(7)	(39)	(25)	(25)	(30)	(30)
+ Amortization	(263)	(972)	(1,052)	(497)	(386)	(246)
Gross Margin (GAAP)	10,170	39,726	41,440	44,464	47,069	50,153

	Consolidated (In thousands, unaudited)
			Year ending September 30,
	Quarter ended Sept. 30, 2010E	Year ended Sept. 30, 2010E
			2011E	2012E	2013E	2014E
Adjusted EBITDA	1,040	1,804	1,000	4,813	5,715	6,743
- Depreciation	(272)	(1,122)	(1,000)	(1,000)	(1,020)	(1,050)
- Amortization	(574)	(1,957)	(2,052)	(1,459)	(1,228)	(1,050)
+ Restructuring	0	356	0	0	0	0
Adjusted EBIT	194	(919)	(2,052)	2,354	3,467	4,643
- Severance	(307)	(1,847)	0	0	0	0
- Stock Based Comp	(516)	(3,431)	(3,140)	(3,140)	(3,140)	(3,140)
+ Significant Legal and M&A Expenses	(1,200)	(3,400)	0	0	0	0
Operating Income (GAAP)	(1,829)	(9,597)	(5,192)	(786)	327	1,503

        These financial projections do not give effect to the Merger or the other transactions contemplated by the Merger Agreement or any alterations that ASSA US' management or board of directors may make to ActivIdentity's operations or strategy after consummation of the Merger. Accordingly, there can be no assurance that the assumptions made in preparing the financial projections will prove accurate or that the underlying performance reflected in the financial projections will be realized. These financial projections may differ from publicized analyst estimates and forecasts.

        ActivIdentity's management expects that there will be differences between actual results and the underlying performance reflected in any of the financial projections, and actual results may be materially greater or less than those contained in the financial projections due to numerous risks and uncertainties, including, but not limited to:

  •
  ActivIdentity may not be able to adapt successfully to changing economic, political and legal conditions in the domestic and foreign markets in which it does business;

  •
  the marketplace for ActivIdentity's products may not develop as rapidly as ActivIdentity anticipates, or that the industry may adopt standards or platforms different from the platform ActivIdentity uses;

  •
  ActivIdentity may not be able to successfully manage costs in future periods;

  •
  ActivIdentity may not realize the expected benefits of its strategic alliances and acquisitions;

  •
  ActivIdentity may not be able to attract and retain key sales, management and technical personnel;

  •
  ActivIdentity may not be able to protect its intellectual property and other proprietary rights from unauthorized use by third parties;

  •
  ActivIdentity may become subject to adverse regulatory or legal actions;

  •
  ActivIdentity may not be able to successfully maintain effective internal controls;

  •
  the risk of adverse reactions to the Merger with ASSA US by customers, suppliers and strategic partners; and

  •
  other risks and uncertainties described in reports filed by ActivIdentity with the SEC under the 1934 Act, including without limitation under the heading "Risk Factors" in ActivIdentity's Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and subsequent Quarterly Reports on Form 10-Q for the quarters ended December 31, 2009, March 31, 2010 and June 30, 2010.

        The inclusion of these financial projections in this proxy statement should not be regarded as an indication that our management team, the ActivIdentity Board or Foros considered, or now considers, these financial projections to be predictive of actual future results or events, and they should not be relied on for that purpose. The financial projections do not take into account any circumstances or events occurring since the date that information was prepared or which may occur in the future, and, in particular, do not take into account any revised prospects of ActivIdentity's industry or business, changes in general business, economic, regulatory, geo-political or market conditions or any other transaction or event that has occurred since the date on which that information was prepared or which may occur in the future. The financial projections are forward-looking statements and are based on estimates and assumptions that are inherently subject to factors such as industry performance, general business, economic, regulatory, geo-political and market conditions, as well as changes to the business, financial condition or results of operation of ActivIdentity, including the factors described under "Forward-Looking Information," that could cause actual results to differ materially from those shown above. Because the financial projections cover multiple years, this information by its nature is subject to greater uncertainty with each successive year. In addition, the financial projections do not take into account any of the transactions contemplated by the Merger Agreement, including the Merger, which might also cause actual results to differ materially.

        Stockholders are cautioned not to place undue reliance on the financial projections included in this proxy statement. No one has made or makes any representation to any stockholder regarding the information included in these financial projections.

 Interests of ActivIdentity's Directors and Officers in the Merger

        When considering the ActivIdentity Board's recommendation that ActivIdentity stockholders vote to adopt the Merger Agreement, ActivIdentity stockholders should be aware that ActivIdentity's directors and executive officers have interests in the Merger that differ from, or which are in addition to, the interests of ActivIdentity stockholders. These interests create potential conflicts of interest and may be perceived to have affected those directors' and officers' decisions to support or approve the Merger. The ActivIdentity Board was aware of these potential conflicts of interest during its deliberations on the merits of the Merger and in making its decisions in approving the Merger

Agreement, the Merger and the related transactions. These potentially divergent interests include the matters set forth below.

        Acceleration of Stock Options.    Options to purchase Common Stock held by ActivIdentity's non-employee directors and employees, including its executive officers, will not be assumed by ASSA ABLOY, ASSA US or HID, and pursuant to the terms of the applicable option agreement and equity award plan pursuant to which those options were granted, the unvested portion of those options will be accelerated and those options, to the extent not exercised, converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) determined by multiplying (x) the excess, if any, of $3.25 over the applicable per share exercise price of those options by (y) the number of shares of Common Stock subject to those cancelled options, consistent with the general treatment of non-assumed stock options. Assuming that the Merger was completed on December 23, 2010, the aggregate value of the acceleration and conversion into the right to receive the cash Merger consideration as described above of the "in the money" options (i.e., options with a per share exercise price of less than $3.25) held by all non-employee directors and executive officers would be approximately $2,669,901, as set forth below (none of the non-employee directors hold any options subject to acceleration):

Name	Number of Accelerated Options	Value
Grant Evans	1,552,090	$1,625,736
Jacques Kerrest	1,098,432	$834,532
John Boyer	146,353	$209,633

        Acceleration of Restricted Stock Units.    Restricted stock units held by ActivIdentity's non-employee directors and employees, including its executive officers, will not be assumed by ASSA ABLOY, ASSA US or HID, and pursuant to the terms of the applicable restricted stock unit agreement and applicable equity award plan pursuant to which those restricted stock units were granted, the unvested portion of those restricted stock units will be accelerated and converted into the right to receive an amount in cash (less all applicable deductions and withholdings) determined by multiplying $3.25 by the number of shares of Common Stock subject to those restricted stock units, consistent with the treatment of non-assumed restricted stock units. Assuming that the Merger was completed on December 23, 2010, the aggregate value of the acceleration and conversion into the right to receive the cash Merger consideration as described above of those restricted stock units held by all non-employee directors and executive officers would be approximately $486,740, as set forth below:

Name	Number of Accelerated RSUs	Value
James W. Frankola	8,752	$28,444
James E. Ousley	9,168	$29,796
David Wright	8,336	$27,092
Steven Humphreys	5,000	$16,250
Robert Brandewie	5,000	$16,250
Brad Boston	10,418	$33,859
Jacques Kerrest	103,092	$335,049

        Insurance and Indemnification of ActivIdentity's Directors and Officers.    From and after the effective time of the Merger, ASSA US is required to cause the surviving corporation of the Merger to honor and fulfill in all respects (i) the obligations of ActivIdentity and its subsidiaries under any and all indemnification agreements between ActivIdentity and any of its subsidiaries, on the one hand, and any of their respective current or former directors and officers and any person who becomes a director or officer of ActivIdentity or any of its subsidiaries prior to the effective time of the Merger, on the other hand, and (ii) any indemnification, exculpation or advancement of expenses provision under the certificate of incorporation or bylaws (or comparable organizational documents) of ActivIdentity or any of its subsidiaries, in each case as in effect as of the date of the Merger Agreement.

        For six years after the effective time of the Merger, to the fullest extent permitted by applicable law, ASSA US, the surviving corporation in the Merger and its subsidiaries are required to, and ASSA US is required to cause the surviving corporation of the Merger and its subsidiaries to, indemnify and hold harmless each person who is a current or former director or officer of ActivIdentity or any of its subsidiaries and any person who becomes a director or officer of ActivIdentity or any of its subsidiaries prior to the effective time of the Merger from and against any costs, fees and expenses (including reasonable attorneys' fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, proceeding, investigation or inquiry, whether civil, criminal, administrative or investigative, to the extent that claim, proceeding, investigation or inquiry arises directly or indirectly out of or pertains directly or indirectly to (i) any action or omission or alleged action or omission in that indemnified person's capacity as a director, officer, employee or agent of ActivIdentity or any of its subsidiaries or other affiliates (regardless of whether that action or omission, or alleged action or omission, occurred prior to, at or after the effective time of the Merger), or (ii) any of the transactions contemplated by the Merger Agreement. All claims for indemnification that ASSA US received written notice of prior to the sixth anniversary of the effective time of the Merger will survive until the claim is fully and finally resolved.

        In addition, for six years after the effective time of the Merger, to the fullest extent permitted by applicable law, ASSA US, the surviving corporation in the Merger and its subsidiaries are required to, and ASSA US is required to cause the surviving corporation of the Merger and its subsidiaries to, advance all costs, fees and expenses (including reasonable attorneys' fees and investigation expenses) incurred by an indemnified person in connection with any claim, proceeding, investigation or inquiry; provided that the person to whom expenses are advanced provides an undertaking to repay those advances if it is ultimately determined in a final, non-appealable judgment by a court of competent jurisdiction that the person is not entitled to indemnification.

        For six years after the effective time of the Merger, ASSA US and the surviving corporation of the Merger are required to maintain in effect ActivIdentity's current directors' and officers' liability insurance for acts or omissions occurring prior to the effective time of the Merger, covering each person who is covered by ActivIdentity's directors' and officers' insurance, on terms with respect to coverage and amounts that are equivalent to ActivIdentity's current directors' and officers' insurance. ASSA US' and the surviving corporation of the Merger's obligation to provide this insurance coverage is subject to a cap on annual premiums of 250% of the annual premium paid by ActivIdentity in its last full fiscal year. If ASSA US and the surviving corporation of the Merger cannot maintain the existing or equivalent insurance coverage without exceeding the 250% cap, they are required obtain a policy with the greatest coverage available for a cost not exceeding the cap. In lieu of the foregoing, prior to the effective time of the Merger, ActivIdentity may purchase a six-year "tail" directors' and officers' liability insurance policy and ASSA US and the surviving corporation of the Merger will be required to maintain the "tail" policy in full force and effect.

  Change of Control Agreements with our Executives

        On of April 23, 2008, ActivIdentity entered into an employment agreement that included change of control provisions with Grant Evans, its chief executive officer and president. On August 25, 2010, the Compensation Committee of the ActivIdentity Board approved amendments to those provisions. The agreement provides for certain severance benefits in the event ActivIdentity terminates Mr. Evans' employment for other than "cause" (as defined in the employment agreement) or in the event that Mr. Evans resigns for "good reason" (as defined in the employment agreement). The agreement provides for varying severance benefits based upon whether the termination occurs within one (1) year following a "change of control" of ActivIdentity (which we refer to as the change of control period). Pursuant to the employment agreement, as amended, and subject to signing a standard release of claims, upon Mr. Evans' termination for other than cause or upon his resignation for good reason, he will be entitled to the following benefits:

  Termination Other than During a Change of Control Period

  •
  A lump-sum payment (less applicable tax withholding) equal to 12 months of Mr. Evans' annual base salary, plus the target bonus for that year;

  •
  The same level of health coverage and benefits in effect immediately preceding his termination until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or 12 months from the date of his termination; and

  •
  Partial acceleration of vesting of his options such that an additional 250,000 options will immediately vest and become exercisable.

  Termination During a Change of Control Period

  •
  A lump-sum payment (less applicable tax withholding) equal to 24 months of Mr. Evans' annual base salary, plus the target bonus for that year;

  •
  The same level of health coverage and benefits in effect immediately preceding his termination until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to COBRA, or 24 months from the date of his termination; and

  •
  Full acceleration of vesting of all Mr. Evans' then outstanding equity awards and an extension of his post termination exercise period to 24 months.

        On of August 1, 2008, ActivIdentity entered into an employment agreement that included change of control provisions with Jacques Kerrest, its chief financial officer and chief operating officer. On August 25, 2010, the Compensation Committee of the ActivIdentity Board approved amendments to those provisions. The agreement provides for certain severance benefits in the event ActivIdentity terminates Mr. Kerrest's employment for other than "cause" (as defined in the employment agreement) or in the event that Mr. Kerrest resigns for "good reason" (as defined in the employment agreement). The agreement provides for varying severance benefits based upon whether the termination occurs within one (1) year following a "change of control" of ActivIdentity (which we refer to as the change of control period). Pursuant to the employment agreement, as amended, and subject to signing a standard release of claims, upon Mr. Kerrest's termination for other than cause or upon his resignation for good reason, he will be entitled to the following benefits:

  Termination Other than During a Change of Control Period

  •
  A lump-sum payment (less applicable tax withholding) equal to 12 months of Mr. Kerrest's annual base salary, plus the target bonus for that year;

  •
  The same level of health coverage and benefits in effect immediately preceding his termination until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to COBRA, or 12 months from the date of his termination; and

  •
  Partial acceleration of vesting of his options such that an additional 162,500 options will immediately vest and become exercisable.

  Termination During a Change of Control Period

  •
  A lump-sum payment (less applicable tax withholding) equal to 18 months of Mr. Kerrest's annual base salary, plus the target bonus for that year;

  •
  The same level of health coverage and benefits in effect immediately preceding his termination until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to COBRA, or 12 months from the date of his termination; and

  •
  Full acceleration of vesting of all Mr. Kerrest's then outstanding equity awards and an extension of his post termination exercise period to 18 months.

        On of November 12, 2008, ActivIdentity entered into an employment agreement that included change of control provisions with John Boyer, its senior vice president of worldwide engineering. On August 25, 2010, the Compensation Committee of the ActivIdentity Board approved amendments to those provisions. The agreement provides for certain severance benefits in the event ActivIdentity terminates Mr. Boyer's employment for other than "cause" (as defined in the employment agreement) or in the event that Mr. Boyer resigns for "good reason" (as defined in the employment agreement). The agreement provides for varying severance benefits based upon whether the termination occurs within one (1) year following a "change of control" of ActivIdentity (which we refer to as the change of control period). Pursuant to the employment agreement, upon Mr. Boyer's termination for other than cause or upon his resignation for good reason, he will be entitled to the following benefits:

  Termination Other than During a Change of Control Period

  •
  The greater of: (i) that amount of advance notice (or pay in lieu) plus any severance pay to which he is entitled under the Employment Standards Act of Ontario, as it may be amended from time to time (the "ESA"); or (ii) three weeks of advance notice (or pay in lieu) for every year of service, pro-rated for partial years, with a cap at 45 weeks of advance notice (or pay in lieu); and

  •
  continuation of his participation in ActivIdentity's benefits plans for the notice period required by the ESA only, subject to any limitations and exclusions set by ActivIdentity's insurers.

  Termination During a Change of Control Period

  •
  A lump-sum payment (less applicable tax withholding) equal to 11 months of Mr. Boyer's annual base salary, plus the target bonus for that year;

  •
  An extension of the post termination time period for health coverage to nine months; and

  •
  Full acceleration of vesting of all Mr. Boyer's then outstanding equity awards and an extension of his post termination exercise period to nine months.

        The following table shows the potential payments and the dollar value of the extension of certain benefits upon termination within 12 months of the closing of the Merger (assuming the Merger closed on December 23, 2010) for Grant Evans, Jacques Kerrest and John Boyer, ActivIdentity's chief executive officer, chief financial officer and chief operating officer, and senior vice president of worldwide engineering, respectively. The following table does not address the acceleration of vesting of outstanding equity awards upon termination during a change of control period because all equity awards outstanding immediately before the effective time of the Merger will be canceled and converted into the right to receive a cash payment as described under "The Merger Agreement—Effect on Outstanding ActivIdentity Stock Options and Other Equity Awards—Stock Options" and "—RSUs" beginning on page     . The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of these assumptions are based on information currently available and will need to be updated. As a result, the actual amounts, if any, to be received by an executive officer may differ in material respects from the amounts set forth below.

Payments and Extension of Benefits Upon Separation within 12 months of a change of control	Grant Evans	Jacques Kerrest	John Boyer
Severance Payment	$1,064,000	$731,250	$249,417
Health Coverage	18,000	18,000	9,000

TOTAL:	$1,082,000	$749,250	$258,417

Regulatory Matters

        The HSR Act prohibits ActivIdentity and ASSA ABLOY from completing the Merger until ActivIdentity and ASSA ABLOY have furnished certain information and materials to the Antitrust Division and the FTC and the applicable waiting period has expired or been terminated. ActivIdentity and ASSA ABLOY have each filed their respective notification and report forms with the Antitrust Division and the FTC under the HSR Act on October 22, 2010 and the applicable waiting periods have not expired or been terminated as of the date of this proxy statement.

Delisting and Deregistration of ActivIdentity's Common Stock

        If the Merger is completed, the Common Stock will be delisted from and will no longer be traded or quoted on The NASDAQ Global Market. The Common Stock will also be deregistered under the 1934 Act, and ActivIdentity will no longer be a public company.

Material United States Federal Income Tax Consequences of the Merger

        The following discussion is a summary of the material U.S. federal income tax consequences of the Merger to "U.S. holders" and "non-U.S. holders" (as defined below) of Common Stock whose shares are exchanged for cash in the Merger. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all as in effect as of the date of the proxy statement and all of which are subject to change, possibly with retroactive effect. Any of those changes could affect the accuracy of the statements and conclusions set forth in this proxy statement.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of Common Stock, you should consult your tax advisor.

        This discussion assumes that a holder holds the shares of Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion assumes that the ActivIdentity shares are not U.S. real property interests within the meaning of Section 897 of the Code. The following discussion does not address all aspects of U.S. federal income tax that might be relevant to holders in light of their particular circumstances, or holders that may be subject to special rules (including, for example, dealers in securities or currencies, traders in securities that are required to use or elect mark-to-market treatment, financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders liable for the alternative minimum tax, partnerships or other flow-through entities and their partners or members, certain former U.S. citizens or residents, holders whose functional currency is not the U.S. dollar, holders who hold Common Stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, holders of restricted stock or holders who exercise statutory appraisal rights). In addition, the discussion does not address any aspect of non-U.S., state, local, estate, gift or other tax law that may be applicable to a stockholder or the tax consequences of transactions effected before, after or at the same time as the Merger (whether or not in connection with the Merger).

        Holders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the receipt of cash in exchange for Common Stock pursuant to the Merger.

  Consequences to U.S. Holders

        The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of the Common Stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source.

        The receipt of cash in exchange for the Common Stock in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the holder's adjusted tax basis in those shares. That gain or loss will be long-term capital gain or loss if the holder's holding period for those shares exceeds one year as of the date of the Merger. Long-term capital gains of non-corporate U.S. holders, including individuals, are generally eligible for reduced rates of federal income taxation under current law. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Common Stock at different times or different prices, that U.S. holder must determine the holder's tax basis and holding period separately with respect to each block of Common Stock. Holders who own separate blocks of Common Stock should consult their own tax advisors with respect to these rules.

  Consequences to Non-U.S. Holders

        The following is a summary of the material U.S. federal income tax consequences of the Merger to non-U.S. holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto.

        For purposes of this discussion, a non-U.S. holder is any holder (other than a partnership or entity classified as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

        A non-U.S. holder generally will not be required to pay U.S. federal income tax on the receipt of cash in exchange for the Common Stock in the Merger unless:

  •
  the gain is effectively connected with the conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

  •
  the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the Merger occurs and certain other conditions are met.

        A non-U.S. holder described in the first bullet above will generally be required to pay tax on the gain derived from the sale (net of certain deductions or credits) under regular graduated U.S. federal income tax rates, and corporate non-U.S. holders described in the first bullet above may be subject to branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even if that holder is not considered a resident of the United States). All non-U.S. holders should consult any applicable income tax or other treaties that may provide for different rules.

  Backup Withholding and Information Reporting

        Payments of cash made to a holder of the Common Stock may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently 28% for U.S. federal income tax purposes but scheduled to increase to 31% for payments made after December 31, 2010), unless that holder provides a correct taxpayer identification number on Internal Revenue Service Form W-9 (or other appropriate withholding form) or otherwise establishes an exemption from backup withholding, and otherwise complies with the backup withholding rules. Certain holders, including non-U.S. holders, are exempt from backup withholding. To establish eligibility for that exemption, a non-U.S. holder should properly certify its non-U.S. status on Internal Revenue Service Form W-8BEN or other applicable Form W-8. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or a credited against a holder's U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

        The foregoing is a general discussion of certain material U.S. federal income tax consequences of the Merger. We recommend that each stockholder consult that stockholder's own tax advisor to determine the particular tax consequences to that stockholder (including the application and effect of any U.S. federal non-income, foreign, state, local or other tax laws) of the receipt of cash in exchange for the Common Stock pursuant to the Merger.

 Litigation Related to the Merger

        Beginning on October 12, 2010, several putative class action lawsuits have been filed purportedly on behalf of ActivIdentity's stockholders in the Superior Court of Alameda County, California, docketed as Vladimir Gusinsky Revocable Trust v. ActivIdentity Corporation, et al., Case No. RG10541071; Lin v. ActivIdentity Corporation, et al., Case No. RG10541379; Simpson v. ActivIdentity Corporation, et al., Case No. RG10541814; Weisleder v. ActivIdentity Corporation, et al., Case No. RG10541759; and Gallagher v. ActivIdentity Corporation, et al., Case No. RG10542346. The complaints name ActivIdentity and each member of the ActivIdentity Board as defendants. The lawsuits allege, among other things, that the board members breached fiduciary duties owed to ActivIdentity stockholders by failing to engage in a fair process and failing to maximize stockholder value in approving the Merger. The complaints also allege that ActivIdentity aided and abetted the members of the ActivIdentity Board in the alleged breach of their fiduciary duties. Two of these complaints also name ASSA US and Merger Sub as defendants, asserting an aiding and abetting breach of fiduciary duty claim. An additional action was filed in Delaware Chancery Court, docketed as Tomaselli v. ActivIdentity Corporation, et al., Case No. 5928. This Delaware complaint also alleges the same breach of fiduciary duty claims against the director defendants and the same aiding and abetting claim against ASSA US and Merger Sub as asserted in two of the California state actions. One action was also filed in United States District Court for the Northern District of California, docketed as Sacks v. ActivIdentity Corporation, et al., Case

No. 10-4705-JCS. This federal complaint also names ActivIdentity and its directors as defendants, alleging the same breach of fiduciary duty claims and aiding and abetting claim (against ActivIdentity) as the state cases. The plaintiffs in these actions seek relief that includes, among other things, an injunction prohibiting the consummation of the Merger, a court order declaring that the ActivIdentity Board breached their fiduciary duties in entering into the Merger Agreement, rescission—to the extent the Merger terms have already been implemented, and the payment of plaintiffs' attorneys' fees and costs. We believe the lawsuits to be without merit and intend to defend against them vigorously. There can be no assurances, however, with regard to the outcome of these lawsuits.

THE MERGER AGREEMENT

        The summary of the material provisions of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety.

        The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about ActivIdentity or its business. This information can be found elsewhere in this proxy statement and in the other public filings ActivIdentity makes with the SEC, which are available without charge at http://www.sec.gov.

The Merger

        Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger, Merger Sub will be merged with and into ActivIdentity and, as a result of the Merger, the separate corporate existence of Merger Sub will cease and ActivIdentity will continue as the surviving corporation and become a wholly owned subsidiary of ASSA US. As the surviving corporation, ActivIdentity will continue to be governed by Delaware law and all of its rights, privileges, immunities, powers and franchises will continue unaffected by the Merger.

        The closing of the Merger will occur on a date and time to be agreed upon by ASSA US, Merger Sub and ActivIdentity, which date will be no later than three business days after all of the conditions set forth in the Merger Agreement and described under "—Conditions to the Consummation of the Merger" are satisfied or waived. The Merger will become effective when the certificate of merger is filed with the Secretary of State of the State of Delaware or at a later time as agreed to by the parties and as set forth in the certificate of merger.

        ASSA US and ActivIdentity are working to complete the Merger by the end of the year. However, the parties cannot predict the exact timing of the completion of the Merger or whether the Merger will be completed at a later time as agreed by the parties or not at all.

Merger Consideration and the Conversion of Capital Stock

        At the effective time of the Merger, by virtue of the Merger, each share of Common Stock outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive $3.25 in cash, without interest and less any applicable withholding taxes, other than the Common Stock held by ASSA US or Merger Sub, or by any wholly owned subsidiary of ASSA US or Merger Sub, in each case immediately prior to the effective time of the Merger, which shares will be cancelled without payment being made with respect thereto.

        The price to be paid for each share of Common Stock in the Merger will be adjusted appropriately to reflect the effect of any change in the outstanding shares of Common Stock, including by reason of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other similar transaction with respect to the Common Stock that occurs prior to the effective time of the Merger.

        Each share of common stock of Merger Sub outstanding immediately prior to the effective time of the Merger will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the surviving corporation of the Merger.

 Effective Time of the Merger

        The Merger will become effective and be deemed completed upon the filing of a certificate of merger with the Delaware Secretary of State or at such later time as is agreed prior to the closing by ASSA US, Merger Sub and ActivIdentity and specified in the certificate of merger.

Effect on Outstanding ActivIdentity Stock Options and Other Equity Awards

  Stock Options

        At the effective time of the Merger, each stock option to purchase shares of Common Stock that is outstanding immediately before the effective time of the Merger, whether vested or unvested, will become fully vested, to the extent then unvested, and exercisable and will be cancelled. In consideration of that cancellation, each holder of an option that has an exercise price that is less than $3.25 per share will be entitled to receive a cash payment (without interest and less any applicable withholding taxes) equal to the product of (x) the excess of $3.25 over the per share exercise price of that cancelled stock option, multiplied by (y) the outstanding number of shares of Common Stock subject to that option. Any stock option to purchase shares of Common Stock that has a per share exercise price that is equal to or greater than $3.25 will be automatically cancelled without any cash payment to the holder of that option.

  RSUs

        At the effective time of the Merger, each RSU outstanding immediately prior to the effective time of the Merger, whether vested or unvested, will become fully vested, to the extent then unvested, and be converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (x) the number of shares subject to the outstanding RSUs which each holder thereof would have been entitled to receive had that RSU vested in full and settled immediately at the effective time of the Merger, multiplied by (y) $3.25. The cash payment will be paid as soon as practicable (and in no event more than 14 calendar days) following the closing of the Merger.

  Restricted Stock

        At the effective time of the Merger, each share of restricted stock outstanding immediately prior to the effective time of the Merger, whether vested or unvested, will become fully vested, to the extent then unvested, and be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to $3.25. The cash payment will be paid as soon as practicable (and in no event more than 14 calendar days) following the closing of the Merger.

Procedures for Payment of Merger Consideration

        Prior to the effective time of the Merger, ASSA US will deposit with the paying agent for the Merger the aggregate consideration to be paid to holders of Common Stock, stock options to purchase Common Stock and RSUs in the Merger.

        Promptly after the effective time of the Merger, ASSA US and the surviving corporation of the Merger will cause the paying agent for the Merger to mail a letter of transmittal to each person who was a record holder of Common Stock at the effective time of the Merger that was converted into the right to receive the per share merger consideration (which letter of transmittal will specify that delivery will be effected, and risk of loss and title will pass, only upon proper delivery of certificates evidencing the Common Stock to the paying agent) along with instructions for surrendering the certificates or non-certificated shares of the Common Stock represented by book-entry on the records of ActivIdentity ("book-entry shares") in exchange for the per share Merger consideration. Upon payment of the per share Merger consideration pursuant to these provisions, each certificate or book-entry share surrendered will be cancelled. No interest will be accrued or paid on the cash payable upon the surrender of the certificate or book-entry share.

Transfers of Ownership and Lost Stock Certificates

        Following the effective time of the Merger, there will be no further registration of transfers of the Common Stock. If, after that time, certificates representing the Common Stock are presented to the surviving corporation, they will be cancelled and exchanged for the per share Merger consideration. If any portion of the Merger consideration is to be paid to a person other than the person in whose name the surrendered share certificate is registered in the records of ActivIdentity, the payment agent will only issue that portion of the Merger consideration if that certificate is properly endorsed or is otherwise accompanied by all documents required to evidence and effect the transfer to the paying agent and the person surrendering the share certificate for payment evidences that any applicable stock transfer taxes have been paid.

        In the event any share certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that share certificate to be lost, stolen or destroyed and, if required by ASSA US or the payment agent, the posting by that person of a bond in such reasonable amount as ASSA US or the payment agent may require as indemnity against any claim that may be made with respect to that share certificate, the payment agent will issue, in exchange for that lost, stolen or destroyed share certificate, the per share Merger consideration.

  Unclaimed Amounts

        Any portion of the Merger consideration which remains undistributed to its stockholders six months after the effective time of the Merger shall promptly be paid to ASSA US on demand and thereafter any of ActivIdentity's stockholders who have not previously exchanged shares for the Merger consideration will only be entitled to look to ASSA US (subject to abandoned property, escheat and similar legal requirements) for its claim, only as a general unsecured creditor, to the cash payable to that stockholder.

Representations and Warranties

        The Merger Agreement contains representations and warranties made by ActivIdentity to ASSA US and Merger Sub and representations and warranties made by ASSA US and Merger Sub to ActivIdentity. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. Moreover, these representations and warranties have been qualified by certain confidential disclosures that ActivIdentity made to ASSA US and Merger Sub in connection with the negotiation of the Merger Agreement, which confidential disclosures are not reflected in the Merger Agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or Material Adverse Effect different from that generally applicable to public disclosures to stockholders. The representations and warranties may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the Merger Agreement as statements of factual information. The representations and warranties in the Merger Agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings ActivIdentity publicly files with the SEC. The following description of the representations and warranties is included to provide ActivIdentity's stockholders with information regarding the terms of the Merger Agreement.

  ActivIdentity

        In the Merger Agreement, ActivIdentity made representations and warranties to ASSA US and Merger Sub with respect to, among other things:

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  organization and good standing of ActivIdentity;

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  corporate power and enforceability with respect to the Merger Agreement;

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  approval of the Merger Agreement and the Merger by the ActivIdentity Board;

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  receipt by the ActivIdentity Board of an opinion from ActivIdentity's financial advisor;

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  the applicability, if any, of state takeover statutes to the Merger;

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  the ActivIdentity stockholder vote required to adopt the Merger Agreement and consummate the Merger;

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  the existence, if any, of conflicts with ActivIdentity's governing documents, applicable laws or certain agreements as a result of entering into the Merger Agreement and the consummation of the Merger;

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  required governmental consents, if any, in connection with entering into the Merger Agreement and the consummation of the Merger;

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  the capitalization of ActivIdentity;

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  ActivIdentity's subsidiaries;

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  ActivIdentity's SEC filings since January 1, 2007;

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  ActivIdentity's financial statements, accounts receivable and internal controls;

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  the existence, if any, of undisclosed material liabilities;

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  conduct of business and the existence, if any, of certain changes since June 30, 2010;

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  matters with respect to ActivIdentity's material contracts;

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  personal property and assets matters;

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  real property matters;

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  intellectual property matters;

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  tax matters;

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  matters related to ActivIdentity's employee benefit plans;

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  labor and employment matters;

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  environmental matters;

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  compliance with permits and laws, including export control laws and foreign anti-corruption laws;

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  the existence, if any, of certain litigation;

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  insurance matters;

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  matters related to specified customers and suppliers of ActivIdentity;

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  related party transactions;

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  bank accounts;

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  books and records;

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  brokers' fees and expenses; and

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  this proxy statement and other documents required to be filed with the SEC in connection with the Merger, and the information supplied by ActivIdentity in this proxy statement and those other documents.

        Many of the representations and warranties in the Merger Agreement made by ActivIdentity are qualified by a "materiality" or "Material Adverse Effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a Material Adverse Effect). For purposes of the Merger Agreement, a "Material Adverse Effect" means any effect that is materially adverse to the business, financial condition or results of operations of ActivIdentity and its subsidiaries, taken as a whole.

        No effect, however, individually or in the aggregate, directly or indirectly resulting from, arising out of, attributable to or related to any of the following will be deemed to be or constitute a "Material Adverse Effect," nor will be taken into account when determining whether a "Material Adverse Effect" has occurred or may, would or could occur:

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  general economic conditions (or changes in those conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

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  conditions (or changes in those conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (i) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

  •
  conditions (or changes in those conditions) in the industries in which ActivIdentity and its subsidiaries conduct business;

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  political conditions (or changes in those conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any of those acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

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  earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other similar events in the United States or any other country or region in the world;

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  any actions taken or failure to take action, in each case, to which ASSA US has approved, consented to or requested, or compliance with the terms of, or taking any action required or contemplated by, the Merger Agreement, or the failure to take any action prohibited by the Merger Agreement;

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  changes in law or other legal or regulatory conditions (or the interpretation thereof) or GAAP or other accounting standards (or the interpretation thereof);

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  changes in ActivIdentity's stock price or its trading volume, or any failure by ActivIdentity to meet any public estimates or expectations of ActivIdentity's revenue, earnings or other financial performance or results of operations for any period, or any failure by ActivIdentity to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (in each case, in and of itself, excluding the underlying cause of those changes or failures, unless those changes or failures would otherwise be excepted from this definition); and

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  any matters set forth in the confidential disclosure schedules to the Merger Agreement;

except to the extent those effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described above in the first five bullets and the third to last bullet (individually or in the aggregate) disproportionately affect in a material respect ActivIdentity and its subsidiaries, taken as a whole, as compared to other companies that conduct business in the countries and regions in the world and in the industries in which ActivIdentity and its subsidiaries conduct business (in which case, only to the extent of those disproportionate effects (if any) will be taken into account when determining whether a "Material Adverse Effect" has occurred or may, would or could occur).

  ASSA US

        In the Merger Agreement, ASSA US and Merger Sub made customary representations and warranties to ActivIdentity with respect to, among other things:

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  organization and good standing of ASSA US and Merger Sub;

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  corporate power and enforceability with respect to the Merger Agreement;

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  the existence, if any, of conflicts with ASSA US' or Merger Sub's governing documents, applicable laws or certain agreements as a result of entering into the Merger Agreement and the consummation of the Merger;

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  required governmental consents, if any, in connection with entering into the Merger Agreement and the consummation of the Merger;

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  the existence, if any, of certain litigation;

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  the information supplied by ASSA US or Merger Sub in this proxy statement and other documents required to be filed with the SEC in connection with the Merger;

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  ASSA US' and Merger Sub's ownership of the Common Stock;

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  brokers' fees and expenses;

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  the operations and liabilities of Merger Sub;

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  the availability of funds to pay the Merger consideration;

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  the existence, if any, of agreements with stockholders or management of ActivIdentity and its affiliates; and

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  the existence, if any, of certain antitrust proceedings or investigations.

        The representations and warranties contained in the Merger Agreement will not survive the effective time of the Merger.

Interim Operations of ActivIdentity

        Except as permitted by the Merger Agreement or approved in writing by ASSA US (which approval will not be unreasonably withheld, delayed or conditioned), from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the effective time of the Merger, ActivIdentity will, and will each cause each of its subsidiaries to:

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  conduct its business and operations in the ordinary and usual course of business and in a manner consistent with past practice;

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  and use commercially reasonable efforts to (i) preserve substantially intact its business organization and material assets, (ii) keep available the services of its current senior executive officers and key employees and (iii) preserve current significant business relationships;

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  pay all taxes prior to delinquency;

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  use commercially reasonable efforts consistent with past practice to collect accounts receivable when due; and

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  sell ActivIdentity products and services consistent with past practices as to license, service and maintenance terms, incentive programs and in accordance with GAAP requirements as to revenue recognition.

        In addition, except as permitted by the Merger Agreement or approved in writing by ASSA US (which approval will not be unreasonably withheld, delayed or conditioned), from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the effective time of the Merger, ActivIdentity will not, and will not permit any of its subsidiaries to, do any of the following:

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  amend its certificate of incorporation or bylaws or comparable organizational documents;

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  propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of ActivIdentity;

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  subject to certain exceptions, issue, sell or deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class of capital stock of ActivIdentity or any of its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of that capital stock, or any other ownership interest ActivIdentity or any of its subsidiaries;

  •
  subject to certain exceptions, directly or indirectly acquire, repurchase or redeem any shares of any class of capital stock of ActivIdentity or any of its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of that capital stock, or any other ownership interest ActivIdentity or any of its subsidiaries;

  •
  subject to certain exceptions, split, combine or reclassify any shares of capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of any shares of capital stock;

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  subject to certain exceptions, (i) incur or assume any long-term or short-term debt or issue any debt securities, (ii) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person, (iii) make any loans, advances or capital contributions to or investments in any other person or (iv) mortgage, grant a security interest in or pledge any of ActivIdentity's or its subsidiaries' assets, tangible or intangible, or create or suffer to exist any lien thereon;

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  subject to certain exceptions, enter into, adopt, amend (including acceleration of vesting), modify or terminate any employee benefit plan or increase the compensation of any director or officer;

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  subject to certain exceptions, commence any material legal proceeding or settle any pending or threatened material legal proceeding;

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  except as required by a change in applicable law or in GAAP, make any material change in any of its accounting principles or practices;

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  take certain actions with respect to tax matters;

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  acquire (by merger, consolidation or acquisition of stock or assets) any person or any equity interest therein;

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  sell, encumber, covenant not to assert or license any intellectual property rights owned by or exclusively licensed to ActivIdentity or any of its subsidiaries or any assets or properties of ActivIdentity or any of its subsidiaries, except in the ordinary course of business and consistent with past practice;

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  subject to certain exceptions, make any capital expenditures;

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  enter into any material contract, other than sales or non-exclusive licenses of ActivIdentity products or services entered into in the ordinary course consistent with past practice, or amend, modify, waive any rights under or consent to the termination of any material contract;

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  enter into any lease for real property, except for a renewal of an existing real property lease in the ordinary course of business consistent with past practice;

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  enter into any new line of business; or

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  enter into, or agree to enter into, a contract to do any of the foregoing.

Employee Benefits and Service Credit

        Under the Merger Agreement, the surviving corporation of the Merger and ASSA US are required to honor all employee plans and compensation arrangements in accordance with their terms as is in effect immediately prior to the effective time of the Merger, provided that the surviving corporation is not prohibited from amending or terminating any of those benefit plans, arrangements or agreements in accordance with their terms or if otherwise required by applicable law. All employees of ActivIdentity (or any subsidiary) as of the effective time of the Merger will be offered employment by the surviving corporation following the Merger. With respect to all employees who continue their employment with the surviving corporation or one of its subsidiaries throughout that time, for a period of one-year following the effective time of the Merger, the surviving corporation will either: (i) maintain for the benefit of those employees the employee plans and other compensation and severance arrangements of the surviving corporation and its subsidiaries (but excluding equity based benefits and individual employment agreements) at benefit levels that, taken as a whole, are no less than those in effect at ActivIdentity or its subsidiaries on the date of the Merger Agreement, and provide compensation and benefits to each of those employees under those plans, or (ii) provide compensation, benefits and severance payments (other than equity based benefits and individual employment agreements) to each of those employees that, taken as a whole, are no less favorable in the aggregate than the compensation, benefits and severance payments (other than equity based benefits and individual employment agreements) provided to similarly situated employees of ASSA US. To the extent that a plan of the surviving corporation or of ASSA US is made available to any of those employees, the surviving corporation will use its commercially reasonable best efforts to grant each of those employees credit for all service with ActivIdentity and its subsidiaries prior to the effective time of the Merger for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant.

        In addition, for new plans that provide medical, dental, pharmaceutical, vision and/or disability benefits, the surviving corporation will use commercially reasonable efforts to (i) waive waiting periods and certain other conditions or exclusions applicable to those new benefit plans in place following the effective time of the Merger, (ii) provide credit for payments for deductible, coinsurance and maximum out-of-pocket requirements paid in connection with ActivIdentity benefit plans similar to those new benefit plans and (iii) credit account balances of any of those new plans that are flexible spending plans for any unused balances under any similar ActivIdentity benefit plan. Any vacation or paid time off accrued but unused by a employee as of immediately before the effective time of the Merger will be credited to the employee following the effective time.

 Stockholder Meeting

        ActivIdentity has agreed to hold a Special Meeting of its stockholders as promptly as reasonably practicable, and in any event within 45 days after (i) the SEC has confirmed that it will not comment on, or has no additional comments on, this proxy statement or (ii) the expiration of the applicable ten-day waiting period from the filing of the preliminary proxy statement with the SEC if the SEC fails to provide notice of any comments, and to use its reasonable best efforts to obtain stockholder approval for the proposal to adopt the Merger Agreement. Notwithstanding the above, ActivIdentity may adjourn or postpone the Special Meeting if (i) there are holders of insufficient shares of Common Stock present or represented by a proxy at the Special Meeting to constitute a quorum, (ii) ActivIdentity is required to adjourn or postpone the Special Meeting by applicable law, order or a request from the SEC or its staff or (iii) the ActivIdentity Board determines in good faith (after reasonable consultation with outside legal counsel) that it is necessary or appropriate to adjourn or postpone the Special Meeting, including in order to (A) give ActivIdentity stockholders sufficient time to evaluate any information or disclosure that ActivIdentity has sent to its stockholders or otherwise made available to its stockholders by issuing a press release, filing materials with the SEC or otherwise, or (B) provide for additional time to solicit proxies from ActivIdentity stockholders.

        Unless the Merger Agreement is terminated, as described below under "—Termination of the Merger Agreement," ActivIdentity has agreed to submit the Merger Agreement to a vote of ActivIdentity's stockholders, even if the ActivIdentity Board has approved, endorsed or recommended another takeover proposal, or withdraws or modifies its recommendation as described below under "—ActivIdentity Board Recommendation."

Nonsolicitation Covenant

        ActivIdentity and its subsidiaries have agreed that they will not, nor will they authorize or permit any of their Representatives to, directly or indirectly:

  •
  solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an acquisition proposal;

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  furnish to any person (other than ASSA US, Merger Sub or any of their designees) any non-public information relating to ActivIdentity or any of its subsidiaries, or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of ActivIdentity or any of its subsidiaries, in any case with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, an acquisition proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

  •
  participate or engage in discussions or negotiations with any person with respect to an acquisition proposal;

  •
  approve, endorse or recommend an acquisition proposal; or

  •
  enter into any letter of intent, memorandum of understanding or other contract contemplating an acquisition transaction.

        ActivIdentity also agreed to promptly cease any existing discussions or negotiations with any person that would otherwise be prohibited by the restrictions described above.

        Notwithstanding the restrictions described above, at any time before the earlier of termination of the Merger Agreement and adoption of the Merger Agreement by ActivIdentity's stockholders, the ActivIdentity Board may, directly or indirectly through one or more Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to ActivIdentity or any of its subsidiaries to, and/or afford access to the business, properties, assets, books, records or other non-public information, or to the personnel, of ActivIdentity or any of its subsidiaries, pursuant to a confidentiality agreement with confidentiality provisions no less restrictive in the aggregate than the terms of the confidentiality agreement between ActivIdentity and ASSA US, to any person (and/or that person's Representatives) that has made or delivered to ActivIdentity a written acquisition proposal that was not received in breach of the non-solicitation provisions of the Merger Agreement, provided that (i) the ActivIdentity Board has determined in good faith (after reasonable consultation with an independent financial advisor and outside legal counsel) that the acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal prior to the effective time of the Merger and (ii) the ActivIdentity Board has determined in good faith (after reasonable consultation with outside legal counsel) that the failure to take that action would reasonably be expected to be a breach of its fiduciary duties under applicable law.

        The Merger Agreement requires ActivIdentity to promptly notify ASSA US if any director or executive officer of ActivIdentity becomes aware of receipt by ActivIdentity of any acquisition proposal, the identity of the person or group involved and the material terms and conditions of the acquisition proposal, and to forward ASSA US a copy of any written acquisition proposal promptly upon receipt. ActivIdentity is required to keep ASSA US informed with respect to the acquisition proposal and must furnish to ASSA US any non-public information relating to ActivIdentity and its subsidiaries that it furnishes to that person or group to the extent that information has not been previously provided to ASSA US. ActivIdentity agreed that it and its subsidiaries will not enter into any confidentiality agreement with any person subsequent to the date of the Merger Agreement that would prohibit ActivIdentity from complying with the non-solicitation provisions of the Merger Agreement.

        "Acquisition proposal" means any offer or proposal (other than an offer or proposal by ASSA US or Merger Sub) to engage in an acquisition transaction.

        "Acquisition transaction" means any transaction or series of related transactions (other than the Merger) involving:

  •
  any direct or indirect purchase or other acquisition by any person or "group" (as defined in or under Section 13(d) of the 1934 Act), whether from ActivIdentity and/or any other person(s), of the Common Stock representing more than 10% of the Common Stock outstanding after giving effect to the consummation of that purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or group beneficially owning more than 10% of the Common Stock outstanding after giving effect to the consummation of that tender or exchange offer;

  •
  any direct or indirect purchase or other acquisition by any person or group of more than 10% of the consolidated assets of ActivIdentity and its subsidiaries taken as a whole (measured by the fair market value thereof as of the date of that sale, transfer, acquisition or disposition); or

  •
  any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other similar transaction involving ActivIdentity pursuant to which any person or group, other than the ActivIdentity stockholders (as a group) immediately prior to the consummation of that transaction, would hold Common Stock representing more than 10% of the Common Stock outstanding after giving effect to the consummation of that transaction.

        "Superior proposal" means any written binding acquisition proposal for an acquisition transaction on terms that the ActivIdentity Board has determined in good faith (after reasonable consultation with an independent financial advisor and outside legal counsel), taking into account all relevant legal, financial and regulatory aspects of that acquisition proposal and the timing and likelihood of consummation of that acquisition transaction, would be more favorable to ActivIdentity stockholders (in their capacity as such) than the Merger, and that person's obligation to consummate that acquisition transaction is not contingent upon that person's ability to obtain financing; provided, however, that for purposes of the reference to an "acquisition proposal" in this definition of a "superior proposal," all references to 10% in the definition of "acquisition transaction" will be references to 100%.

Timing of Closing

        ActivIdentity intends to work towards closing the Merger as promptly as possible. In accordance with the Merger Agreement, the closing of the Merger will occur on a time and date specified by the parties, but unless the parties agree otherwise, in no event later than the third business day following the satisfaction or waiver of all of the conditions set forth in the Merger Agreement, other than those conditions that by their terms are to be satisfied on the closing date of the Merger, but subject to the satisfaction or waiver of those conditions.

Regulatory Matters

        Each of ASSA US and Merger Sub, on the one hand, and ActivIdentity, on the other hand, has agreed to (x) file with the FTC and the Antitrust Division a Notification and Report Form relating to the Merger Agreement and the transactions contemplated thereby within five calendar days following the execution and delivery of the Merger Agreement (which deadline the parties agreed to extend to October 22, 2010), and (y) file comparable pre-merger or post-merger notification filings, forms and submissions with any foreign governmental authority that are required by the other applicable antitrust laws in connection with the Merger at times mutually reasonably agreed to by ASSA US and ActivIdentity. Each of ASSA US and ActivIdentity have agreed to:

  •
  cooperate and coordinate with the other in the making of those filings;

  •
  supply the other with any information that may be required in order to make those filings;

  •
  supply any additional information that reasonably may be required or requested by the FTC, the DOJ or the governmental authorities of any other applicable jurisdiction in which any filing is made under any other antitrust laws; and

  •
  take all action reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other antitrust laws applicable to the Merger as soon as practicable, and to obtain any required consents under any other antitrust laws applicable to the Merger as soon as practicable, and to avoid any impediment to the consummation of the Merger under any antitrust laws.

        Each of ASSA US and Merger Sub, on the one hand, and ActivIdentity, on the other hand, has agreed to promptly inform the other of any communication from any governmental authority regarding any of the transactions contemplated by the Merger Agreement in connection with those filings. If any party or affiliate thereof receives a request for additional information or documentary material from any governmental authority with respect to the transactions contemplated by the Merger Agreement pursuant to the HSR Act or any other antitrust laws applicable to the Merger with respect to which any of those filings have been made, then that party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with that request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable law or by the applicable governmental authority, the parties have agreed to (i) give each other reasonable advance notice of all meetings with any governmental authority relating to the Merger, (ii) give each other an opportunity to participate in each of those meetings, (iii) keep the other party reasonably apprised with respect to any oral communications with any governmental authority regarding the Merger, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any governmental authority, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a governmental authority regarding the Merger and

(vi) provide each other (or counsel of each party, as appropriate) with copies of all written communications to or from any governmental authority relating to the Merger. Any of those disclosures, rights to participate or provisions of information by one party to the other may be made on a counsel-only basis to the extent required under applicable law or as appropriate to protect confidential business information.

Conditions to the Consummation of the Merger

        The obligations of ASSA US and Merger Sub, on the one hand, and ActivIdentity, on the other hand, to consummate the Merger are subject to the satisfaction or waiver (where permissible under applicable law) of the following conditions:

  •
  ActivIdentity must have received the affirmative vote of the holders of a majority of the outstanding shares of Common Stock in favor of adoption of the Merger Agreement;

  •
  any waiting period (and any extension thereof) applicable to the Merger under the HSR Act must have been terminated or expired and any other required approval or waiting periods applicable to the Merger under certain specified antitrust laws must have been obtained or terminated or must have expired; and

  •
  no governmental authority of competent jurisdiction in the U.S. or in certain specified jurisdictions shall have (i) enacted a law or issued an order that is in effect and renders the Merger illegal or (ii) formally issued or threatened an injunction that is in effect and prohibits the Merger.

        The obligations of ASSA US and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions, any of which may be waived exclusively by ASSA US:

  •
  the representations and warranties of ActivIdentity relating to capitalization set forth in the Merger Agreement must be true and correct in all material respects on and as of the closing date (or, in the case of those representations and warranties that are made as of a particular date or period, as of that date or for that period);

  •
  the representations and warranties of ActivIdentity relating to corporate power and enforceability, board approval, the opinion of ActivIdentity's financial advisor and anti-takeover laws and the stockholder approval necessary to adopt the Merger Agreement must be true and correct in all respects on and as of the closing date (or, in the case of those representations and warranties that are made as of a particular date or period, as of that date or for that period);

  •
  the representations and warranties of ActivIdentity made in the Merger Agreement other than those described in the preceding two bullets must be true and correct on and as of the closing date (or, in the case of those representations and warranties that are made as of a particular date or period, as of that date or for that period), except for any failure of any of those representations and warranties to be so true and correct that has not had and would not have, individually or in the aggregate, a Material Adverse Effect; provided, however, that for purposes of determining the accuracy of the representations and warranties of ActivIdentity set forth in the Merger Agreement for this purpose, all "Material Adverse Effect" qualifications set forth in those representations and warranties (other than in the representations and warranties relating to absence of certain changes with respect to ActivIdentity and its subsidiaries since June 30, 2010) will be disregarded;

  •
  ActivIdentity must have performed in all material respects the obligations that are to be performed by it under the Merger Agreement prior to the effective time of the Merger;

  •
  ActivIdentity's net cash must be not less than $68.0 million and ActivIdentity must have provided to ASSA US by the date two business days prior to closing a certificate signed on behalf of ActivIdentity by its chief executive officer or chief financial officer setting forth ActivIdentity's net cash ("net cash" is defined as cash, cash equivalents and marketable securities (each as defined by GAAP and consistent with methodologies used in ActivIdentity's most recently filed Form 10-Q prior to the date of the Merger Agreement) of ActivIdentity and its subsidiaries, minus (i) indebtedness for borrowed money of ActivIdentity and its subsidiaries, (ii) the amount, if any, owed or accrued and not paid by ActivIdentity to its outside advisors (financial, legal, accounting and other) in respect of services in connection with the Merger, (iii) all fees and expenses payable by ActivIdentity or any of its subsidiaries in respect of any and all regulatory filings in connection with the Merger Agreement and the consummation of the transactions contemplated thereby or in respect of any consent, waiver or approval contemplated under the Merger Agreement and (iv) all payables of ActivIdentity or any of its subsidiaries past due (outside of the ordinary course of business consistent with the past practices of ActivIdentity) other than those payables which are being contested by ActivIdentity or any of its subsidiaries in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; provided, however, that (x) any net cash that was subject to exchange rate fluctuations will be calculated assuming exchange rates in effect as of the date of the Merger Agreement, and (y) the value of any marketable securities that are held by ActivIdentity on the date of the Merger Agreement will be determined as of the date of the Merger Agreement);

  •
  ASSA US and Merger Sub must have received a certificate of ActivIdentity, validly executed for and on behalf of ActivIdentity and in its name by its chief executive officer or chief financial officer, certifying that, to the knowledge of that officer, the conditions described in the preceding five bullets have been satisfied;

  •
  no Material Adverse Effect will have arisen or occurred following the execution, delivery and effectiveness of the Merger Agreement that is continuing; and

  •
  ActivIdentity must have filled all reports with the SEC containing financial statements required to be filed with the SEC prior to the effective time of the Merger.

        The obligations of ActivIdentity to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions, any of which may be waived exclusively by ActivIdentity:

  •
  the representations and warranties of ASSA US and Merger Sub set forth in the Merger Agreement must be true and correct on and as of the closing date (or, in the case of those representations and warranties that are made as of a particular date or period, as of that date or for that period), except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay or impede the consummation of the transactions contemplated by the Merger Agreement or the ability of ASSA US or Merger Sub to fully perform their respective covenants and obligations under the Merger Agreement; provided, however, that for purposes of determining the accuracy of the representations and warranties of ASSA US and Merger Sub set forth in the Merger Agreement for this purpose, all "material" qualifications set forth in those representations and warranties will be disregarded;

  •
  each of ASSA US and Merger Sub must have performed in all material respects the obligations that are to be performed by it under the Merger Agreement prior to the effective time of the Merger; and

  •
  ActivIdentity must have received a certificate of ASSA US and Merger Sub, validly executed for and on behalf of ASSA US and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement

        ActivIdentity and ASSA US may terminate the Merger Agreement by mutual written agreement at any time prior to the effective time of the Merger. In addition, with certain exceptions, either ASSA US or ActivIdentity may unilaterally terminate the Merger Agreement at any time prior to the effective time of the Merger (notwithstanding the prior receipt of the approval of the adoption of the Merger Agreement by ActivIdentity's stockholders) if:

  •
  any governmental entity of competent jurisdiction has (i) enacted a law that is in effect at the time of that termination and renders the Merger illegal at the time of that termination or (ii) formally issued a permanent, final and non-appealable injunction that prohibits the Merger; provided, however, that any party whose failure to perform any covenant or obligation under the Merger Agreement resulted in the events described in this bullet will not be entitled to exercise its right to terminate the Merger Agreement because of this reason;

  •
  the effective time of the Merger has not occurred by 5:00 p.m. (Pacific Standard Time) on the termination date; provided, however, that any party whose actions or omissions have been the cause of, or resulted in, the failure of the effective time to have occurred will not be entitled to exercise its right to terminate the Merger Agreement because of this reason; or

  •
  stockholder approval of adoption of the Merger Agreement is not obtained at the meeting of ActivIdentity stockholders at which a vote is taken on the Merger.

        ASSA US may also terminate the Merger Agreement if:

  •
  there is (i) an inaccuracy in ActivIdentity's representations and warranties in the Merger Agreement or ActivIdentity breaches its covenants in the Merger Agreement in either case such that the conditions to the Merger relating to ActivIdentity's representations, warranties and covenants would not be satisfied, and, if curable, that inaccuracy or breach is not cured within 20 business days after notice thereof or (ii) any of the closing conditions regarding net cash, no Material Adverse Effect and the filing of certain SEC reports have become not capable of being satisfied by the termination date; provided, that the termination right described in this bullet will not be available to ASSA US if either ASSA US or Merger Sub is then in material breach of any of their respective representations, warranties, covenants or obligations contained in the Merger Agreement;

  •
  (i) at any time prior to receipt of approval of the adoption of the Merger Agreement by ActivIdentity's stockholders, the ActivIdentity Board makes a change of recommendation regarding the Merger or (ii) a tender or exchange offer for Common Stock that would, if consummated in accordance with its terms, constitute a competing acquisition transaction (which has the same meaning as an "acquisition transaction," except that all references in the definition of "acquisition transaction" to "10%" will be references to "50%") (whether or not a superior proposal) is commenced by a person unaffiliated with ASSA US and, within 10 business days after the public announcement of the commencement of that acquisition proposal, ActivIdentity has not filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the 1934 Act reaffirming the ActivIdentity Board's recommendation and recommending that ActivIdentity stockholders reject that acquisition proposal and not tender any shares of the Common Stock into that tender or exchange offer.

        ActivIdentity may also terminate the Merger Agreement if:

  •
  there is an inaccuracy in ASSA US' or Merger Sub's representations and warranties in the Merger Agreement or ASSA US or Merger Sub breaches its covenants in the Merger Agreement, in either case such that the conditions to the Merger relating to ASSA US' and Merger Sub's representations, warranties and covenants would not be satisfied, and, if curable, that inaccuracy or breach is not cured within 20 business days after notice thereof; provided, that the termination right described in this bullet will not be available to ActivIdentity if it is then in material breach of any of its representations, warranties, covenants or obligations contained in the Merger Agreement; or

  •
  at any time prior to receipt of approval of the adoption of the Merger Agreement by ActivIdentity's stockholders, (i) ActivIdentity has received a superior proposal, (ii) the ActivIdentity Board has determined in good faith (after reasonable consultation with outside legal counsel) that the failure to enter into a definitive agreement relating to that superior proposal would reasonably be expected to be a breach of its fiduciary duties under applicable law, (iii) ActivIdentity has notified ASSA US in writing that it intends to enter into a definitive agreement relating to that superior proposal, attaching the current version of that agreement, (iv) if requested by ASSA US, ActivIdentity has made its Representatives available to discuss with ASSA US' Representatives any proposed modifications to the terms and conditions of the Merger Agreement during the three business day period following delivery by ActivIdentity to ASSA US of that superior proposal notice, (v) if ASSA US has delivered to ActivIdentity a written, binding and irrevocable offer to alter the terms or conditions of the Merger Agreement during that three business day period, the ActivIdentity Board has determined in good faith, after considering the terms of that offer by ASSA US, that the superior proposal giving rise to that superior proposal notice continues to be a superior proposal and, (vi) concurrently with the termination of the Merger Agreement, ActivIdentity pays ASSA US the termination fee described under "—Termination Fees and Expenses" below and enters into the definitive agreement to consummate the transaction contemplated by that superior proposal.

        If the Merger Agreement is terminated, it will become of no further force and effect and there shall be no liability on the part of ASSA US, Merger Sub, ActivIdentity or their respective stockholders, directors, officers, employees, affiliates, agents or other representatives, except for certain provisions relating to public statements, effect of termination, fees and expenses and general provisions. No such termination will relieve any party from liability for any knowing and intentional breach of, or fraud in connection with, the Merger Agreement.

Termination Fees and Expenses

        ActivIdentity has agreed to pay ASSA US a termination fee of $5.0 million in cash in the event that the Merger Agreement is terminated by:

  •
  ASSA US or ActivIdentity pursuant to the provisions described in the third bullet in the first paragraph under "—Termination of the Merger Agreement" above, provided that (i) the closing conditions related to antitrust approvals and no prohibitive laws or injunctions have been satisfied or are capable of being satisfied and the closing conditions related to ASSA US' and Merger Sub's representations, warranties and covenants would have been satisfied if the date of that termination was the closing date, (ii) following the execution and delivery of the Merger Agreement and prior to the termination of the Merger Agreement, a competing acquisition transaction has been publicly announced and not withdrawn or otherwise abandoned and, (iii) within one year following the date of termination, ActivIdentity has consummated that competing acquisition transaction or entered into a definitive agreement with respect to that competing acquisition transaction, which is subsequently consummated;

  •
  ASSA US pursuant to the provisions described in the second bullet in the second paragraph under "—Termination of the Merger Agreement" above; or

  •
  ActivIdentity pursuant to the provisions described in the second bullet in the third paragraph under "—Termination of the Merger Agreement" above;

        In addition, if the Merger Agreement is terminated pursuant to the provisions described in the third bullet in the first paragraph or the first bullet in the second paragraph under "—Termination of the Merger Agreement" above, ActivIdentity has agreed to pay ASSA US an amount in cash equal to $1.25 million; provided that the amount of this payment will be credited against any obligation of ActivIdentity to pay the $5.0 million termination fee.

        The parties acknowledged in the Merger Agreement that the provisions regarding the foregoing fees are an integral part of the transactions contemplated by the Merger Agreement and that, without those provisions, the parties would not have entered into the Merger Agreement. If ActivIdentity fails to pay the foregoing fees to ASSA US when due, ActivIdentity will pay the costs and expenses (including reasonable legal fees and expenses) incurred by ASSA US in connection with any action taken to collect payment, together with interest on the unpaid amount.

        Except as set forth in the Merger Agreement and described above, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring those expenses whether or not the Merger is consummated.

ActivIdentity Board Recommendation

        Subject to the provisions described below, the ActivIdentity Board agreed to recommend that ActivIdentity's stockholders vote in favor of the adoption of the Merger Agreement. The ActivIdentity Board also agreed to include its recommendation in this proxy statement. Subject to the provisions described below, the Merger Agreement provides that neither the ActivIdentity Board nor any committee thereof will:

  •
  withhold, withdraw, amend or modify in a manner adverse to ASSA US, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to ASSA US, the ActivIdentity Board recommendation;

  •
  adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an acquisition proposal;

  •
  after the receipt of any acquisition proposal, fail to publicly reaffirm the ActivIdentity Board recommendation within ten business days after ASSA US so requests in writing; or

  •
  fail to include the ActivIdentity Board recommendation in this proxy statement.

        Notwithstanding these restrictions, at any time before the adoption of the Merger Agreement by ActivIdentity's stockholders, the ActivIdentity Board may make a change in recommendation if the ActivIdentity Board has determined in good faith (after reasonable consultation with outside legal counsel) that the failure to make a change in recommendation would reasonably be expected to be a breach of its fiduciary duties under applicable law.

        Notwithstanding the provisions described above, the Merger Agreement does not prohibit the ActivIdentity Board from (i) taking and disclosing to its stockholders a position in response to any tender offer contemplated by Rule 14e-2(a) under the 1934 Act or disclosing matters regarding a tender offer in compliance with the provisions of Rule 14d-9 under the 1934 Act and (ii) making any disclosure to its stockholders that the ActivIdentity Board has determined in good faith (after reasonable consultation with its outside legal counsel) that the failure to make that disclosure would reasonably be expected to be a breach of its fiduciary duties under applicable law; provided, however, that in the case of both clause (i) and clause (ii) any disclosure of those matters will be subject to the terms and conditions of the Merger Agreement.

Indemnification and Insurance

        From and after the effective time of the Merger, ASSA US is required to cause the surviving corporation of the Merger to honor and fulfill in all respects (i) the obligations of ActivIdentity and its subsidiaries under any and all indemnification agreements between ActivIdentity and any of its subsidiaries, on the one hand, and of their respective current or former directors and officers and any person who becomes a director or officer of ActivIdentity or any of its subsidiaries prior to the effective time of the Merger, on the other hand, and (ii) any indemnification, exculpation or advancement of expenses provision under the certificate of incorporation or bylaws (or comparable organizational documents) of ActivIdentity or any of its subsidiaries, in each case as in effect as of the date of the Merger Agreement.

        For six years after the effective time of the Merger, to the fullest extent permitted by applicable law, ASSA US, the surviving corporation in the Merger and its subsidiaries are required to, and ASSA US is required to cause the surviving corporation of the Merger and its subsidiaries to, indemnify and hold harmless each person who is a current or former director or officer of ActivIdentity or any of its subsidiaries and any person who becomes a director or officer of ActivIdentity or any of its subsidiaries prior to the effective time of the Merger from and against any costs, fees and expenses (including reasonable attorneys' fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, proceeding, investigation or inquiry, whether civil, criminal, administrative or investigative, to the extent that claim, proceeding, investigation or inquiry arises directly or indirectly out of or pertains directly or indirectly to (i) any action or omission or alleged action or omission in that indemnified person's capacity as a director, officer, employee or agent of ActivIdentity or any of its subsidiaries or other affiliates (regardless of whether that action or omission, or alleged action or omission, occurred prior to, at or after the effective time of the Merger), or (ii) any of the transactions contemplated by the Merger Agreement. All claims for indemnification that ASSA US received written notice of prior to the sixth anniversary of the effective time of the Merger will survive until the claim is fully and finally resolved.

        In addition, for six years after the effective time of the Merger, to the fullest extent permitted by applicable law, ASSA US, the surviving corporation in the Merger and its subsidiaries are required to, and ASSA US is required to cause the surviving corporation of the Merger and its subsidiaries to, advance all costs, fees and expenses (including reasonable attorneys' fees and investigation expenses) incurred by an indemnified person in connection with any claim, proceeding, investigation or inquiry; provided that the person to whom expenses are advanced provides an undertaking to repay those advances if it is ultimately determined in a final, non-appealable judgment by a court of competent jurisdiction that the person is not entitled to indemnification.

        For six years after the effective time of the Merger, ASSA US and the surviving corporation of the Merger are required to maintain in effect ActivIdentity's current directors' and officers' liability insurance for acts or omissions occurring prior to the effective time of the Merger, covering each person who is covered by ActivIdentity's directors' and officers' insurance, on terms with respect to coverage and amounts that are equivalent to ActivIdentity's current directors' and officers' insurance. ASSA US' and the surviving corporation of the Merger's obligation to provide this insurance coverage is subject to a cap on annual premiums of 250% of the annual premium paid by ActivIdentity in its last full fiscal year. If ASSA US and the surviving corporation of the Merger cannot maintain the existing or equivalent insurance coverage without exceeding the 250% cap, they are required obtain a policy with the greatest coverage available for a cost not exceeding the cap. In lieu of the foregoing, prior to the effective time of the merge ActivIdentity may purchase a six-year "tail" directors' and officers'

liability insurance policy and ASSA US and the surviving corporation of the Merger will be required to maintain the "tail" policy in full force and effect.

Additional Covenants

        The Merger Agreement provides a number of additional covenants of the parties.

        Public Statements.    Subject to certain exceptions, the parties have agreed not to issue any press release or make any public announcement concerning the Merger Agreement or the Merger without the prior written consent of the other parties (which consent will not be unreasonably withheld, delayed or conditioned).

        Access to Information.    From the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the effective time of the Merger, subject to certain exceptions, ActivIdentity has agreed to give ASSA US and its financial advisors, business consultants, legal counsel, accountants and other agents and representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of ActivIdentity. The terms of the confidentiality agreement executed by the parties prior to the execution of the Merger Agreement will apply to any information obtained pursuant to the access provisions of the Merger Agreement.

        Anti-Takeover Laws.    If any state anti-takeover or other similar law or order is or becomes applicable to any of the transactions contemplated by the Merger Agreement, ActivIdentity, ASSA US and Merger Sub have agreed to use their respective reasonable best efforts to ensure that the transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in the Merger Agreement and otherwise to minimize the effect of that law or order on the Merger Agreement and the transactions contemplated thereby.

        Notification of Certain Matters.    From the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the effective time of the Merger, ActivIdentity and ASSA US have agreed to promptly notify the other party of becoming aware that any representation or warranty made by that party in the Merger Agreement has become materially untrue or inaccurate, or of any material failure to comply with or satisfy any covenant, condition or agreement in the Merger Agreement.

        Further Assurances.    Unless the ActivIdentity Board has approved, endorsed or recommended another takeover proposal, or withdraws or modifies its recommendation as described above under "—ActivIdentity Board Recommendation," the parties have agreed, at the reasonable request of another party, to execute and deliver any other instruments and do and perform any other acts and things as may be necessary for effecting the consummation of the Merger Agreement and the transactions contemplated thereby.

Amendment

        The Merger Agreement may be amended by the parties thereto at any time by execution of a written instrument signed on behalf of each of ASSA US, Merger Sub and ActivIdentity. However, subsequent to the adoption of the Merger Agreement by ActivIdentity's stockholders, no amendment to the Merger Agreement may be made that requires approval of ActivIdentity's stockholders under applicable law unless the required further approval is obtained.

No Third Party Beneficiaries

        Nothing in the Merger Agreement is intended to or will confer upon any person other than the parties to the Merger Agreement any rights or remedies under the Merger Agreement, except (i) the provisions relating to directors' and officers' indemnification and insurance, (ii) prior to the effective time of the Merger, for the right of holders of the Common Stock to pursue claims for damages (including damages based on loss of the economic benefits of the transaction to ActivIdentity stockholders) and other relief (including equitable relief) for any breach of the Merger Agreement by ASSA US or Merger Sub, whether or not the Merger Agreement has been validly terminated according to its terms, and (iii) from and after the effective time of the Merger, the rights of holders of the Common Stock and other ActivIdentity securities to receive the Merger consideration. The rights referred to in clause (ii) of the previous sentence are enforceable only on behalf of ActivIdentity stockholders by ActivIdentity in its sole and absolute discretion, as agent for the ActivIdentity stockholders, and any damages, settlements or other amounts recovered or received by ActivIdentity with respect to those claims (net of expenses incurred by ActivIdentity in connection therewith) may, in ActivIdentity's sole and absolute discretion, be (A) distributed, in whole or in part, by ActivIdentity to the holders of shares of Common Stock of record as of any date determined by ActivIdentity or (B) retained by ActivIdentity for the use and benefit of ActivIdentity on behalf of its stockholders in any manner ActivIdentity deems fit.

Remedies

        Each party is entitled to seek an injunction or injunctions to prevent or restrain breaches or threatened breaches of the Merger Agreement and to specifically enforce the terms and provisions of the Merger Agreement in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware).

        Those members of the ActivIdentity Board voting on these matters unanimously approved this proposal and recommend that stockholders vote "FOR" the proposal to adopt the Merger Agreement.

PROPOSAL TWO—ADJOURNMENT AND POSTPONEMENT

        The ActivIdentity Board is also asking the ActivIdentity stockholders to consider and vote upon the proposal to grant discretionary authority to adjourn or postpone the Special Meeting to another time or place for the purpose of soliciting additional proxies if there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the Special Meeting. The affirmative vote of the holders of a majority of the Common Stock voting in person or by proxy at the Special Meeting will be required to approve this proposal. If the ActivIdentity stockholders approve this proposal, we could adjourn or postpone the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from the ActivIdentity stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against the adoption of the Merger Agreement to defeat that proposal, we could adjourn or postpone the Special Meeting without a vote on the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement.

        Those members of the ActivIdentity Board voting on this matter unanimously approved this proposal and recommend that stockholders vote "FOR" the proposal to grant discretionary authority to adjourn or postpone the Special Meeting to another time or place for the purpose of soliciting additional proxies if there are not sufficient votes in favor of the adoption of the Merger Agreement at the time of the Special Meeting.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

        The following table sets forth information regarding ownership of the Common Stock as of October 7, 2010 (unless indicated otherwise below where information is based on filings with the SEC) by (a) each person known to us to beneficially own more than 5% of the outstanding shares of the Common Stock, (b) each of our current directors, (c) each of our executive officers who would be "named executive officers" in our fiscal 2010 compensation table and (d) all of our current directors and executive officers as a group. The information in this table is based solely on information provided to us or on statements in filings made with the SEC.

	Shares Beneficially Owned and Shares Underlying Options and RSUs Exercisable within 60 days of October 7, 2010
Name and Address of Beneficial Owner(1)	Shares	Options and RSUs	Total	Percent of Class(2)
OZ Management LP(3) 9 West 57th Street, 39th Floor New York, NY 10019	4,279,701	—	4,279,701	9.08%
Dimensional Fund Advisors LP(4) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	3,421,728	—	3,421,728	7.26%
Porter Orlin LLC(5) 666 Fifth Avenue, 34th Floor New York, NY 10103	2,827,255	—	2,827,255	6.00%
Renaissance Technologies LLC(6) 800 Third Avenue New York, New York 10022	2,511,494	—	2,511,494	5.33%
Directors
James W. Frankola	115,500	67,498	182,998	*
James E. Ousley	20,251	118,332	138,583	*
David Wright	20,000	76,664	96,664	*
Steven Humphreys	—	65,000	65,000	*
Robert Brandewie	—	52,500	52,500	*
Brad Boston	—	20,832	20,832	*
Named Executive Officers
Grant Evans(7)	30,572	720,827	751,399	1.57%
Jacques Kerrest(8)	85,000	422,917	507,917	1.07%
Michael Sotnick	—	—	—	—
John Boyer	—	225,416	225,416	*
All current directors and executive officers as a group (9 persons)	271,323	1,769,986	2,041,309	4.29%

*
Less than 1% of the outstanding Common Stock.

(1)
Unless indicated otherwise, the address of each beneficial owner is c/o ActivIdentity Corporation, 6623 Dumbarton Circle, Fremont, California 94555.

(2)
Applicable percentage of ownership is rounded to the nearest tenth and is based on 47,153,535 shares issued and outstanding at October 7, 2010 together with applicable stock options, RSUs, and other unissued equity awards for that stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of the Common Stock subject to options currently exercisable or exercisable within 60 days of October 7, 2010, as well as all shares issuable under outstanding restricted stock units that are vested or will be vested within 60 days of October 7, 2010, are deemed outstanding for computing the percentage of ownership of the person holding those securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown, subject to applicable community property laws.

(3)
Based on Schedule 13G filed February 16, 2010 by OZ Management LP ("OZ") for the period ended December 31, 2009. OZ serves as principal investment manager to a number of investment funds and discretionary accounts with respect to which it has voting and dispositive authority over ActivIdentity's shares reported in that Schedule 13G/A, including that type of an account for OZ Master Fund, Ltd. Och-Ziff Holding Corporation ("OZHC") serves as the general partner of OZ. As such, it may be deemed to control OZ and therefore may be deemed to be the beneficial owner of the shares reported in that Schedule 13G/A. Och-Ziff Capital Management Group LLC is the sole stockholder of OZHC and Och-Ziff Holding LLC. As such, it may be deemed to control OZHC and Och-Ziff Holding LLC and therefore may be deemed to be the beneficial owner of shares reported in the Schedule 13G. Mr. Daniel S. Och is the Chief Executive Officer and Executive Managing Director of OZ. As such, he may be deemed to control those entities and therefore may be deemed to be the beneficial owner of the reported shares. Each of the entities disclaims any beneficial ownership of any of those shares.

(4)
Based on Schedule 13G filed on February 8, 2010 by Dimensional Fund Advisors LP for the period ended December 31, 2009.

(5)
Based on Form 13F-HR filed August 17, 2010 by Porter Orlin LLC for the period ended June 30, 2010.

(6)
Based on Schedule 13G/A filed on February 12, 2010 by Renaissance Technologies LLC for the period ended December 31, 2009.

(7)
Shares beneficially held include 30,572 shares of Common Stock held indirectly by the Grant E. and Susan L. Evans Living Trust dated 10/17/1991.

(8)
Shares beneficially held include 85,000 shares of Common Stock held indirectly by J D Kerrest & S W Kerrest Trustees for Jacques & Sandra Kerrest REV Trust U/A dated 05/09/95.

WHERE YOU CAN FIND MORE INFORMATION

        ActivIdentity files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to our Investor Information page on our corporate web site at http://investor.actividentity.com (click on "SEC Filings"). Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

        Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each of these statements is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this proxy statement and before the date of the Special Meeting:

  •
  Annual Report on Form 10-K for the fiscal year ended September 30, 2009 (filed December 14, 2009) and Form 10-K/A for the fiscal year ended September 30, 2009 (filed January 28, 2010).

  •
  Quarterly Reports filed on Form 10-Q for the fiscal quarter ended December 31, 2009 (filed February 9, 2010), for the fiscal quarter ended March 31, 2010 (filed May 10, 2010) and for the fiscal quarter ended June 30, 2010 (filed August 6, 2010).

  •
  Current Reports filed on Form 8-K: dated December 14, 2009 (filed December 18, 2009); dated December 17, 2009 (filed December 23, 2009); dated January 19, 2010 (filed January 22, 2010); dated February 18, 2010 (filed February 19, 2010); dated February 19, 2010 (filed February 19, 2010); dated March 24, 2010 (filed March 26, 2010); dated March 24, 2010 (filed April 2, 2010); dated July 4, 2010 (filed July 15, 2010); dated August 25, 2010 (filed August 31, 2010); and dated October 11, 2010 (filed October 12, 2010).

  •
  Current Report filed on Form 8-K/A dated February 19, 2010 (filed on March 3, 2010)

        Any person, including any beneficial owner of Common Stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by first class mail or other equally prompt means within one business day of receipt of that request, by contacting Investor Relations by telephone at (510) 745-6200, by mail at ActivIdentity Corporation, 6623 Dumbarton Circle, Fremont, California 94555, Attention: Investor Relations, or by e-mail at Investor@ActivIdentity.com. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

 OTHER MATTERS

        Other than as described in this proxy statement, the ActivIdentity Board knows of no other matters to be submitted at the Special Meeting.

        It is important that your ActivIdentity shares be represented at the Special Meeting, regardless of the number of shares which you hold. You are, therefore, urged to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

ASSA ABLOY INC.

FITACQUISITION, INC.

and

ACTIVIDENTITY CORPORATION

Dated as of October 11, 2010

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of October 11, 2010 by and among ASSA ABLOY Inc., an Oregon corporation ("Parent"), FitAcquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and ActivIdentity Corporation, a Delaware corporation (the "Company"). All capitalized terms that are used in this Agreement shall have the respective meanings ascribed thereto in Article I.

RECITALS:

        A.    The Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the "Merger") in accordance with the Delaware General Corporation law (the "DGCL") upon the terms and subject to the conditions set forth herein, (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder and the consummation of the Merger upon the terms and subject to the conditions set forth herein and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement in accordance with the DGCL.

        B.    The respective boards of directors of each of Parent and Merger Sub have (i) declared it advisable to enter into this Agreement and (ii) approved the execution and delivery of this Agreement, performance of their respective obligations hereunder and the consummation of the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

        C.    Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated hereby, and to prescribe certain conditions with respect to the consummation of the Merger and the other transactions contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I
DEFINITIONS & INTERPRETATIONS

        1.1    Certain Definitions.     For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

          "Acceptable Confidentiality Agreement" shall mean an agreement containing provisions that require any counter-party(ies) thereto (and any of its (their) representatives named therein) that receive material non-public information of or with respect to the Company to keep such information confidential, provided that such confidentiality provisions are no less restrictive in the aggregate to such counter-party(ies) (and any of its (their) representatives named therein) than the terms of the Confidentiality Agreement. For the avoidance of doubt, an "Acceptable Confidentiality Agreement" need not contain any "standstill" or other similar provisions.

          "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

          "Acquisition Transaction" shall mean any transaction or series of related transactions (other than the Merger) involving:

            (a)   any direct or indirect purchase or other acquisition by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act), whether from the Company and/or any other Person(s), of shares of Company Common Stock representing more than ten percent (10%) of the Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or "group" that, if consummated in accordance with its terms, would result in such Person or "group" beneficially owning more than ten percent (10%) of the Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer;

            (b)   any direct or indirect purchase or other acquisition by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act) of more than ten percent (10%) of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such sale, transfer, acquisition or disposition); or

            (c)   any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other similar transaction involving the Company pursuant to which any Person or "group" (as defined in or under Section 13(d) of the Exchange Act), other than the Company Stockholders (as a group) immediately prior to the consummation of such transaction, would hold shares of Company Common Stock representing more than ten percent (10%) of the Company Common Stock outstanding after giving effect to the consummation of such transaction.

          "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

          "Antitrust Law" means the Sherman Antitrust Act, as amended, the Clayton Antitrust Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

          "Business Day" shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or the State of New York, or is a day on which banking institutions located in the State of California or the State of New York are authorized or required by Law or other governmental action to close.

          "COBRA" shall mean Title 10 of the Consolidated Omnibus Budget Reconciliation Act of 1985, originally enacted as Pub. L. No. 99-272, and Code Sections 4980B(f) and (g) and part 6 of subtitle B of title I of ERISA, as added by COBRA (as amended), and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto. Any reference to a specific section of the Code herein shall include such section, any valid regulation or IRS guidance promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

          "Company Available Net Cash" shall mean cash, cash equivalents and marketable securities (each as defined by GAAP and consistent with methodologies used in the Company's most recently filed Form 10-Q prior to the date hereof) of the Company and its Subsidiaries, minus (a) indebtedness for borrowed money of the Company and its Subsidiaries, (b) the amount, if any, owed or accrued and not paid by the Company to its outside advisors (financial, legal, accounting and other) in respect of services in connection with the Merger, (c) all fees and expenses payable by the Company or any of its Subsidiaries in respect of any and all regulatory filings in connection with this Agreement and the consummation of the transactions contemplated hereby or in respect of any consent, waiver or approval contemplated by Article VI and (d) all payables of the Company or any of its Subsidiaries past due (outside of the ordinary course of business consistent with the past practices of the Company) other than such payables which are being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; provided, however, that (x) any Company Available Net Cash that was subject to exchange rate fluctuations will be calculated assuming exchange rates in effect as of the date hereof, and (y) the value of any marketable securities that are held by the Company on the date hereof shall be determined as of the date hereof.

          "Company Balance Sheet" shall mean the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2010, in the form included in the Company's Quarterly Report on Form 10-Q filed with the SEC for the period ended June 30, 2010.

          "Company Board" shall mean the Board of Directors of the Company.

          "Company Capital Stock" shall mean the Company Common Stock and the Company Preferred Stock.

          "Company Common Stock" shall mean the Common Stock, par value $0.001 per share, of the Company, together with the Preferred Stock purchase rights appurtenant thereto issued under the Company Rights Plan.

          "Company Intellectual Property" shall mean the Intellectual Property Rights owned by, or exclusively licensed to, the Company or any of its Subsidiaries.

          "Company Intellectual Property Agreements" shall mean, collectively, In-Licenses and Out-Licenses.

          "Company Material Adverse Effect" shall mean any effect that is materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no effect (by itself or when aggregated or taken together with any and all other effects) directly or indirectly resulting from, arising out of, attributable to or related to any of the following shall be deemed to be or constitute a "Company Material Adverse Effect," and no effect (by itself or when aggregated or taken together with any and all other such effects) directly or indirectly resulting from, arising out of, attributable to or related to any of the following shall be taken into account when determining whether a "Company Material Adverse Effect" has occurred or may, would or could occur:

            (a)   general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

            (b)   conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (i) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

            (c)   conditions (or changes in such conditions) in the industries in which the Company and its Subsidiaries conduct business;

            (d)   political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

            (e)   earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

            (f)    any actions taken or failure to take action, in each case, to which Parent has approved, consented to or requested; or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement; or the failure to take any action prohibited by this Agreement;

            (g)   changes in Law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof);

            (h)   changes in the Company's stock price or the trading volume of the Company's stock, or any failure by the Company to meet any public estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (in each case, in and of it self, and excluding the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); and

            (i)    any matters set forth in the Company Disclosure Letter;

  except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in clauses (a) through (e) and (g) above (by themselves or when aggregated or taken together with any and all other such matters) disproportionately affect in a material respect the Company and its Subsidiaries, taken as a whole, as compared to other companies that conduct business in the countries and regions in the world and in the industries in which the Company and its Subsidiaries conduct business (in which case, only to the extent of such disproportionate effects (if any) shall be taken into account when determining whether a "Company Material Adverse Effect" has occurred or may, would or could occur).

          "Company Options" shall mean any options to purchase shares of Company Common Stock outstanding under any of the Company Stock Plans.

          "Company Preferred Stock" shall mean the Preferred Stock, par value $0.001 per share, of the Company.

          "Company Products" shall mean all products produced, marketed, licensed, sold or distributed by or on behalf of the Company or any of its Subsidiaries.

          "Company Rights Plan" shall mean the Stockholder Rights Agreement, dated as of July 25, 2008, between the Company and American Stock Transfer & Trust Company LLC, as rights agent.

          "Company Stock-Based Award" shall mean each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted under the Company Stock Plans or Employee Plans (including performance shares, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents, but not including any 401(k) plan of the Company), other than Company Options.

          "Company Stock Plans" shall mean (a) the Company's 2002 Stock Option Plan and 2004 Equity Incentive Plan and (b) any other compensatory option plans or Contracts of the Company, including option plans or Contracts assumed by the Company pursuant to a merger, acquisition or other similar transaction.

          "Company Stockholders" shall mean holders of shares of Company Capital Stock.

          "Company Termination Fee" shall mean an amount in cash equal to $5.0 million.

          "Competing Acquisition Transaction" shall have the same meaning as an "Acquisition Transaction" under this Agreement except that all references therein to "ten percent (10%)" shall be references to "fifty percent (50%)."

          "Continuing Employees" shall mean all current and former employees of the Company who are offered and timely accept employment by Parent or any Subsidiary of Parent, who continue their employment with the Company at the request of Parent or, outside the U.S., who remain or become employees of the Company, Parent or any Subsidiary of Parent.

          "Contract" shall mean any written contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement.

          "Delaware Law" shall mean the DGCL and any other applicable law (including common law) of the State of Delaware.

          "DOJ" shall mean the United States Department of Justice or any successor thereto.

          "Environmental Law" shall mean any Laws (and the regulations promulgated thereunder) relating to the protection of the environment (including ambient air, surface water, groundwater or land) or exposure of any individual to Hazardous Substances or otherwise relating to the production, use, emission, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances or the investigation, clean-up or other remediation or analysis thereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. Any reference to a specific section of ERISA herein shall include such section, any valid regulation promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

          "FTC" shall mean the United States Federal Trade Commission or any successor thereto.

          "Fundamental Representations" shall mean the representations and warranties of the Company set forth in Section 3.2, Section 3.3, Section 3.4 and Section 3.7.

          "GAAP" shall mean generally accepted accounting principles, as applied in the United States.

          "Governmental Authority" shall mean any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.

          "Hazardous Substance" shall mean any substance, material or waste that is characterized or regulated under any Environmental Law as "hazardous," "pollutant," "contaminant," "toxic" or words of similar meaning or effect, including petroleum and petroleum products, polychlorinated biphenyls and asbestos.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

          "Intellectual Property Rights" shall mean any and all rights associated with or arising under any of the following anywhere in the world (whether statutory, common law or otherwise): (a) patents and applications therefor ("Patents"); (b) copyrights, copyrights registrations and applications therefor, rights in databases, and all other corresponding works of authorship, however denominated ("Copyrights") including all Copyrights in and to Software, websites, content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, designs, mask works and other works of authorship and copyrightable subject matter; (c) rights in industrial designs and any registrations and applications therefore; (d) trademarks, trade names, logos and service marks, and registrations and applications therefor ("Trademarks"); (e) trade secret rights and corresponding rights in confidential business and technical information and know-how ("Trade Secrets") including Trade Secrets in and to: (i) technology, formulae, algorithms, procedures, processes, methods, techniques, knowhow, ideas, creations, inventions, discoveries and improvements (whether patentable or unpatentable and whether or not reduced to practice), (ii) technical, engineering, manufacturing, product, marketing, servicing, financial, supplier, personnel and other information and materials, (iii) customer, vendor and distributor lists, contact and registration information and correspondence, and (iv) specifications, designs, models, devices, prototypes, schematics and development tools; (f) domain names and internet addresses, including registrations thereof and applications therefore; and (g) any similar or equivalent rights to any of the foregoing.

          "IRS" shall mean the United States Internal Revenue Service or any successor thereto.

          "Knowledge" of the Company, with respect to any matter in question, shall mean the actual knowledge of (a) Grant Evans, Jacques Kerrest and Alexander Craig for all matters, after consultation with outside counsel with respect to intellectual property and litigation matters, and (b) John Boyer, Jerome Becquart, Eric Tocatlian, Karl Weintz and Suzanne Stewart with respect to their respective functional areas at the Company.

          "Law" shall mean any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

          "Legal Proceeding" shall mean any lawsuit, litigation or other similarly formal legal proceeding brought by or pending before any Governmental Authority.

          "Nasdaq" shall mean the NASDAQ Global Market, any successor stock exchange or inter-dealer quotation system operated by The NASDAQ Stock Market, Inc. or any successor thereto.

          "Non-Fundamental Representations" shall mean the representations and warranties of the Company set forth in Article III other than the Fundamental Representations.

          "Open Source License" shall mean any license that is, or is substantially similar to, a license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the Reciprocal Public License, GNU General Public License (GPL) or Lesser/Library GPL (LGPL), the GNU Affero General Public License, the MIT license, the Eclipse Public License, the Common Public Attribution License (CPAL), the Common Development and Distribution License (CDDL), the Mozilla Public License, the Academic Free License, the BSD license and the Apache Server License.

          "Open Source Software" shall mean any Software that is licensed pursuant to an Open Source License, whether or not source code is available or included in such license.

          "Permitted Liens" shall mean any of the following: (a) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (b) mechanics, carriers', workmen's, warehouseman's, repairmen's, materialmen's or other liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings; (c) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations; (d) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (e) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (f) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date of this Agreement; and (g) statutory, common law or contractual liens (or other encumbrances of any type) of landlords or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its current or former Subsidiaries.

          "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, corporation (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

          "Registered Intellectual Property" shall mean any or all of the following Company Intellectual Property: (a) all registered, and applications to register, Trademarks; (b) all issued Patents and Patents applications; (c) all registered, and application to register, Copyrights; and (d) all domain names owned or held in the name of Company or its Subsidiaries.

          "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

          "SEC" shall mean the United States Securities and Exchange Commission or any successor thereto.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

          "Software" shall mean all computer programs and other software, including software implementations of algorithms, models and methodologies, whether in source code or object code form, including libraries, subroutines and other components thereof.

          "Subsidiary" of any Person shall mean (a) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (b) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (c) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such

  Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

          "Superior Proposal" shall mean any written binding Acquisition Proposal for an Acquisition Transaction on terms that the Company Board shall have determined in good faith (after reasonable consultation with its independent financial advisor and outside legal counsel), taking into account all relevant legal, financial and regulatory aspects of such Acquisition Proposal and the timing and likelihood of consummation of such Acquisition Transaction, would be more favorable to the Company Stockholders (in their capacity as such) than the Merger, and such Person's obligation to consummate such Acquisition Transaction is not contingent upon such Person's ability to obtain financing; provided, however, that for purposes of the reference to an "Acquisition Proposal" in this definition of a "Superior Proposal," all references to "ten percent (10%)" in the definition of "Acquisition Transaction" shall be references to "one hundred percent (100%)."

          "Tax" shall mean any and all federal, state, local and foreign taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

        1.2    Additional Definitions.     The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Assets	3.14
Capitalization Date	3.7(a)
Certificate of Incorporation	2.5(a)
Certificate of Merger	2.2
Certificates	2.8(c)
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	6.5(a)
Company Disclosure Letter	Article III
Company Plans	6.11(c)
Company SEC Reports	3.9
Company Securities	3.7(c)
Company Software	3.16(d)
Company Stock-Based Award Consideration	2.7(d)
Company Stockholder Meeting	6.4(a)
Confidentiality Agreement	9.4
Consent	3.6
Copyrights	1.1
Databases	1.1
D&O Insurance	6.10(c)
Delaware Secretary of State	2.2
DGCL	Recitals
Dissenting Shares	2.7(c)(i)

Term	Section Reference
Effective Time	2.2
Employee Plans	3.18(a)
ERISA Affiliate	3.18(a)
Exchange Fund	2.8(b)
Export Approvals	3.23(a)
FCPA	3.24
Indemnified Persons	6.10(a)
In-Licenses	3.13(a)(xii)
International Employee Plans	3.18(l)
Leased Real Property	3.15(b)
Leases	3.13(a)(xi)
Material Contract	3.13(a)
Maximum Annual Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
New Plans	6.11(d)
Option Consideration	2.7(e)
Other Required Company Filing or Other Required Company Filings	3.32(a)
Out-Licenses	3.13(a)(xiii)
Owned Company Shares	2.7(a)(iii)
Parent	Preamble
Parent Plans	6.11(c)
Patents	1.1
Payment Agent	2.8(a)
Per Share Price	2.7(a)(ii)
Proxy Statement	3.32(a)
Representatives	5.3(a)
Requisite Stockholder Approval	3.4
SEC Clearance Date	6.3(b)
Significant Customer	3.27(a)
Significant Supplier	3.27(b)
Subsidiary Securities	3.8(c)
Superior Proposal Notice	8.1(h)
Surviving Corporation	2.1
Systems	3.16(l)
Tax Returns	3.17(a)
Termination Date	8.1(c)
Trade Secrets	1.1
Trademarks	1.1
Uncertificated Shares	2.8(c)

        1.3    Certain Interpretations.

          (a)   Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

          (b)   Unless otherwise indicated, the words "include," "includes" and "including," when used herein, shall be deemed in each case to be followed by the words "without limitation."

          (c)   The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

          (d)   When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

          (e)   Unless otherwise indicted, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

          (f)    Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          (g)   The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

ARTICLE II
THE MERGER

        2.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the "Surviving Corporation."

        2.2    The Effective Time.     Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger, in such form as required by, and executed in accordance with, the DGCL (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"). The Merger shall become effective at the time of filing of the Certificate of Merger or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger (such time as the Merger becomes effective being referred to herein as the "Effective Time").

        2.3    The Closing.     The consummation of the Merger shall take place at a closing (the "Closing") to occur at the offices of Wiggin and Dana at 450 Lexington Avenue, #3800, New York, New York 10017, on a date and at a time to be agreed upon by Parent, Merger Sub and the Company, which date shall be no later than the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder), of such conditions), or at such other location, date and time as Parent, Merger Sub and the Company shall mutually agree upon in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the "Closing Date."

        2.4    Effect of the Merger.     At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        2.5    Certificate of Incorporation and Bylaws.

          (a)    Certificate of Incorporation.    At the Effective Time, subject to the provisions of Section 6.10(a), the certificate of incorporation of the Company (the "Certificate of Incorporation") shall be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation shall become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation (subject to the provisions of Section 6.10(a)); provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "ActivIdentity Corporation."

          (b)    Bylaws.    At the Effective Time, subject to the provisions of Section 6.10(a), the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws (subject to the provisions of Section 6.10(a)).

        2.6    Directors and Officers.

          (a)    Directors.    At the Effective Time, the initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

          (b)    Officers.    At the Effective Time, the initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

        2.7    Effect on Capital Stock.

          (a)    Capital Stock.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

              (i)  each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub shall thereafter represent ownership of shares of common stock of the Surviving Corporation;

             (ii)  each share of Company Common Stock that is outstanding immediately prior to the Effective Time (other than Owned Company Shares and, to the extent provided in Section 2.7(c), Dissenting Shares) shall be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $3.25 (the "Per Share Price"), without interest thereon, in accordance with the provisions of Section 2.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in accordance with the provisions of in Section 2.10); and

            (iii)  each share of Company Common Stock owned by Parent or Merger Sub, or by any direct or indirect wholly-owned Subsidiary of Parent or Merger Sub, in each case immediately prior to the Effective Time ("Owned Company Shares"), shall be cancelled and extinguished without any conversion thereof or consideration paid therefor.

          (b)    Adjustment to Per Share Price.    The Per Share Price shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

          (c)    Dissenting Shares.

              (i)  Notwithstanding any provision of this Agreement to the contrary, other than Section 2.7(a)(ii), any shares of Company Common Stock held by a holder who has perfected a demand for appraisal rights for such shares pursuant to Section 262 of the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost the right to appraisal under Section 262 of the DGCL ("Dissenting Shares") shall not be converted into or represent a right to receive the Per Share Price pursuant to Section 2.7(a), but instead shall be converted into the right to receive only such consideration as may be determined to be due with respect to such Dissenting Shares under the DGCL. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Corporation or of a stockholder of Parent.

             (ii)  Notwithstanding the provisions of Section 2.7(c)(i), if any holder of shares of Company Common Stock who demands appraisal for such shares in accordance with the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) such appraisal right, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall no longer be Dissenting Shares and shall automatically be converted into and represent only the right to receive the Per Share Price as set forth in Section 2.7(a), without interest thereon.

            (iii)  The Company shall give Parent (A) prompt notice of any written demands for appraisal rights of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company which relate to any such demand for appraisal rights and (B) the opportunity to participate in and direct all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal rights under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal rights of Company Common Stock or offer to settle or settle any such demands.

          (d)    Company Stock-Based Awards.    Parent shall not assume any Company Stock-Based Awards and at the Effective Time each Company Stock-Based Award outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and converted into and shall become a right to receive an amount in cash, without interest, equal to (x) the number of shares of Company Common Stock subject to the Company Stock-Based Award multiplied by (y) the Per Share Price (the "Company Stock-Based Award Consideration"). With respect to any outstanding performance-based Company Stock-Based Award, the number of shares of Company Common Stock subject to such Company Stock-Based Award for purposes of (x) above shall be deemed to be one hundred percent (100%) of the target number of shares of Company Common Stock subject to such Company Stock-Based Award (as set forth in the applicable award agreement). As soon as practicable (and in no event more than fourteen (14) calendar days) following the Closing, the Company shall pay to each holder of a Company Stock-Based Awards the Company Stock-Based Consideration (if any), less withholding for all taxes required to be paid to any such holder of a Company Stock-Based Award pursuant to this Section 2.7(d). The cancellation of a Company Stock-Based Award as provided in the first sentence of this Section 2.7(d) shall be deemed the termination, and satisfaction in full of, any and all rights the holder had or may have had in respect of such Company Stock-Based Award.

          (e)    Company Options.    Parent shall not assume any Company Options and at the Effective Time each Company Option outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and converted into and shall become a right to receive an amount in cash, without interest, equal to the excess, if any, of (x) (A) the Per Share Price above (B) the exercise price per share attributable to such Company Option, multiplied by (y) the total number of shares of Company Common Stock issuable upon exercise in full of such Company Option (the "Option Consideration"). As soon as practicable (and in no event more than fourteen (14) calendar days) following the Closing, the Company shall pay to each holder of a Company Option the Option Consideration (if any), less withholding for all taxes required to be paid to any such holder of a Company Option pursuant to this Section 2.7(e). The cancellation of a Company Option as provided in the first sentence of this Section 2.7(e) shall be deemed the termination, and satisfaction in full of, any and all rights the holder had or may have had in respect of such Company Option.

          (f)    Termination of Company Stock Plans.    Conditional upon the Closing, the Company shall take all appropriate or necessary steps to effect the termination of each Company Stock Plan as of the Effective Time so that, following the Effective Time, there shall be no outstanding Company Stock-Based Awards.

        2.8    Exchange of Certificates.

          (a)    Payment Agent.    Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the "Payment Agent").

          (b)    Exchange Fund.    Prior to the Closing, Parent shall deposit (or cause to be deposited) with the Payment Agent, for payment to the holders of shares of Company Common Stock pursuant to the provisions of this Article II, an amount of cash equal to the aggregate consideration to which holders of Company Common Stock and holders of Company Stock-Based Awards and Company Options become entitled under this Article II. Until disbursed in accordance with the terms and conditions of this Agreement, such funds (the "Exchange Fund") shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services Inc. or Standard & Poor's Corporation or in deposit accounts, certificates of deposit or banker's acceptances of, or repurchase or reverse repurchase agreements with, commercial banks, each of which has capital exceeding $500 million based on the most recent financial statements of the banks which are then publicly available. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of the holders of Company Common Stock, Company Stock-Based Awards or Company Options. To the extent that there are any losses with respect to any investments of the Exchange Fund, the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by this Article II, or all or any portion of the Exchange Fund is unavailable to promptly pay the cash amounts contemplated by this Article II for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make such payments contemplated by this Article II.

          (c)    Payment Procedures.    Promptly following the Effective Time, Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Owned Company Shares) and (ii) uncertificated shares of Company Common Stock (other than Owned Company Shares) (the "Uncertificated Shares"), in each case, whose shares were converted into the right to receive the Per Share Price pursuant to Section 2.7 (x) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent) and (y) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Per Share Price payable in respect thereof pursuant to the provisions of this Article II. Upon surrender of Certificates for cancellation to the Payment Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive promptly in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificate that were converted into the right to receive the Per Share Price pursuant to Section 2.7 by (y) the Per Share Price (less any applicable withholding taxes payable in respect thereof), and the Certificates so surrendered shall forthwith be canceled. Upon receipt of an "agent's message" by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares shall be entitled to receive promptly in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such holder's transferred Uncertificated Shares that were converted into the right to receive the Per Share Price pursuant to Section 2.7 by (y) the Per Share Price (less any applicable withholding taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered shall forthwith be canceled. The Payment Agent shall accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.8. Until so surrendered, outstanding Certificates and Uncertificated Shares shall be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to the provisions of this Article II.

          (d)    Transfers of Ownership.    In the event that a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the Per Share Price is to be paid in a name other than that in which the Certificates or Uncertificated Shares surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price may be paid to a Person other than the Person in whose name the Certificate or Uncertificated Shares so surrendered is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer or other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Shares, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer or other Taxes have been paid or are otherwise not payable.

          (e)    Required Withholding.    Each of the Payment Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Stock-Based Awards and Company Options such amounts as may be required to be deducted or withheld therefrom under United States federal or state, local or foreign Tax Laws. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (f)    No Liability.    Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other party hereto shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (g)    Distribution of Exchange Fund to Parent.    Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is six (6) months after the Effective Time shall be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to the provisions of this Section 2.8 shall thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent, as general creditors thereof, for any claim to the applicable Per Share Price to which such holders may be entitled pursuant to the provisions of this Article II.

        2.9    No Further Ownership Rights in Company Common Stock.     From and after the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of Uncertificated Shares or a Certificate theretofore representing any shares of Company Common Stock (other than Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with the provisions of Section 2.7. The Per Share Price paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of the Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

        2.10    Lost, Stolen or Destroyed Certificates.     In the event that any Certificates shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and, if required by Parent or the Surviving Corporation, the posting by such holder of a bond in such reasonable amount as Parent or the Surviving Corporation may require as indemnity against claims that may be made with respect to such Certificates, the Per Share Price payable in respect thereof pursuant to Section 2.7.

        2.11    Necessary Further Actions.     If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the directors and officers of the Company and Merger Sub shall take all such lawful and necessary action.

 ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the disclosure schedule delivered by the Company to Parent on the date of this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        3.1    Organization; Good Standing.     The Company is a corporation duly organized, validly existing and in good standing under Delaware Law, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be in good standing would not have a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company is not in violation of the Certificate of Incorporation or its bylaws, except for such violations that have not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.

        3.2    Corporate Power; Enforceability.     The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and, subject to receiving the Requisite Stockholder Approval, to consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder and the consummation of the Merger have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder or, subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors' rights generally and (b) is subject to general principles of equity.

        3.3    Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

          (a)   The Company Board (excluding any director that was excluded and did not vote or consent due to conflicts of interest) has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein, (ii) approved the execution and delivery of this Agreement by the Company, the performance by this Company of its covenants and obligations hereunder and the consummation of the Merger upon the terms and conditions contained set forth herein and (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL (the "Company Board Recommendation").

          (b)   The Company has received the opinion of Foros Securities LLC to the effect that, as of the date of such opinion and subject to the assumptions and qualifications set forth therein, the Per Share Price to be received in the Merger is fair from a financial point of view to the stockholders of the Company. The Company shall deliver executed copies of such written opinion to Parent promptly upon receipt thereof solely for informational purposes.

          (c)   Assuming that the representations of Parent and Merger Sub set forth in Section 4.7 are true and correct, the Company Board has taken all necessary actions such that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable "anti-takeover" Law will not be applicable to the Merger contemplated by this Agreement.

        3.4    Requisite Stockholder Approval.     The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Requisite Stockholder Approval") is the only vote of the holders of any class or series of Company Capital Stock that is necessary under applicable Law, the Certificate of Incorporation and the Company's bylaws to adopt this Agreement and to consummate the Merger.

        3.5    Non-Contravention.     The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder and the consummation of the Merger do not and will not (a) violate or conflict with any provision of the Certificate of Incorporation or bylaws of the Company, (b) violate, conflict with or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any Material Contract or material permit to which the Company or any of its properties or assets may be bound, (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law or order applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound or (d) result in the creation of any lien upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (c) and (d) above, for such violations, conflicts, defaults, terminations, accelerations or liens which would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay or impede the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations under this Agreement.

        3.6    Requisite Governmental Approvals.     No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing being referred to herein as a "Consent"), any Governmental Authority is required on the part of the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations under this Agreement or the consummation of the Merger, except (a) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company and its Subsidiaries are qualified to do business, (b) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, (c) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws and (d) such other Consents, the failure of which to obtain would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay or impede the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations under this Agreement.

        3.7    Company Capitalization.

          (a)   The authorized capital stock of the Company consists of (i) 75,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of Company Preferred Stock. As of the close of business in San Francisco, California on October 7, 2010 (the "Capitalization Date"): (x) 47,153,535 shares of Company Common Stock were issued and outstanding; (y) no shares of Company Preferred Stock were issued and outstanding; and (z) no shares of Company Capital Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights.

          (b)   As of the close of business on the Capitalization Date, there were 4,644,059 shares of Company Common Stock reserved for future issuance under the Company Stock Plans. As of the close of business on the Capitalization Date, there were outstanding Company Options to purchase 8,924,447 shares of Company Common Stock, 820,592 Company Stock-Based Awards and warrants to purchase 2,000,000 shares of Company Common Stock and, since such date, the Company has not granted, committed to grant or otherwise created or assumed any obligation with respect to any Company Options, Company Stock-Based Awards or warrants to purchase shares of Company Common Stock other than as permitted by this Agreement.

          (c)   Except as set forth in this Section 3.7, there are (i) no outstanding shares of Company Capital Stock, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of Company Capital Stock or other equity or voting interest in the Company, (iii) no outstanding options, warrants or other rights to acquire from the Company, or that obligates the Company to issue, any Company Capital Stock, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of Company Capital Stock, or other equity or voting interest in the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any Company Capital Stock, or other equity or voting interest (including any voting debt) in the Company (the items in clauses (i), (ii), (iii) and (iv), together with the Company Capital Stock, being referred to collectively as "Company Securities") and (v) no other obligations by the Company to make any payments based on the price or value of any Company Securities. Neither the Company nor any of its Subsidiaries is a party to any Contract that obligates the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. All issued and outstanding Company Securities were issued in compliance with all applicable Laws and all requirements set forth in applicable Contracts.

          (d)   Neither the Company nor any of its Subsidiaries is a party to any Contract relating to the voting of, requiring registration of or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any securities of the Company.

        3.8    Subsidiaries.

          (a)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its respective organization (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States); (ii) each of the Company's Subsidiaries has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets; (iii) each of the Company's Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States); and (iv) none of the Company's Subsidiaries is in violation of its certificate of incorporation, bylaws or other constituent documents. Section 3.8 of the Company Disclosure Letter contains a complete and accurate list of all former Subsidiaries of the Company, including, for each such Subsidiary, its name, jurisdiction of organization, principal place of business and a description of how such Subsidiary ceased to be a Subsidiary of the Company.

          (b)   All of the outstanding capital stock of, or other equity or voting interest in, each of the Company's Subsidiaries (i) have been duly authorized, validly issued and are fully paid and nonassessable and free of any preemptive rights and (ii) are owned, directly or indirectly, by the Company, free and clear of all liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent any such Subsidiary from conducting its respective business as of the Effective Time in substantially the same manner such business is conducted on the date hereof.

          (c)   There are no outstanding (i) securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiaries of the Company, (ii) options, warrants or other rights obligating the Company or any of its Subsidiaries to acquire from any Subsidiaries of the Company, or that obligates any Subsidiaries of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiaries of the Company, (iii) obligations of any Subsidiaries of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiaries of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company of the Company, being referred to collectively as "Subsidiary Securities"), or (iv) other obligations by any Subsidiaries of the Company to make any payments based on the price or value of any Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any Contract that obligates any Subsidiaries of the Company to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities. All Subsidiary Securities are owned by the Company. Other than the Company's ownership interest in its Subsidiaries, neither the Company nor any of its Subsidiaries owns any capital stock of, or other equity or voting interests of any nature in, or any interest convertible or exchangeable for, capital stock of, or other equity or voting interests of any nature in, any other Person. Except with respect to any dividend or other distribution that would result in such Subsidiary becoming insolvent, there is no restriction, whether by virtue of any Contract, Law or otherwise, on the ability of any Subsidiary of the Company from making any dividend or other distribution to the Company.

        3.9    Company SEC Reports.     Since January 1, 2007, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it under applicable Laws prior to the date hereof (all such forms, reports and documents, together with all exhibits and schedules thereto, the "Company SEC Reports"). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (a) each Company SEC Report complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date such Company SEC Report was filed, and (b) each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report. Neither the Company nor any of its executive officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

        3.10    Company Financial Statements.

          (a)   The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports have been prepared in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q), and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

          (b)   The accounts receivable shown on the Company Balance Sheet arose in the ordinary course of business, consistent with past practices and represented bona fide claims against debtors for sales and other charges. The accounts receivable of the Company and its Subsidiaries arising after the date of the Company Balance Sheet and before the Closing Date arose or will arise in the ordinary course of business, consistent with past practices, and represented or shall represent bona fide claims against debtors for sales and other charges. No material amount of accounts receivable is contingent upon the performance by the Company or any of its Subsidiaries of any obligation or Contract other than normal warranty repair and replacement. No Person has any lien on any of such accounts receivable, and no agreement for deduction or discount has been made with respect to any of such accounts receivable.

          (c)   The Company has established and maintains, adheres to and enforces a system of internal accounting controls which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Company Board and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. The Company has in place disclosure controls and procedures that are sufficient in all material respects to ensure that material information that is required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and made known to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure. To the Knowledge of the Company, neither the Company nor the Company's independent auditors has identified or been made aware of (x) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, in each case which has not been subsequently remediated, or (y) any fraud that involves the Company's management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries.

        3.11    No Undisclosed Liabilities.     Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than (a) liabilities reflected or otherwise reserved against in the Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries included in the Company SEC Reports filed prior to the date of this Agreement, (b) liabilities arising under this Agreement or incurred in connection with the transactions contemplated by this Agreement, (c) liabilities incurred in the ordinary course of business consistent with past practice and (d) liabilities that would not have, individually or in the aggregate, a Company Material Adverse Effect.

        3.12    Absence of Certain Changes.

          (a)   Since June 30, 2010 through the date hereof, except for actions taken or not taken in connection with the transactions contemplated by this Agreement, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course consistent with past practice, and there has not been or occurred any Company Material Adverse Effect that is continuing.

          (b)   Since June 30, 2010 through the date hereof, the Company has not taken any action that would be prohibited by Section 5.2 if proposed to be taken after the date hereof.

        3.13    Material Contracts.

          (a)   For all purposes of and under this Agreement, a "Material Contract" shall mean any of the following to or by which the Company or any of its Subsidiaries is a party or is bound as of the date of this Agreement:

              (i)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries, taken as whole;

             (ii)  any employment or consulting Contract (in each case, under which the Company has continuing obligations as of the date hereof) that carries an aggregate annual base salary and target bonus in excess of $250,000;

            (iii)  any Contract that involves any director or executive officer of the Company, or any of their Affiliates (other than the Company or its Subsidiaries) or immediate family members, or holder of more than 5% of the Company Securities (other than indemnification, compensation, employment or other similar arrangements);

            (iv)  any Contract containing any covenant (A) limiting the right of the Company or any of its Affiliates to engage in any material line of business or to compete with any Person in any line of business that is or could reasonably be expected to be material to the Company or (B) prohibiting the Company or any of its Affiliates from engaging in business with any Person, in each case other than any such Contracts that (x) may be cancelled without material liability to the Company or its Affiliates upon notice of ninety (90) days or less or (y) are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole;

             (v)  any Contract relating to the disposition or acquisition by the Company or any of its Subsidiaries of any business or other assets (whether by merger, sale of stock, sale of assets or otherwise) which has any obligations which have not been satisfied or performed and which was not entered into in the ordinary course of business consistent with past practice;

            (vi)  any joint venture or other similar Contract or arrangement that is material to the Company and its Subsidiaries, taken as a whole;

           (vii)  any Contract related to sales or product distribution (except for any Contracts in which either the aggregate noncontingent payments to or by the Company are not in excess of $250,000);

          (viii)  any Contract providing for the development of any Intellectual Property Rights, other than any such Contracts entered into in the ordinary course of business consistent with past practice;

            (ix)  any Contract providing for indemnification or guarantee of the obligations of any third party that would be material to the Company and its Subsidiaries, taken as a whole, other than any such Contracts entered into in the ordinary course of business consistent with past practice;

             (x)  any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $250,000 individually or $1,000,000 in the aggregate, other than (A) accounts receivables and payables and (B) loans to, from or between direct or indirect wholly-owned Subsidiaries, in each case in the ordinary course of business consistent with past practice;

            (xi)  any lease, sublease or other agreement under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (collectively, the "Leases"), which provide for rental payments in excess of $250,000 annually;

           (xii)  any Contract under which the Company or any of its Subsidiaries is granted a right or license to any third party's Intellectual Property Rights used in the Company Products and that are material to the operation of the Company's business ("In-Licenses");

          (xiii)  any Contract under which the Company or any of its Subsidiaries has granted to any third party any licenses or rights under any Company Intellectual Property (except for any Contracts in which either the aggregate noncontingent payments to or by the Company are not in excess of $250,000) ("Out-Licenses");

          (xiv)  any Contract that (A) contains most favored customer pricing provisions which are material to the Company and its Subsidiaries, taken as a whole, or (B) grants any exclusive rights or rights of first refusal which are material to the Company and its Subsidiaries, taken as a whole;

           (xv)  any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any of its Subsidiaries or prohibits the issuance of guarantees by the Company or any of its Subsidiaries;

          (xvi)  any settlement agreement in respect of a Legal Proceeding, other than (A) releases immaterial in nature or amount, (B) settlement agreements that contemplate the making of a cash payment not in excess of $1,000,000 as to such settlement or (C) settlement agreements that contemplate the making of a cash payment to the Company or any of its Subsidiaries; and

         (xvii)  any Contract the termination or breach of which has had or would be reasonably expected to have a Company Material Adverse Effect and is not disclosed pursuant to clauses (i) through (xvi) above.

          (b)   Section 3.13(b) of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound as of the date of this Agreement.

          (c)   Each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and is in full force and effect, enforceable against the Company (and/or each such Subsidiary of the Company party thereto) in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors' rights generally, and (ii) is subject to general principles of equity, and neither the Company nor any of its Subsidiaries party thereto nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults that would not have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, the Company has not received any written notice from any counterparty that (x) such counterparty intends to terminate, or not to exercise renewal rights to, any Material Contract or (y) is seeking the renegotiation thereof in any material respect or substitute performance thereunder in any material respect.

        3.14    Personal Property and Assets.     The machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries (the "Assets") are, in the aggregate, sufficient and adequate to carry on their respective businesses as presently conducted, and the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such Assets, free and clear of all liens other than Permitted Liens, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

        3.15    Real Property.

          (a)   Neither the Company nor any of its current or former Subsidiaries owns, or has ever owned, any real property.

          (b)   The Company and/or its Subsidiaries have and own valid leasehold estates in the real property subject to the Leases (such property, the "Leased Real Property"), free and clear of all liens other than Permitted Liens, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   Section 3.15(c) of the Company Disclosure Letter contains a complete and accurate list of all of the existing Leases or other agreements under which the Company or any of its current or former Subsidiaries has granted to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy, now or in the future, any of the Leased Real Property.

        3.16    Intellectual Property.

          (a)   Section 3.16 of the Company Disclosure Letter contains a complete and accurate list of all (i) Patents owned and applied for by Company, and (ii) In-Licenses for third party Software incorporated into the Company Products.

          (b)   The Company has filed all currently or previously required affidavits, responses, recordations, certificates and other documents and taken all currently or previously required actions (including making applicable payments) for the purposes of obtaining, maintaining, perfecting, preserving and renewing the Registered Intellectual Property owned by the Company and its validity and enforceability, except for any such filings or actions the failure of which to make or do would not have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, all such Registered Intellectual Property (that is not an application) is valid and enforceable in all material respects.

          (c)   The Company Intellectual Property is owned by or exclusively licensed to the Company or its Subsidiaries free and clear of all liens other than (i) Permitted Liens or (ii) encumbrances, restrictions or other obligations arising under any of the Company Intellectual Property Agreements. The Company (or one of its Subsidiaries) is the sole owner or exclusive licensee of all Company Intellectual Property, and the Company and its Subsidiaries have not granted (nor allowed any third party to retain) any exclusive rights to any Company Intellectual Property and are under no obligation to grant any such licenses.

          (d)   Each of the Company and its Subsidiaries is in actual possession of or has necessary control over the source code for all Software owned by it or exclusively licensed to it in source code form ("Company Software"). The Company or its Subsidiaries are in possession of all documentation (including all related engineering specifications, program flow charts, installation and user manuals) and know-how required for the use and revision of Company Software currently used, or that is being designed and/or developed for use, in the businesses of the Company or any of its Subsidiaries.

          (e)   The Company and its Subsidiaries has taken commercially reasonable steps to protect the confidentiality of material confidential information that they wish to, or obligated by third parties to, protect as Trade Secrets and, to the Knowledge of the Company, there is no misappropriation from the Company or any of its Subsidiaries of material Trade Secrets by any third party.

          (f)    To the Knowledge of the Company, the operation of the Company's or its Subsidiaries' business has not and does not as currently conducted infringe upon, misappropriate, disclose without authorization or otherwise violate the Intellectual Property Rights of any third party.

          (g)   To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Company Intellectual Property.

          (h)   As of the date of this Agreement, there is no Legal Proceeding currently pending or, to the Knowledge of the Company, threatened in writing, that alleges that the conduct of the Company's or any of its Subsidiaries' business infringes or violates the Intellectual Property Rights of any third party. As of the date of this Agreement, there is no Legal Proceeding currently pending or, to the Knowledge of the Company, threatened in writing, that challenges the validity, enforceability or the Company's ownership of any Company Intellectual Property.

          (i)    The execution and delivery of this Agreement and the consummation of the Merger will not because of any Company Intellectual Property Agreements result in a grant to any third party any license, covenant not to sue, immunity or other right with respect to or under any Intellectual Property Rights of Parent (or any of its Affiliates).

          (j)    To the Knowledge of the Company, the Company and each of its Subsidiaries has complied with its respective privacy policies relating to the use, collection, storage, disclosure, disposition and transfer of any personally identifiable information of third parties collected by the Company or any such Subsidiary, except for such noncompliance that would not have, individually or in the aggregate, a Company Material Adverse Effect.

          (k)   To the Knowledge of the Company, the Company or its Subsidiaries own, license or otherwise have rights to all the Intellectual Property Rights necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted.

          (l)    The computer, information technology and data processing systems, facilities and services used by the Company and its Subsidiaries (collectively, "Systems") are reasonably sufficient for the existing needs of the Company and its Subsidiaries. To the Knowledge of the Company, (i) the Systems are substantially free of any material defects, bugs and errors, and does not contain or make available any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement or destruction of, software, data or other materials and (ii) there has been no unauthorized access to or breach of the Systems and no unauthorized, deletion, modification or additions to the data and information stored within such Systems.

          (m)  The use by the Company or any of its Subsidiaries of any Open Source Software does not (i) obligate the Company or any of its Subsidiaries (as a condition to the license or otherwise) to (A) disclose or distribute in source code form any portion of the Software owned by the Company or any of its Subsidiaries or licensed to the Company or any of its Subsidiaries from a third party without the right from such third party to do the foregoing, (B) license or otherwise make available on a royalty-free basis any portion of the Software owned by the Company or any of its Subsidiaries or licensed to the Company or any of its Subsidiaries from a third party without the right from such third party to do the foregoing, (C) grant to any Person any patent rights, including non-assertion rights, owned by the Company or any of its Subsidiaries or licensed to the Company or any of its Subsidiaries from a third party without the right from such third party to do the foregoing or (D) permit any licensee to modify, make derivative works of, or reverse engineer any portion of the Software owned by the Company or any of its Subsidiaries or licensed to the Company or any of its Subsidiaries from a third party without the right from such third party to do the foregoing or (ii) otherwise impose any material limitation, restriction or condition on the right or ability of the Company or any of its Subsidiaries to use or distribute any Software owned by the Company or any of its Subsidiaries.

          (n)   To the Knowledge of the Company, no Person who has contributed to the creation, invention, modification or improvement of any Intellectual Property Rights owned by the Company or its Subsidiaries, in whole or in part, was or is under any conflicting obligation with any Person that would adversely affect the Company's or its Subsidiaries' title to any such Intellectual Property Rights.

          (o)   Except as set forth on Section 3.16(o) of the Company Disclosure Letter, all Persons (including current and former employees, contractors and consultants of the Company or its Subsidiaries) who have participated in the creation or development of any Intellectual Property owned by the Company or its Subsidiaries and that is material to the conduct of the Company's business as currently conducted have executed and delivered to the Company or its Subsidiaries an agreement (i) providing for the non-disclosure by such Person of any confidential information of the Company or its Subsidiaries and (ii) providing for the assignment by such Person to the Company or its Subsidiaries of any Intellectual Property related to such Person's employment by, engagement by or contract with the Company or its Subsidiaries. The Company and its Subsidiaries have and have had a policy requiring all current and former employees who create, develop or modify (or who created, developed or modified) any Company Intellectual Property for the Company or such Subsidiaries to execute a confidentiality and assignment agreement prior to, or concurrently with, commencement of their respective employment or engagement with the Company. With respect to current employees and all employees employed by the Company since June, 2009, such confidentiality and assignment agreements have been substantially in the standard form previously provided to Parent.

        3.17    Tax Matters.

          (a)   The Company and each of its Subsidiaries have timely filed all material federal, state, local and foreign returns, estimates, information statements and reports (including amendments thereto) relating to any and all Taxes ("Tax Returns") required to be filed by any of them, and all such Tax Returns are correct and complete in all material respects, and have paid, or have adequately reserved (in accordance with GAAP) for the payment of, all Taxes required to be paid, and the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by the Company and its Subsidiaries through the date of such financial statements. No deficiencies for any Taxes have been asserted or assessed, or to the Knowledge of the Company, proposed, against the Company or any of its Subsidiaries that are not subject to adequate reserves (in accordance with GAAP), nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

          (b)   The Company and each of its Subsidiaries have timely paid or withheld with respect to their employees (and paid over any amounts withheld to the appropriate Taxing authority) all federal and state income taxes, Federal Insurance Contributions Act, Federal Unemployment Tax Act and other similar Taxes required to be paid or withheld.

          (c)   Neither the Company nor any of its Subsidiaries is, nor has been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

          (d)   Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the Merger.

          (e)   Neither the Company nor any of its Subsidiaries has engaged in a "reportable transaction," as set forth in Treas. Reg. § 1.6011 4(b), or any transaction that is the same as or substantially similar to one of the types of transactions that the IRS has determined to be a tax avoidance transaction and identified by notice, regulation or other form of published guidance as a "listed transaction," as set forth in Treas. Reg. § 1.6011 4(b)(2).

          (f)    There is no Legal Proceeding pending or, to the Knowledge of the Company, proposed in writing with respect to Taxes of the Company or its Subsidiaries.

          (g)   There is no investigation, audit, claim or assessment pending or, to the Knowledge of the Company, proposed in writing with respect to Taxes of the Company or its Subsidiaries;

          (h)   Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation, Tax sharing or similar agreement, understanding or arrangement that is currently in force and provides for the sharing of Taxes between members that file or have filed their Tax Returns on a consolidated, group, combined or unified basis.

          (i)    Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (ii) has any material liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under United States Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or by contract, or (iii) had at any time any direct or indirect ownership in any partnership, limited liability company, trust, joint venture or other entity.

          (j)    Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or its Subsidiaries.

          (k)   To the Knowledge of Company, the Tax Returns of the Company or any of its Subsidiaries delivered to Parent for inspection represent true and complete copies of the filed versions of such Tax Returns.

          (l)    To the Knowledge of Company, all material written communications to or from any Governmental Authorities with respect to Taxes of the Company or any of its Subsidiaries have been delivered to Parent to the extent such communications relate to (i) an outstanding matter that has not been disclosed on the Company Disclosure Letter or (ii) a material Tax liability that has not been (A) paid or accrued for or (B) otherwise taken into account on the consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports.

          (m)  No claim has ever been made in writing by a taxing authority in a jurisdiction where the Company or its Subsidiaries has never paid Taxes or filed Tax Returns asserting that the either the Company or its Subsidiaries is or may be subject to Taxes assessed by such jurisdiction.

          (n)   There are no Tax rulings, requests for rulings or closing agreements relating to the Company or its Subsidiaries which could affect the Company's or any of its Subsidiaries' liability for Taxes for any taxable period ending after the Closing Date.

          (o)   All material Taxes which the Company or any of its Subsidiaries is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid to the appropriate taxing authority or accrued, reserved against and entered on the books of the Company or its Subsidiaries.

          (p)   Except as set forth in Section 3.17(p) of the Company Disclosure Letter, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, as a direct or indirect result of the transactions contemplated by this Agreement, an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder. There is no Contract to which the Company or any of its Subsidiaries is a party or by which it is bound to compensate any employee for excise taxes paid pursuant to Section 4999 of the Code.

        3.18    Employee Plans.

          (a)   As used in this Agreement, "Employee Plans" shall mean (i) all "employee benefit plans" (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and (ii) all other employment, consulting, management, separation, settlement, retention, expatriation, repatriation, loan, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change of control and other fringe, welfare or other employee benefit plans, programs, agreement, contracts, policies or binding arrangements (whether or not in writing) maintained or contributed to for the benefit of any current or any former employee or director of the Company, any of its Subsidiaries or any other trade or business (whether or not incorporated) which would be treated as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code (an "ERISA Affiliate"), or with respect to which the Company or any of its Subsidiaries has any Liability.

          (b)   Section 3.18(b) of the Company Disclosure Letter contains an accurate and complete list of each Employee Plan. The Company has not established any plan or made any commitment to establish any new Employee Plan to modify any Employee Plan in any material respect (except to the extent required by Law or to conform any such Employee Plan to the requirements of any applicable Law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Employee Plan. Section 3.18(b) of the Company Disclosure Letter sets forth a table setting forth for each employee such employee's name, hiring date, current annual salary, commission, bonus and accrued but unpaid vacation balances of each employee of the Company as of August 31, 2010. Section 3.18(b) of the Company Disclosure Letter contains an accurate and complete list of all persons that have a consulting or advisory relationship with the Company.

          (c)   The Company has made available to Parent (i) correct and complete copies of all documents embodying each Employee Plan including all amendments thereto and all related trust documents, (ii) the two most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Employee Plan, (iii) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets, (iv) the most recent summary plan description together with any summaries of material modifications thereto required under ERISA with respect to each Employee Plan, (v) all material written agreements and contracts relating to each Employee Plan, including administrative service agreements and group insurance contracts, (vi) all communications material to current or former employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company, (vii) all material correspondence to or from any Governmental Authority relating to any Employee Plan within the past six years, (viii) all model COBRA forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Employee Plan, (x) all discrimination tests for each Employee Plan for the three most recent plan years and (xi) the most recent IRS determination or opinion letter issued with respect to each Employee Plan.

          (d)   At no time has the Company or any ERISA Affiliate contributed to or been obligated to contribute to any "multiemployer plan," as defined in Section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code.

          (e)   Each Employee Plan has been maintained, operated and administered in material compliance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority.

          (f)    Each Employee Plan which is a "non-qualified deferred compensation plan" (as such term is defined in Section 409A(d)(1) of the Code) has, at all times, been administered in material compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder; and to the Knowledge of the Company, in all cases so that the additional tax described in Section 409A(a)(1)(B) of the Code will not be assessed against the individuals participating in any such non-qualified deferred compensation plan with respect to benefits due or accruing.

          (g)   As of the date hereof, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust under any Employee Plan or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

          (h)   None of the Company, any of its current or former Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Employee Plan or for which the Company or any of its Subsidiaries has any indemnification obligation.

          (i)    No Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other material retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and, to the Knowledge of the Company, has never represented, promised or contracted (whether in oral or written form) to any current or former employee (either individually or as a group) or any other person that such employees or other person would be provided with retiree life insurance, retiree health or other material retiree employee welfare benefits, except to the extent required by statute.

          (j)    Each Employee Plan that is intended to be "qualified" under Section 401(a) of the Code has received a favorable determination or opinion letter, as applicable, from the IRS to such effect and, to the Knowledge of the Company, no fact, circumstance or event has occurred or exists since the date of such determination or opinion letter, as applicable, that would reasonably be expected to materially and adversely affect the qualified status of any such Employee Plan.

          (k)   Neither the execution or delivery of this Agreement by the Company nor the consummation of the Merger will (i) result in any payment or benefit becoming due or payable, or required to be provided, to any current or former director, employee or independent contractor of the Company or any of its current or former Subsidiaries, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor or (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation.

          (l)    Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, each material Employee Plan that is maintained in any non-U.S. jurisdiction (collectively, the "International Employee Plans") has been maintained in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such International Employee Plan was intended so to qualify).

          (m)  Except as set forth in Section 3.18(m) of the Company Disclosure Letter, each Employee Plan can be amended or terminated after the Effective Time without material liability to the Company or any ERISA Affiliate (other than ordinary administrative expenses).

        3.19    Labor Matters.

          (a)   Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor union contract or trade union agreement (each, a "Collective Bargaining Agreement"). To the Knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries. No Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries. There is no strike, lockout, slowdown or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that may interfere with the respective business activities of the Company or any of its Subsidiaries.

          (b)   The Company and its Subsidiaries have complied with applicable Laws and orders with respect to employment (including applicable Laws, rules and regulations regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety and collective bargaining), except for such noncompliance as has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries have withheld all amounts required by applicable Law to be withheld from the wages, salaries and other payments to employees, and are not, to the Knowledge of the Company, liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

        3.20    Environmental Matters.     Except for such matters as would not have, individually or in the aggregate, a Company Material Adverse Effect:

          (a)   The Company and its Subsidiaries are in compliance with all applicable Environmental Laws, which compliance includes the possession and maintenance of, and compliance with, all permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries as presently conducted. Neither the Company nor any of its current or former Subsidiaries has received any written notice, letter or request for information stating that it may be in violation of Environmental Laws, or liable under any Contract, or pursuant to Environmental Law, for any contamination by Hazardous Substances.

          (b)   Neither the Company nor any of its current or former Subsidiaries has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed of any Hazardous Substances, except in compliance with applicable Environmental Laws.

          (c)   Neither Company nor any of its current or former Subsidiaries has exposed any employee or any third party to Hazardous Substances in violation of any Environmental Law.

          (d)   As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding or order from, or consent agreement with, any Governmental Authority alleging any liability or responsibility under or noncompliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law.

        3.21    Permits.     The Company and its Subsidiaries are in compliance with the terms of all permits from Governmental Authorities required to conduct their businesses as currently conducted, and no suspension or cancellation of any such permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not have, individually or in the aggregate, a Company Material Adverse Effect.

        3.22    Compliance with Laws.     The Company and each of its Subsidiaries is in compliance with all Laws and orders that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and/or its Subsidiaries, except for such violations or noncompliance that would not have, individually or in the aggregate, a Company Material Adverse Effect. No representation or warranty is made in this Section 3.22 with respect to (a) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10, (b) compliance with applicable Tax Laws, which is exclusively addressed by Section 3.17, (c) compliance with ERISA and other applicable Laws relating to employee benefits, which is exclusively addressed by Section 3.18, (d) compliance with labor or employment Law matters, which is exclusively addressed by Section 3.19, (e) compliance with Environmental Laws, which is exclusively addressed by Section 3.20, (f) compliance with export control laws, which is exclusively addressed by Section 3.23 or (g) compliance with the FCPA, which is exclusively addressed by Section 3.24.

        3.23    Export Control Laws.     The Company and each of its current and former Subsidiaries has at all times conducted its export transactions materially in accordance with (a) all applicable and material U.S. export and reexport control Laws and, (b) to the Knowledge of the Company, all other applicable and material import/export controls in other countries in which the Company conducts business. Without limiting the foregoing:

          (a)   The Company and each of its Subsidiaries has obtained, and is in material compliance with, all material export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings with any Governmental Authority required for (i) the export and reexport of products, services, software and technologies and (ii) releases of technologies and software to foreign nationals located in the United States and abroad ("Export Approvals");

          (b)   There are no pending or, to the Knowledge of the Company, threatened, Legal Proceedings against the Company or any of its Subsidiaries with respect to such Export Approvals or with respect to the export control laws of any Governmental Authority; and

          (c)   No Export Approvals for the transfer of material export licenses to Parent or the Surviving Corporation are required by the consummation of the Merger, or such Export Approvals can be obtained in a reasonable timely manner without material cost.

        3.24    Foreign Corrupt Practices Act.     The Company and each of its Subsidiaries is in compliance in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations thereunder and any similar anti-corruption or anti-bribery Laws applicable to the Company or any of its Subsidiaries in any jurisdiction other than the United States (collectively, the "FCPA") and, to the Company's knowledge, none of the Company, its officers, directors, employees and agents has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly, or made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly. The Company has established reasonable internal controls and procedures intended to ensure compliance with the FCPA.

        3.25    Legal Orders; Proceedings.     As of the date hereof, there are no (x) legal orders or (y) Legal Proceedings pending (in which notice or service of process has been received by an employee of the Company) or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, in either case, that (i) seek material injunctive relief against the Company or any of its Subsidiaries and has a reasonable probability of success, (ii) would reasonably be expected to prevent or materially delay or impede the consummation of the transactions contemplated by this Agreement or the ability of the Company to perform its covenants and obligations under this Agreement or (iii) would have, individually or in the aggregate, a Company Material Adverse Effect and, in each case, to the Knowledge of the Company, no basis exists therefor.

        3.26    Insurance.     The Company and its Subsidiaries have all material policies of insurance covering the Company, its Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, fire, workers' compensation, products liability, directors' and officers' liability and other casualty and liability insurance that is in a form and amount that is customarily carried by persons conducting business similar to that of the Company and which the Company believes is adequate for the operation of its business. All such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, there is no material claim pending under any of such policies and there has been no threatened termination of, or material premium increase with respect to, any such policies.

        3.27    Customers and Suppliers.

          (a)   Each customer or distributor who, in either of the years ended September 30, 2009 and 2008, was one of the 20 largest sources of revenues for the Company and its Subsidiaries, based on amounts paid or payable (each, a "Significant Customer") is listed on Section 3.27(a) of the Company Disclosure Letter. Neither the Company nor any of its Subsidiaries has received written notice of termination or written threat of termination from any Significant Customer.

          (b)   Each supplier who, in either of the years ended September 30, 2009 and 2008, was one of the 20 largest suppliers of products and/or services to the Company and its Subsidiaries, based on amounts paid or payable (each, a "Significant Supplier") is listed on Section 3.27(b) of the Company Disclosure Letter. Neither the Company nor any of its Subsidiaries has received written notice of termination or written threat of termination from any Significant Supplier.

        3.28    Related Party Transactions.     Except for indemnification, compensation, employment or other similar arrangements between the Company or any of its Subsidiaries, on the one hand, and any director or officer thereof, on the other hand, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC in the Company's Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

        3.29    Bank Accounts.     Section 3.29 of the Company Disclosure Letter sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company or any of its Subsidiaries maintains accounts of any nature, the account numbers of all such accounts and the names of all Persons authorized to draw thereon or make withdrawals therefrom.

        3.30    Books and Records.     The Company has provided or made available to Parent complete and correct copies of (a) all documents identified on the Company Disclosure Letter, (b) the certificate of incorporation, bylaws and any other constituent documents of the Company and each of its Subsidiaries, each as currently in effect, (c) the minute books containing records of all proceedings, consents, actions and meetings of the board of directors, committees of the board of directors and stockholders of the Company and (d) the stock ledger, journal and other records reflecting all stock issuances and transfers and all stock option and warrant grants and agreements of the Company and each of its Subsidiaries. The minute books of the Company contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately.

        3.31    Brokers.     Except for Foros Securities LLC, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor's, investment banking, brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

        3.32    Proxy Statement and Other Required Company Filings.

          (a)   The proxy statement, letter to stockholders, notice of meeting and form of proxy accompanying the proxy statement that will be provided to the Company Stockholders in connection with the solicitation of proxies for use at the Company Stockholder Meeting (collectively, as amended or supplemented, the "Proxy Statement"), as well as any other document that is required to be filed by the Company with the SEC in connection with the Merger (each, a "Other Required Company Filing" and collectively, the "Other Required Company Filings") will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act. The Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub or any of their respective directors, officers, employees, Affiliates, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement. None of the Other Required Company Filings will, when filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub or any of their respective directors, officers, employees, Affiliates, agents or other representatives for inclusion or incorporation by reference in any of the Other Required Company Filings.

          (b)   The information supplied by the Company or any of its directors, officers, employees, Affiliates, agents or other representatives for inclusion or incorporation by reference in any of the Other Required Parent Filings will not, at the time the applicable Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

        Parent and Merger Sub hereby represent and warrant to the Company as follows:

        4.1    Organization; Good Standing.     Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon, and has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be in good standing would not reasonably be expected to prevent or materially delay or impede the consummation of the transactions contemplated by this Agreement or the ability of Parent to perform its covenants and obligations under this Agreement. Merger Sub is a corporation duly organized, validly existing and in good standing under Delaware Law, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not reasonably be expected to prevent or materially delay or impede the consummation of the transactions contemplated by this Agreement or the ability of Merger Sub to perform its covenants and obligations under this Agreement. Parent has delivered or made available to the Company complete and correct copies of the certificates of incorporation and bylaws, as amended to date, of Parent and Merger Sub. Neither Parent nor Merger Sub is in material violation of their respective certificates of incorporation or bylaws, except for such violations that would not reasonably be expected to prevent or materially delay or impede the consummation of the transactions contemplated by this Agreement or the ability of Parent or Merger Sub to perform their respective covenants and obligations under this Agreement.

        4.2    Corporate Power; Enforceability.     Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub and no additional corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder or the consummation of the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors' rights generally and (b) is subject to general principles of equity.

        4.3    Non-Contravention.     The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations under this hereunder and the consummation of the Merger do not and will not (a) violate or conflict with any provision of the certificates of incorporation or bylaws of Parent or Merger Sub, (b) violate, conflict with or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any permit or any Contract to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound, (c) assuming compliance with the matters referred to in Section 4.4, violate or conflict with any Law or order applicable to Parent or Merger Sub or by which any of their properties or assets are bound or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b),

(c) and (d) above, for such violations, conflicts, defaults, terminations, accelerations or liens which would not, individually or in the aggregate, prevent or materially delay or impede the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations under this Agreement.

        4.4    Requisite Governmental Approvals.     No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations under this Agreement or the consummation of the Merger, except (a) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business, (b) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, (c) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws and (d) such other Consents, the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay or impede the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations under this Agreement.

        4.5    Legal Proceedings; Orders.

          (a)   There are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would, individually or in the aggregate, prevent or materially delay or impede the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations under this Agreement.

          (b)   Neither Parent nor Merger Sub is subject to any legal order that would prevent or materially delay or impede the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations under this Agreement.

        4.6    Proxy Statement; Other Required Company Filings.     The information supplied by Parent, Merger Sub or any of their respective directors, officers, employees, Affiliates, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Parent, Merger Sub or any of their respective directors, officers, employees, Affiliates, agents or other representatives for inclusion or incorporation by reference in any of the Other Required Company Filings will not, at the time the applicable Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        4.7    Ownership of Company Capital Stock.     Neither Parent nor Merger Sub is, nor at any time during the last three (3) years has it been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement). Neither Parent nor Merger Sub own any shares of Company Common Stock.

        4.8    Brokers.     No agent, broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

        4.9    Operations of Merger Sub.     Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

        4.10    Available Funds.     Parent currently has, and Parent and Merger Sub will have as of the Effective Time, sufficient cash for the satisfaction of all of Parent's and Merger Sub's obligations under this Agreement, including the payment of the aggregate Per Share Price and the consideration in respect of the Company Stock-Based Awards and Company Options, and to pay all related fees and expenses. Parent's and Merger Sub's obligations hereunder are not subject to a condition regarding Parent's or Merger Sub's obtaining of funds to consummate the Merger and the other transactions contemplated by this Agreement.

        4.11    Stockholder and Management Arrangements.     Except as expressly authorized by the Company, neither Parent or Merger Sub, or any of their respective Affiliates, is a party to any Contracts, or has made or entered into any formal or informal arrangements or other understandings (whether or not binding), with any stockholder, director, officer or other Affiliate of the Company or any of its Subsidiaries relating to this Agreement, the Merger or any other transactions contemplated by this Agreement, or the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time.

        4.12    Antitrust Proceeding.     Other than completion of the filings required under applicable Antitrust Laws contemplated by this Agreement, there is no pending, and to the knowledge of Parent, threatened proceeding, investigation or other impediment under any Antitrust Law that would be reasonably likely to prevent (a) Parent and Merger Sub from entering into this Agreement or (b) the consummation of the Merger and the other transactions contemplated by, and on the terms set forth in, this Agreement.

ARTICLE V
INTERIM OPERATIONS OF THE COMPANY

        5.1    Affirmative Obligations.

          (a)   Except (x) as contemplated or permitted by this Agreement, (y) as set forth in Section 5.1 of the Company Disclosure Letter or (z) as approved in writing by Parent (which approval shall not be unreasonably withheld, delayed or conditioned), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and the Company shall cause each of its Subsidiaries to, (i) conduct its business and operations in the ordinary and usual course of business and in a manner consistent with past practice, (ii) use commercially reasonable efforts to (A) preserve substantially intact its business organizations and material assets, (B) keep available the services of its current senior executive officers and key employees who are integral to the operations of their business as currently conducted and (C) preserve the current relationships with Persons with which the Company or any of its Subsidiaries has significant business relations, (iii) pay all of its Taxes prior to delinquency, except such Taxes which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP, (iv) use commercially reasonable efforts consistent with past practice to collect accounts receivable when due and (v) sell Company products and services consistent with past practices as to license, service and maintenance terms, incentive programs and in accordance with GAAP requirements as to revenue recognition.

          (b)   The Company shall promptly notify Parent of any material change, occurrence or event not in the ordinary course of its or any of its Subsidiary's business, or of any change, occurrence or event which, individually or in the aggregate would reasonably be expected to have a Company

  Material Adverse Effect or prevent or materially delay or impede the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations under this Agreement.

        5.2    Forbearance Covenants.     Except (x) as contemplated or permitted by this Agreement, (y) as set forth in Section 5.2 of the Company Disclosure Letter or (z) as approved in writing by Parent (which approval shall not be unreasonably withheld, delayed or conditioned), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not do any of the following and shall not permit any of its Subsidiaries to do any of the following (it being understood and hereby agreed that if any action is expressly permitted by any of the following subsections, such action shall be expressly permitted under Section 5.1 also):

          (a)   amend its certificate of incorporation or bylaws or comparable organizational documents;

          (b)   propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

          (c)   issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or any Subsidiary Securities, except for the issuance and sale of shares of Company Common Stock pursuant to Company Options outstanding prior to the date hereof;

          (d)   directly or indirectly acquire, repurchase or redeem any Company Securities or Subsidiary Securities (other than repurchases of Company Securities (i) pursuant to the terms and conditions of Company Stock-Based Awards outstanding as of the date of this Agreement or subsequently granted pursuant to Section 5.2(c)(ii) above or (ii) at or below the Per Share Price pursuant to the Company's repurchase program and 10b5-1 plans as described in the Current Report on Form 8-K filed with the SEC on February 19, 2010);

          (e)   (i) split, combine or reclassify any shares of capital stock or (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its Subsidiaries;

          (f)    (i) incur or assume any long-term or short-term debt or issue any debt securities, except for (A) trade payables incurred in the ordinary course of business and consistent with past practice, (B) short-term debt incurred to fund operations of the business in the ordinary course of business and consistent with past practice, (C) debt incurred in the ordinary course of business and consistent with past practice under lines of credit or other credit facilities in effect on the date hereof and (D) loans or advances to, from or between direct or indirect wholly-owned Subsidiaries, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly-owned Subsidiaries of the Company, (iii) make any loans, advances or capital contributions to or investments in any other Person (other than any direct or indirect wholly-owned Subsidiary of the Company), except for travel advances in the ordinary course of business consistent with past practice to employees of the Company or any of its Subsidiaries, or (iv) mortgage, grant a security interest in or pledge any of its or its Subsidiaries' assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than Permitted Liens);

          (g)   (i) enter into, adopt, amend (including acceleration of vesting), modify or terminate any bonus, profit sharing, compensation, severance, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner (other than any employment agreements or offer letters that can be terminated at will without material liability to the Company and employment contracts entered into with non-U.S. employees on standard Company forms (complete and correct copies of which have been provided to Parent)), except in any such case as may be required by applicable Law or the terms of the applicable Employee Plan, or (ii) increase the compensation of any director or officer, pay any special bonus or special remuneration to any director or officer or pay any benefit not required by any plan or arrangement as in effect as of the date hereof, except in any such case as may be required by applicable Law or the terms of the applicable Employee Plan;

          (h)   commence any material Legal Proceeding or settle any pending or threatened material Legal Proceeding, except for the settlement of any Legal Proceeding that is (i) reserved against in the Company Balance Sheet in an amount not less than the total costs to the Company and its Subsidiaries of the settlement, or (ii) the settlement of which involves an aggregate expense to the Company and its Subsidiaries of less than $250,000;

          (i)    except as may be required as a result of a change in applicable Law or in GAAP, make any material change in any of the accounting principles or practices used by it;

          (j)    (i) file any amended Tax Return to the extent such amendment could negatively affect in a material manner the consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports, (ii) make or change any material Tax election, (iii) settle or compromise any material federal, state, local or foreign income Tax liability or (iv) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes;

          (k)   acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any equity interest therein;

          (l)    sell, encumber, covenant not to assert or license any Company Intellectual Property or any assets or properties of the Company or any of its Subsidiaries, except in the ordinary course of business and consistent with past practice;

          (m)  make any capital expenditures in excess of $250,000, except as budgeted on the Company's current plan set forth on Section 5.2(m) of the Company Disclosure Letter;

          (n)   enter into any Contract or amendment that would be a Material Contract, other than sales or non-exclusive licenses of Company Products or services entered into in the ordinary course consistent with past practice, or amend, modify, waive any rights under or consent to the termination of any Material Contract;

          (o)   enter into any Lease, except for a renewal of an existing Lease in the ordinary course of business consistent with past practice;

          (p)   enter into any new line of business; or

          (q)   enter into, or agree to enter into, a Contract to take any of the actions prohibited by this Section 5.2.

        The parties hereto acknowledge and hereby agree that the restrictions set forth in this Section 5.2 are not intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their own business and operations.

        5.3    No Solicitation.

          (a)   Promptly following the execution and delivery of this Agreement, the Company shall cease any existing discussions or negotiations with any Person that would otherwise be prohibited by this Section 5.3(a). Subject to the terms of Section 5.3(b), during the period commencing with the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, nor shall they authorize or knowingly permit any of their respective controlled Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, "Representatives") to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries, or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal, (iv) approve, endorse or recommend an Acquisition Proposal or (v) enter into any letter of intent, memorandum of understanding or other Contract contemplating an Acquisition Transaction.

          (b)   Notwithstanding anything to contrary set forth in this Section 5.3 or elsewhere in this Agreement, at all times during the period commencing as of the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company's receipt of the Requisite Stockholder Approval, the Company Board may, directly or indirectly through one or more Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, and/or afford access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement, to any Person (and/or such Persons' Affiliates, directors, officers, employees, consultants, agents, representatives and advisors) that has made or delivered to the Company a written Acquisition Proposal that was not received in breach of Section 5.3(a), provided that (i) the Company Board shall have determined in good faith (after reasonable consultation with an independent financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal prior to the Effective Time and (ii) the Company Board shall have determined in good faith (after reasonable consultation with its outside legal counsel) that the failure to take such action would reasonably be expected to be a breach of its fiduciary duties under applicable Law.

          (c)   The Company shall promptly notify Parent if any director or executive officer of the Company becomes aware of any receipt by the Company of any Acquisition Proposal, the identity of the Person or group of Persons involved and the material terms and conditions of such Acquisition Proposal, and shall forward to Parent a copy of any written Acquisition Proposal promptly upon receipt. The Company shall keep Parent informed on a reasonably current basis with respect to the status, terms, discussions and negotiations with respect to such Acquisition Proposal and shall furnish to Parent any non-public information relating to the Company or any of its Subsidiaries that it furnishes to such Person or group of Persons to the extent such information has not been previously furnished to Parent. The Company agrees that it and its Subsidiaries shall not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from complying with its obligations under this Section 5.3.

 ARTICLE VI
ADDITIONAL COVENANTS

        6.1    Required Action and Forbearance.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and (subject to the Company's rights under Section 6.3, Section 6.4 and Section 6.5) the Company, on the other hand, shall use its reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done), and assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including using their respective reasonable best efforts to:

              (i)  cause the conditions to the Merger set forth in Article VII to be satisfied;

             (ii)  obtain all actions or nonactions, consents, waivers, approvals, orders and authorizations from Governmental Authorities, give all notices to Governmental Authorities and make all registrations, declarations and filings with Governmental Authorities that are necessary to consummate the Merger; provided, however, that no such action, nonaction, consent, waiver, approval, order or authorization shall contain any condition, provision, liability or term that would, individually or in the aggregate, reasonably be expected to (A) materially and adversely impact the business, assets, liabilities, properties, financial condition, operations or prospects of Parent, the Company or any Subsidiary of the Company, (B) materially impair any of the material expected benefits to Parent of the Merger, (C) materially impair any of Parent's material rights of ownership of the Company or any of its Subsidiaries or (D) impose any materially adverse term, condition or requirement on Parent, the Company or any Subsidiary of the Company; and

            (iii)  obtain all consents, waivers and approvals under any Material Contracts in connection with this Agreement and the consummation of the Merger so as to maintain and preserve the benefits under such Material Contracts as of the consummation of the Merger.

          (b)   In addition to the foregoing, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, shall take any action, or fail to take any action where such action or the failure to take such action, intended to, or has (or would reasonably be expected to have) the effect of, preventing, impairing, delaying or otherwise adversely affecting the consummation of the Merger or the ability of such party to fully perform its obligations under this Agreement.

          (c)   Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree and acknowledge that neither the provisions of this Article VI nor the "reasonable best" efforts standard nor any other provisions in this Agreement shall require Parent or any of its Affiliates, before or after Closing, to (i) divest of or hold separate any properties, assets, operations or management rights of Parent or any of its Affiliates or (ii) divest or hold separate any properties, assets, operations, licenses, rights, product lines, businesses or interest therein of the Company or any of its Subsidiaries that are material to the Company or any of its Subsidiaries.

        6.2    Antitrust Filings.

          (a)   Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall (x) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby as required by the HSR Act within five (5) calendar days following the execution and delivery of this Agreement, and (y) file comparable pre-merger or post-merger notification filings, forms and submissions with any foreign Governmental Authority that are required by the other applicable Antitrust Laws in connection with the Merger at times mutually reasonably agreed to by Parent and the Company. Each of Parent and the Company shall (i) cooperate and coordinate with the other in the making of such filings, (ii) supply the other with any information that may be required in order to make such filings, (iii) supply any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made under any other Antitrust Laws and (iv) take all action reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Antitrust Laws applicable to the Merger as soon as practicable, and to obtain any required consents under any other Antitrust Laws applicable to the Merger as soon as practicable, and to avoid any impediment to the consummation of the Merger under any Antitrust Laws.

          (b)   Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall promptly inform the other of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with such filings. If any party hereto or Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement pursuant to the HSR or any other Antitrust Laws applicable to the Merger with respect to which any such filings have been made, then such party shall make (or cause to be made), as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the parties hereto agree to (A) give each other reasonable advance notice of all meetings with any Governmental Authority relating to the Merger, (B) give each other an opportunity to participate in each of such meetings, (C) keep the other party reasonably apprised with respect to any oral communications with any Governmental Authority regarding the Merger, (D) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority, (E) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Merger and (F) provide each other (or counsel of each party, as appropriate) with copies of all written communications to or from any Governmental Authority relating to the Merger. Any such disclosures, rights to participate or provisions of information by one party to the other may be made on a counsel-only basis to the extent required under applicable Law or as appropriate to protect confidential business information.

        6.3    Proxy Statement and Other Required SEC Filings.

          (a)   As soon as practicable following the date hereof (and in no event more than 30 days after the date hereof), the Company shall prepare and file with the SEC the Proxy Statement for use in connection with the solicitation of proxies from the Company Stockholders for use at the Company Stockholder Meeting, provided that the Company shall provide Parent a reasonable opportunity to review and comment thereon and the Company shall make such revisions as reasonably requested by the Parent. If the Company determines that it is required to file with the SEC any Other Required Company Filing under applicable Law, the Company shall promptly prepare and file with the SEC such Other Required Company Filing. The Company shall cause the Proxy Statement and any Other Required Company Filing to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. Parent and Merger Sub shall furnish all information concerning Parent and Merger Sub (and their respective Affiliates, if applicable) as the Company may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement any Other Required Company Filing. If at any time prior to the Company Stockholder Meeting, any information relating to the Company, Parent or Merger Sub, or any of their respective directors, officers or other Affiliates, should be discovered by the Company, Parent or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that the Proxy Statement or any Other Required Company Filing, as the case may be, would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other, and an appropriate amendment or supplement to the Proxy Statement or the applicable Other Required Company Filing describing such information shall be promptly prepared and filed with the SEC and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.

          (b)   At the earliest practicable time (and in any event within five Business Days) following the date (the "SEC Clearance Date") of (i) confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Proxy Statement or any Other Required Company Filing or (ii) the expiration of the ten-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, the Company shall file the definitive Proxy Statement with the SEC and cause the definitive Proxy Statement to be disseminated to the Company Stockholders.

          (c)   Unless the Company Board shall have effected a Company Board Recommendation Change pursuant to the terms of Section 6.5(a), (i) the Company and its Affiliates shall not file with the SEC the Proxy Statement or any Other Required Company Filing or any amendment or supplement thereto, and (ii) the Company and its Affiliates shall not correspond or otherwise communicate with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing in any such case referenced in the preceding clause (i) or (ii) without providing Parent and Merger Sub a reasonable opportunity to review and comment thereon or participate therein.

          (d)   Unless the Company Board shall have effected a Company Board Recommendation Change pursuant to the terms of Section 6.5(a), the Company shall advise Parent and Merger Sub, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for an amendment or revisions to the Proxy Statement or any Other Required Company Filing, any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing or any receipt of a request by the SEC or its staff for additional information in connection therewith.

          (e)   Unless this Agreement is earlier terminated pursuant to Article VIII or the Company Board shall have effected a Company Board Recommendation Change in accordance with the terms of Section 6.5(a), the Company shall include the Company Board Recommendation in the Proxy Statement and, if applicable, any Other Required Company Filings.

        6.4    Company Stockholder Meeting.

          (a)   The Company shall establish a record date for, call, give notice of, convene and hold a meeting of the Company Stockholders (or any adjournment or postponement thereof, the "Company Stockholder Meeting") as promptly as reasonably practicable following the date hereof for the purpose of voting to approve the Merger in accordance with the DGCL (and in any event, subject to the immediately following proviso, no later than 45 calendar days immediately following the SEC Clearance Date); provided, however, nothing herein shall prevent the Company from postponing or adjourning the Company Stockholder Meeting if (i) there are holders of insufficient shares of the Company Common Stock present or represented by a proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting, (ii) the

  Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, order or a request from the SEC or its staff or (iii) the Company Board shall have determined in good faith (after reasonable consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Company Stockholder Meeting, including in order to (A) give Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to Company Stockholders or otherwise made available to Company Stockholders by issuing a press release, filing materials with the SEC or otherwise (including in connection with any Company Board Recommendation Change), or (B) provide for additional time to solicit proxies from Company Stockholders..

          (b)   Notwithstanding any commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (whether or not a Superior Proposal) or any withdrawal, amendment or modification of the Company Board Recommendation, unless this Agreement is earlier terminated pursuant to Article VIII or the Company Board shall have effected a Company Board Recommendation Change pursuant to the terms of Section 6.5(a), the Company shall solicit from the Company Stockholders proxies in favor of the approval of the Merger in accordance with Delaware Law, submit the Merger for approval of the Company Stockholders at the Company Stockholder Meeting and use its reasonable best efforts to secure the Requisite Stockholder Vote at the Company Stockholder Meeting. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last ten Business Days prior to the date of the Company Stockholders Meeting as to the aggregate tally of the proxies received by the Company with respect to the Requisite Stockholder Vote. Without the prior written consent of Parent, the adoption of this Agreement and the transactions contemplated hereby (including the Merger) shall be the only matter (other than procedure matters) that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholders Meeting, and the Company shall not submit to the vote of the Company Stockholders any Acquisition Proposal (whether or not a Superior Proposal). Notwithstanding any Company Board Recommendation Change, unless this Agreement is validly terminated pursuant to, and in accordance with Article VII, this Agreement shall be submitted to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Vote.

        6.5    Company Board Recommendation.

          (a)   Neither the Company Board nor any committee thereof shall (i) withhold, withdraw, amend or modify in a manner adverse to Parent, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to Parent, the Company Board Recommendation, (ii) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal, (iii) after the receipt of any Acquisition Proposal, fail to publicly reaffirm the Company Board Recommendation within ten Business Days after Parent so requests in writing or (iv) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (i) through (iv) a "Company Board Recommendation Change"); provided, however, that a "stop, look and listen" communication by the Company Board to the Company Stockholders pursuant to Rule 14d-9(f) of the Exchange Act, or any substantially similar communication, shall not be deemed to be a Company Board Recommendation Change. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement (including the provisions of Section 6.1), at any time prior to the receipt of the Requisite Stockholder Approval, the Company Board may effect a Company Board Recommendation Change if the Company Board shall have determined in good faith (after reasonable consultation with outside legal counsel) that the failure to effect a Company Board Recommendation Change would reasonably be expected to be a breach of its fiduciary duties under applicable Law. The Company shall provide Parent and Merger Sub with prompt written notice of any Company Board Recommendation Change.

          (b)   Nothing in this Agreement shall prohibit the Company Board from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act and (ii) making any disclosure to the Company Stockholders that the Company Board shall have determined in good faith (after reasonable consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be expected to be a breach of its fiduciary duties under applicable Law; provided, however, that, in either such case, any such statement(s) or disclosures made by the Company Board shall be subject to the terms and conditions of this Agreement, including the provisions of Article VIII.

        6.6    Public Statements.     Neither the Company, on the one hand, nor Parent and Merger Sub, on the other hand, shall issue any public release or make any public announcement concerning this Agreement or the Merger without the prior written consent of the other party(ies) (which consent shall not be unreasonably withheld, delayed or conditioned), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable securities exchange or regulatory or Governmental Authority to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party(ies) hereto reasonable time to comment on such release or announcement in advance of such issuance (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing party); provided, however, that the restrictions set forth in this Section 6.6 shall not apply to any release or announcement made or proposed to be made by the Company in connection with an Acquisition Proposal or an Acquisition Transaction, or otherwise pursuant to Section 6.5.

        6.7    Anti-Takeover Laws.     In the event that any state anti-takeover or other similar Law or order is or becomes applicable to any of the transactions contemplated by this Agreement, the Company, Parent and Merger Sub shall use their respective reasonable best efforts to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such Law or order on this Agreement and the transactions contemplated hereby.

        6.8    Access.     At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its financial advisors, business consultants, legal counsel, accountants and other agents and representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company (including true and complete copies of the Company's and each of its Subsidiaries' internal financial statements, Tax Returns, Tax elections and all other records relating to Taxes) ; provided, however, that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law (including any Laws relating to security clearances) requires the Company to restrict or otherwise prohibit access to such documents or information, (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information, (c) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default under, or give a third party the right terminate or accelerate the rights under, such Contract or (d) such documents or information relate directly or indirectly to any Acquisition Proposals that the Company or any of its Representatives may have received from any Person or any discussions or negotiations that the Company or any of its Representatives is having, consistent with the terms of this Agreement, with respect to any Acquisition Proposal or any other proposals that could lead to an Acquisition Proposal, if, any such case of (a) through (d), the Company informs Parent of the reason for such restriction or prohibition; and

provided further, that nothing in this Section 6.8 or elsewhere in this Agreement shall be construed to require the Company or its Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. Any access to the Company's properties shall be subject to the Company's reasonable security measures and insurance requirements and shall not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its financial advisors, business consultants, legal counsel, accountants and other agents and representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8.

        6.9    Section 16(b) Exemption.     The Company shall take all actions reasonably necessary to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including Company Stock-Based Awards and derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        6.10    Directors' and Officers' Exculpation, Indemnification and Insurance.

          (a)   From and after the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill in all respects (i) the obligations of the Company and its Subsidiaries under any and all indemnification agreements between the Company or any of its Subsidiaries and any of their respective current or former directors and officers and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time (the "Indemnified Persons") and (ii) any indemnification, exculpation or advance of expenses provision under the certificate of incorporation and bylaws (or comparable organizational documents) of the Company and its Subsidiaries as in effect as of the date of this Agreement.

          (b)   Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, to the fullest extent permitted by applicable Law, Parent, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys' fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, proceeding, investigation or inquiry, whether civil, criminal, administrative or investigative, to the extent such claim, proceeding, investigation or inquiry arises directly or indirectly out of or pertains directly or indirectly to (i) any action or omission or alleged action or omission in such Indemnified Person's capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries or other Affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time), or (ii) any of the transactions contemplated by this Agreement; provided, however, that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification under this Section 6.10(b), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, to the fullest extent permitted by applicable Law, Parent, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) advance, prior to the final disposition of any claim, proceeding, investigation or inquiry for which indemnification may be sought under this Agreement, promptly following request by an Indemnified Person therefor, all costs, fees and expenses (including reasonable attorneys' fees and investigation expenses) incurred by such Indemnified Person in connection with any such claim, proceeding, investigation or inquiry upon receipt of an undertaking by such Indemnified Person to repay such advances if it is ultimately decided in a final, non-appealable judgment by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification. In the event of any such claim, proceeding, investigation or inquiry, (i) Parent shall have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, Parent shall be deemed to have waived any right to object to the Indemnified Person's entitlement to indemnification hereunder with respect thereto), (ii) each Indemnified Person shall be entitled to retain his or her own counsel, whether or not Parent shall elect to control the defense of any such claim, proceeding, investigation or inquiry, (iii) Parent shall pay all reasonable fees and expenses of any counsel retained by an Indemnified Person promptly after statements therefor are received, whether or not Parent shall elect to control the defense of any such claim, proceeding, investigation or inquiry (provided that notwithstanding anything to the contrary in this Section 6.10 or elsewhere in this Agreement, the Surviving Corporation (and Parent) shall not be obligated to pay for the fees and expenses of more than one counsel (selected by a majority of the applicable Indemnified Persons for any Indemnified Persons in any jurisdiction with respect to a single claim, proceeding, investigation or inquiry) except to the extent that two or more of such Indemnified Persons have an actual material conflict of interest in such claim, proceeding, investigation or inquiry) and (iv) no Indemnified Person shall be liable for any settlement effected without his or her prior express written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Notwithstanding anything to the contrary set forth in this Section 6.10(b) or elsewhere in this Agreement, neither Parent nor any of its Affiliates shall settle or otherwise compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, proceeding, investigation or inquiry for which indemnification may be sought by an Indemnified Person under this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such claim, proceeding, investigation or inquiry.

          (c)   During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent and the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance ("D&O Insurance") in respect of acts or omissions occurring at or prior to the Effective Time, covering each person covered by the D&O Insurance, on terms with respect to the coverage and amounts that are equivalent to those of the D&O Insurance; provided, however, that in satisfying their obligations under this Section 6.10(c), Parent and the Surviving Corporation shall not be obligated to pay annual premiums in excess of two hundred fifty percent (250%) of the amount paid by the Company for coverage for its last full fiscal year as set forth in Section 6.10(c) of the Company Disclosure Letter (such two hundred fifty percent (250%) amount, the "Maximum Annual Premium"); provided, however, that that if the annual premiums of such insurance coverage exceed such amount, Parent and the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company may purchase a six-year "tail" prepaid policy on the D&O Insurance. In the event that the Company elects to purchase such a "tail" policy prior to the Effective Time, Parent and the Surviving Corporation shall maintain such "tail" policy in full force and effect and continue to honor their respective obligations thereunder, in lieu of all other obligations of Parent and the Surviving Corporation under the first sentence of this Section 6.10(c) for so long as such "tail" policy shall be maintained in full force and effect.

          (d)   If Parent or the Surviving Corporation or any of their successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations of the Surviving Corporation (or Parent) set forth in this Section 6.10.

          (e)   The obligations set forth in this Section 6.10 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary under the D&O Insurance or the "tail" policy referred to in Section 6.10(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person who is a beneficiary under the D&O Insurance or the "tail" policy referred to in Section 6.10(c) (and their heirs and representatives). Each of the Indemnified Persons or other persons who are beneficiaries under the D&O Insurance or the "tail" policy referred to in Section 6.10(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if a party thereto. The rights of the Indemnified Persons (and other persons who are beneficiaries under the D&O Insurance or the "tail" policy referred to in Section 6.10(c) (and their heirs and representatives)) under this Section 6.10 shall be in addition to, and not in substitution for, any other rights that such persons may have under the certificates of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by the Company or any of its Subsidiaries, or applicable Law (whether at law or in equity).

          (f)    The obligations and liability of the Surviving Corporation, Parent and their respective Subsidiaries under this Section 6.10 shall be joint and several.

          (g)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims under such policies.

        6.11    Employee Matters.

          (a)   Parent hereby acknowledges that a "change of control" (or similar phrase) within the meaning of the Employee Plans, as applicable, will occur as of the Effective Time, as applicable.

          (b)   From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) honor all Employee Plans and compensation arrangements in accordance with their terms as in effect immediately prior to the Effective Time, provided that nothing in this sentence shall prohibit the Surviving Corporation from amending or terminating any such Benefit Plans, arrangements or agreements in accordance with their terms or if otherwise required by applicable Law.

          (c)   The Surviving Corporation or one of its Subsidiaries shall (and Parent shall cause the Surviving Corporation or one of its Subsidiaries to), offer employment by the Surviving Corporation or one of its Subsidiaries to all employees of the Company and its Subsidiaries as of the Effective Time by taking such actions as required under applicable Law, including by offering to enter into an offer letter and/or related agreement (or similar document as appropriate) with such employees. For a period of one year following the Effective Time and for so long as such Continuing Employee continues to be employed by the Surviving Corporation or one of its Affiliates during such period, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) either (i) maintain for the benefit of each Continuing Employee the Employee Plans and any other employee benefit plans or other compensation and severance arrangements of the Surviving Corporation or any of its Subsidiaries (together, the "Company Plans" but excluding equity based benefits and individual employment agreements) at benefit levels that, taken as a whole, are no less than those in effect at the Company or its Subsidiaries on the date of this Agreement, and provide compensation and benefits to each Continuing Employee under such Company Plans, or (ii) provide compensation, benefits and severance payments (other than equity based benefits and individual employment agreements) to each Continuing Employee that, taken as a whole, are no less favorable in the aggregate than the compensation, benefits and severance payments (other than equity based benefits and individual employment agreements) provided to similarly situated employees of Parent ("Parent Plans").

          (d)   To the extent that a Company Plan or Parent Plan is made available to any Continuing Employee on or following the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) use its commercially reasonable efforts to cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement); provided, however, that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, for purposes of the employee benefit plans sponsored by the Surviving Corporation and its Subsidiaries (other than the Company Plans) (such plans, collectively, the "New Plans") that provide medical, dental, pharmaceutical, vision and/or disability benefits to any Continuing Employee, the Surviving Corporation shall use its commercially reasonable efforts to (i) cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, (ii) cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year ending on the date such employee's participation in the corresponding New Plan begins to be given full credit under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan and (iii) credit the accounts of such Continuing Employees under any New Plan which is a flexible spending plan with any unused balance in the account of such Continuing Employee under the applicable Company Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time shall be credited to such Continuing Employee following the Effective Time, and shall not be subject to accrual limits or other forfeiture and shall not limit future accruals.

          (e)   Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent or the Surviving Corporation to terminate, any Continuing Employee for any reason, or (ii) subject to the limitations and requirements specifically set forth in this Section 6.11, require Parent or the Surviving Corporation to continue any Company Plan or prevent the amendment, modification or termination thereof after the Effective Time.

        6.12    Obligations of Merger Sub.     Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement.

        6.13    Notification of Certain Matters.

          (a)   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall give prompt written notice to Parent and Merger Sub upon becoming aware that any representation or warranty made by it in this

  Agreement has become materially untrue or inaccurate, or of any material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement or the remedies available to the parties hereunder; and provided further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to Parent pursuant to this Section 6.13(a).

          (b)   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent shall give prompt written notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become materially untrue or inaccurate, or of any material failure of Parent or Merger Sub to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the transactions contemplated by this Agreement or the remedies available to the parties hereunder; and provided further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to the Company pursuant to this Section 6.13(b).

        6.14    Tax Returns.     The Company shall file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Company or its Subsidiaries on or before the Closing Date consistent with the positions taken, elections made and methods used by the Company in preparing Tax Returns filed in prior periods and the Company shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. The Company shall permit the Parent to review each income Tax Return that covers a pre-Closing Date Tax period. Parent shall have thirty days to review and comment on each such Tax Return and the Company shall make such revisions as reasonably requested by the Parent.

        6.15    Further Assurances.     Unless the Company Board shall have effected a Company Board Recommendation Change in accordance with Section 6.5(a), each party, at the reasonable request of another party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary for effecting the consummation of this Agreement and the transactions contemplated hereby.

ARTICLE VII
CONDITIONS TO THE MERGER

        7.1    Conditions to Each Party's Obligations to Effect the Merger.     The respective obligations of Parent, Merger Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible under applicable Law) prior to the Effective Time, of each of the following conditions:

          (a)    Requisite Stockholder Approval.    The Company shall have received the Requisite Stockholder Approval.

          (b)    Antitrust Approvals.    Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any other approval or waiting period under any other Antitrust Law applicable to the Merger set forth in Section 7.1(b) of the Company Disclosure Letter shall have been obtained or terminated or shall have expired.

          (c)    No Prohibitive Laws or Injunctions.    No Governmental Authority of competent jurisdiction in the United States or in any of the jurisdictions identified in Section 7.1(b) of the Company Disclosure Letter shall have (i) enacted a Law or issued an order that is in effect and renders the Merger illegal or (ii) formally issued or threatened an injunction that is in effect and prohibits the Merger.

        7.2    Conditions to the Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

          (a)    Representations and Warranties.    (i) The Fundamental Representations of the Company set forth in this Agreement shall be true and correct in all respects, except in the case of the representations and warranties of the Company set forth in Section 3.7, which shall be true and correct and all material respects, in each case, on and as of the Closing Date with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or for such period) and (ii) the Non-Fundamental Representations of the Company set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or for such period), except for any failure of any Non-Fundamental Representation to be so true and correct which has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that for purposes of determining the accuracy of the representations and warranties of the Company set forth in this Agreement for purposes of this Section 7.2(a), all "Company Material Adverse Effect" qualifications set forth in such representations and warranties (other than Section 3.12(a)) shall be disregarded.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects the obligations that are to be performed by it under this Agreement prior to the Effective Time.

          (c)    Net Cash.    The Company Available Net Cash shall not be less than $68 million. The Company shall have provided to Parent by the date two Business Days prior to the Closing a certificate signed on behalf of the Company by its chief executive officer or chief financial officer setting forth the Company Available Net Cash.

          (d)    Officer's Certificate.    Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by its chief executive officer or chief financial officer, certifying that, to the knowledge of such officer, the conditions set forth in Section 7.2(a) , Section 7.2(b) and Section 7.2(c) have been satisfied.

          (e)    Company Material Adverse Effect.    No Company Material Adverse Effect shall have arisen or occurred following the execution, delivery and effectiveness of this Agreement that is continuing.

          (f)    Company SEC Reports.    The Company shall have filed all Company SEC Reports containing financial statements required to be filed with the SEC prior to the Effective Time

        7.3    Conditions to the Company's Obligations to Effect the Merger.     The obligations of the Company to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or for such period), except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay or impede the consummation of the transactions contemplated by this Agreement or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations under this Agreement; provided, however, that for purposes of determining the accuracy of the representations and warranties of Parent and Merger Sub set forth in this Agreement for purposes of this Section 7.3(a), all "Company Material Adverse Effect" and all other "material" qualifications set forth in such representations and warranties shall be disregarded.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects the obligations that are to be performed by it under this Agreement prior to the Effective Time.

          (c)    Officer's Certificate.    The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

        8.1    Termination.     This Agreement may be validly terminated only as follows (it being understood and hereby agreed that this Agreement may not be terminated for any other reason or on any other basis):

          (a)   at any time prior to the Effective Time (notwithstanding the prior receipt of the Requisite Stockholder Approval), by mutual written agreement of Parent and the Company;

          (b)   by either Parent or the Company, at any time prior to the Effective Time (notwithstanding the prior receipt of the Requisite Stockholder Approval), in the event that any Governmental Authority of competent jurisdiction shall have (i) enacted a Law that is in effect at the time of such termination and renders the Merger illegal at the time of such termination, or (ii) formally issued a permanent, final and non-appealable injunction that prohibits the Merger; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if such termination right shall have resulted from the failure of such party (or any Affiliate of such party) to perform any covenant or obligation in this Agreement required to be performed by such party (or any Affiliate of such party) at or prior to the Effective Time;

          (c)   by either Parent or the Company, at any time prior to the Effective Time (notwithstanding the prior receipt of the Requisite Stockholder Approval), in the event that the Effective Time shall not have occurred by 5:00 p.m. (Pacific time) on the five month anniversary of the date hereof (such date and time being referred to herein as the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party hereto whose actions or omissions have been the cause of, or resulted in, either (i) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger set forth in Article VII prior to the Termination Date or (ii) the failure of the Effective Time to have occurred prior to the Termination Date if such action or omission constituted the failure of such party (or any Affiliate of such party) to perform any covenant or obligation in this Agreement required to be performed by such party (or any Affiliate of such party) at or prior to the Effective Time;

          (d)   by either Parent or the Company, at any time prior to the Effective Time, in the event that the Company shall have failed to obtain the Requisite Stockholder Vote at the meeting of Company Stockholders at which a vote is taken on the Merger;

          (e)   by Parent, at any time prior to the Effective Time (notwithstanding the prior receipt of the Requisite Stockholder Approval), in the event that (i) neither Parent nor Merger Sub is then in material breach of any of their respective representations, warranties, covenants or obligations contained in this Agreement, (ii)(A) the representations and warranties of the Company contained in this Agreement shall have become inaccurate or been breached such that the condition set forth in Section 7.2(a) is not capable of being satisfied by the Termination Date, (B) the covenants or obligations of the Company contained in this Agreement shall have been breached such that the condition set forth in Section 7.2(b) is not capable of being satisfied by the Termination Date or (C) any of the conditions set forth in Section 7.2(c), Section 7.2(e) or Section 7.2(f) have become not capable of being satisfied by the Termination Date and (iii) if any such breach is capable of being cured, the Company shall have failed to cure such breach within twenty (20) Business Days after the Company has received written notice of such breach from Parent (it being understood that Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) in respect of the breach set forth in any such written notice (A) at any time during such twenty (20) Business Day period, and (B) at any time after such twenty (20) Business Day period if the Company shall have cured such breach during such twenty (20) Business Day period);

          (f)    by Parent, in the event that (i) at any time prior to receipt of the Requisite Stockholder Approval, the Company Board shall have effected a Company Board Recommendation Change or (ii) a tender or exchange offer for Company Common Stock that would, if consummated in accordance with its terms, constitute a Competing Acquisition Transaction (whether or not a Superior Proposal) is commenced by a Person unaffiliated with Parent and, within ten (10) Business Days after the public announcement of the commencement of such Acquisition Proposal, the Company shall not have filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act reaffirming the Company Board Recommendation and recommending that the Company Stockholders reject such Acquisition Proposal and not tender any shares of Company Common Stock into such tender or exchange offer;

          (g)   by the Company, at any time prior to the Effective Time (notwithstanding the prior receipt of the Requisite Stockholder Approval), in the event that (i) the Company is not then in material breach of any of its representations, warranties, covenants or obligations contained in this Agreement, (ii) the representations and warranties of Parent and/or Merger Sub contained in this Agreement shall have become inaccurate or been breached such that the condition set forth in Section 7.3(a) is not capable of being satisfied by the Termination Date, or the covenants or obligations of Parent and/or Merger Sub contained in this Agreement shall have been breached such that the condition set forth in Section 7.3(b) is not capable of being satisfied by the Termination Date and (iii) if any such breach is capable of being cured, Parent and/or Merger Sub shall have failed to cure such breach within twenty (20) Business Days after Parent and Merger Sub have received written notice of such breach from the Company (it being understood that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(g) in respect of the breach set forth in any such written notice (A) at any time during such twenty (20) Business Day period, and (B) at any time after such twenty (20) Business Day period if Parent and/or Merger Sub shall have cured such breach during such twenty (20) Business Day period); or

          (h)   by the Company, at any time prior to receiving the Requisite Stockholder Approval, in the event that: (i) the Company shall have received a Superior Proposal; (ii) the Company Board shall have determined in good faith (after reasonable consultation with outside legal counsel) that the failure to enter into a definitive agreement relating to such Superior Proposal would reasonably be expected to be a breach of its fiduciary duties under applicable Law; (iii) the Company has notified Parent in writing that it intends to enter into a definitive agreement relating to such Superior Proposal, attaching the current version of such agreement (a "Superior Proposal Notice") (it being understood that the Superior Proposal Notice shall not constitute a Company Board Recommendation Change for purposes of this Agreement); (iv) if requested by Parent, the Company shall have made its Representatives available to discuss with Parent's Representatives any proposed modifications to the terms and conditions of this Agreement during the three (3) Business Day period following delivery by the Company to Parent of such Superior Proposal Notice; (v) if Parent shall have delivered to the Company a written, binding and irrevocable offer to alter the terms or conditions of this Agreement during such three (3) Business Day period, the Company Board shall have determined in good faith, after considering the terms of such offer by Parent, that the Superior Proposal giving rise to such Superior Proposal Notice continues to be a Superior Proposal; and (vi) concurrently with the termination of this Agreement, the Company pays Parent the Company Termination Fee contemplated by Section 8.3(b)(iv) and enters into the definitive agreement to consummate the transaction contemplated by such Superior Proposal.

        The party hereto terminating this Agreement pursuant to this Section 8.1 shall deliver prompt written notice thereof to the other party(ies) hereto setting forth in reasonable detail the provision of this Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination under such provision.

        8.2    Notice of Termination; Effect of Termination.     Any proper and valid termination of this Agreement pursuant to Section 8.1 shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any stockholder, director, officer, employee, Affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the terms of Section 6.6, this Section 8.2, Section 8.3 and Article IX, each of which shall survive the termination of this Agreement, and (b) nothing in this Agreement shall relieve any party or parties hereto, as applicable, from liability for any knowing and intentional breach of, or fraud in connection with, this Agreement. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        8.3    Fees and Expenses.

          (a)    General.    Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Merger is consummated.

          (b)    Company Payments.

              (i)  In the event this Agreement is validly terminated pursuant to Section 8.1(d), the Company shall pay to Parent an amount in cash equal to $1.25 million, by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, within two (2) Business Days after the Company receives a written demand for payment from Parent.

             (ii)  In the event that (A) this Agreement is validly terminated pursuant to Section 8.1(d), (B) at the time of such termination, the conditions set forth in Section 7.1(b) and Section 7.1(c) have been satisfied or are capable of being satisfied and the conditions set forth in Section 7.3(a) and Section 7.3(b) would be satisfied if the date of such termination was the Closing Date, (C) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(d), a Competing Acquisition Transaction shall have been publicly announced and not withdrawn or otherwise abandoned, and (D) within one year following the termination of this Agreement pursuant to Section 8.1(d), either the Competing Acquisition Transaction referenced in the immediately preceding clause (C) is consummated or the Company enters into a definitive agreement providing for the Competing Acquisition Transaction referenced in the immediately preceding clause (C) and such Competing Acquisition Transaction is subsequently consummated, then the Company shall pay to Parent the Company Termination Fee less any amount paid to Parent in accordance with Section 8.3(b)(i), by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, within two Business Days after the Company receives written demand for payment from Parent.

            (iii)  In the event that this Agreement is validly terminated pursuant to Section 8.1(f), the Company shall pay to Parent the Company Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, within two (2) Business Days after the Company receives a written demand for payment from Parent.

            (iv)  In the event that this Agreement is validly terminated pursuant to Section 8.1(h), the Company shall pay to Parent the Company Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, as a condition to the effectiveness of such termination.

             (v)  In the event this Agreement is validly terminated pursuant to Section 8.1(e), the Company shall pay to Parent an amount in cash equal to $1.25 million, by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, within two (2) Business Days after the Company receives a written demand for payment from Parent.

          (c)    Single Payment Only.    The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether nor not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

          (d)    Liquidated Damages.    In the event that Parent shall receive the Company Termination Fee, the receipt of such fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any of its Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination.

          (e)    Enforcement.    The parties hereto acknowledge and hereby agree that the covenants and agreements set forth in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties hereto would not have entered into this Agreement. If the Company fails to pay as directed in writing by Parent any amounts due to Parent pursuant to this Section 8.3 within the time periods specified in this Section 8.3, then the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Parent in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at a rate per annum equal to 2% plus the prime lending rate, as published in The Wall Street Journal, from the date such amounts were required to be paid until the date of actual payment.

        8.4    Amendment.     Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; provided, however, that in the event that the Company has received the Requisite Stockholder Approval, no amendment shall be made to this Agreement that requires the approval of such Company Stockholders under the DGCL without such approval.

        8.5    Extension; Waiver.     At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein; provided, however, that in the event that the Company has received the Requisite Stockholder Approval, no waiver shall be made to this Agreement that requires the approval of such Company Stockholders under the DGCL without such approval. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE IX
GENERAL PROVISIONS

        9.1    Survival of Representations, Warranties and Covenants.     The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall so survive the Effective Time in accordance with their respective terms.

        9.2    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) immediately upon delivery by hand or by facsimile (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

          (a)   if to Parent or Merger Sub, to:

      HID Global Corporation
      c/o ASSA ABLOY, Inc.
      15370 Barranca Parkway
      Irvine CA 92618
      Attention: Will West, Senior Vice President and CFO
      Telecopy No.: 949-732-2110

      with a copy (which shall not constitute notice) to:
      Wiggin and Dana LLP
      One Century Tower
      265 Church Street
      New Haven, Connecticut 06510-7001
      Attention: Terence Jones
      Telecopy No.: (203) 782-2889

          (b)   if to the Company (prior to the Effective Time), to:

      ActivIdentity Corporation
      6623 Dumbarton Circle
      Fremont, California 94555
      Attention: Jacques Kerrest, Chief Financial Officer
      Telecopy No.: (510) 574-0101

      with copies (which shall not constitute notice) to:
      Wilson Sonsini Goodrich & Rosati
      Professional Corporation
      650 Page Mill Road
      Palo Alto, California 94304-1050
      Attention: Douglas H. Collom
      Telecopy No.: (650) 493-6811

      and:

      Wilson Sonsini Goodrich & Rosati
      Professional Corporation
      One Market Street
      Spear Tower, Suite 3300
      San Francisco, California 94105
      Attention: Robert T. Ishii
      Telecopy No.: (415) 947-2099

        9.3    Assignment.     No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, however, that Parent and Merger Sub may assign any of their rights and obligations hereunder, in whole or in part, to any of their respective Affiliates without obtaining the consent of the Company; provided, further, that any such assignment shall not relieve Parent or Merger Sub of their respective obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        9.4    Confidentiality.     Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed a Confidentiality Agreement, dated as of August 11, 2010 (as amended, the "Confidentiality Agreement"), which will continue in full force and effect in accordance with its terms.

        9.5    Entire Agreement.     This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB, ON THE ONE HAND, NOR THE COMPANY, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE BY) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

        9.6    Third Party Beneficiaries.     This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by the terms and provisions of Section 6.10, (b) prior to the Effective Time, for the right of holders of shares of the Company Common Stock to pursue claims for damages (including damages based on loss of the economic benefits of the transaction to Company Stockholders) and other relief (including equitable relief) for any breach of this Agreement by Parent or Merger Sub, whether or not this Agreement has been validly terminated pursuant to Article VIII, which right is hereby expressly acknowledged and agreed by Parent and Merger Sub, and (c) from and after the Effective Time, the rights of holders of shares of the Company Common Stock and other Company Securities to receive the consideration set forth in Article II. The rights granted pursuant to clause (b) of this Section 9.6 shall only be enforceable on behalf of Company Stockholders by the Company in its sole and absolute discretion, as agent for the Company Stockholders, it being understood and agreed that any and all interests in such claims shall attach to such shares of the Company Common Stock and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith) may, in the Company's sole and absolute discretion, be (A) distributed, in whole or in part, by the Company to the holders of shares of Company Common Stock of record as of any date determined by the Company or (B) retained by the Company for the use and benefit of the Company on behalf of its stockholders in any manner the Company deems fit.

        9.7    Severability.     In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.8    Remedies.

          (a)   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

          (b)   The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by the Company, on the one hand, or Parent and Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. Parent and Merger Sub hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by Parent or Merger Sub, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Parent and Merger Sub under this Agreement.

        9.9    Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof.

        9.10    Consent to Jurisdiction.     Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with this Section 9.10 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware), (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (f) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

        9.11    WAIVER OF JURY TRIAL.     EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

        9.12    Company Disclosure Letter References.     The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement, and (ii) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (ii) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

        9.13    Counterparts.     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when each of the counterparts have been signed by the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or PDF by electronic transmission shall be effective delivery of a manually executed counterpart to this Agreement.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

ASSA ABLOY INC.
By:	/s/ JEFFREY A. MERESCHUK
	Name:	Jeffrey A. Mereschuk
	Title:	Ex. V.P.—CFO
FITACQUISITION, INC.
By:	/s/ DENIS HÉBERT
	Name:	Denis Hébert
	Title:	Secretary
ACTIVIDENTITY CORPORATION
By:	/s/ GRANT EVANS
	Name:	Grant Evans
	Title:	Chief Executive Officer and President

[AGREEMENT AND PLAN OF MERGER]

Annex B

October 11, 2010

Board of Directors
ActivIdentity Corporation
6623 Dumbarton Circle
Fremont, California 94555

Members of the Board of Directors:

We understand that ActivIdentity Corporation ("ActivIdentity") proposes to enter into the Agreement and Plan of Merger, dated as of October 11, 2010 (the "Merger Agreement"), among ActivIdentity, Assa Abloy Inc. ("Parent") and FitAcquisition, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with and into ActivIdentity (the "Merger") and each outstanding share of the common stock, par value $0,001 per share, of ActivIdentity ("ActivIdentity Common Stock") will be converted into the right to receive $3.25 in cash (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of ActivIdentity Common Stock of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

  (1)
  reviewed certain publicly available business and financial information relating to ActivIdentity that we deemed relevant;

  (2)
  reviewed certain information, including financial forecasts (the "ActivIdentity Forecasts") and other financial and operating data concerning ActivIdentity, prepared by the management of ActivIdentity;

  (3)
  discussed the past and current business, operations, financial condition and prospects of ActivIdentity with members of senior management of ActivIdentity;

  (4)
  reviewed the trading history for ActivIdentity Common Stock and a comparison of that trading history with the trading histories of certain other publicly traded companies we deemed relevant;

  (5)
  compared certain financial and stock market information of ActivIdentity with similar publicly available information of certain other companies we deemed relevant;

  (6)
  compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other transactions we deemed relevant;

  (7)
  considered the results of our efforts to solicit, at the direction of ActivIdentity, indications of interest and definitive proposals from third parties with respect to a possible acquisition of, or merger with, ActivIdentity;

  (8)
  reviewed the Merger Agreement dated as of October 11, 2010; and

461 Fifth Avenue, 17th Floor
New York, NY 10017
Tel: 212-340-7000
Fax: 212-340-7001

www.forosgroup.com

Board of Directors
ActivIdentity Corporation
October 11, 2010

  (9)
  performed such other analyses and studies and considered such other factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information and data, including without limitation the ActivIdentity Forecasts, publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of ActivIdentity that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the ActivIdentity Forecasts, we have assumed, at your direction and without independent verification, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of ActivIdentity as to the future financial performance of ActivIdentity. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of ActivIdentity, nor have we made any physical inspection of the properties or assets of ActivIdentity. We have not evaluated the solvency of ActivIdentity or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at your direction, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on ActivIdentity or the contemplated benefits of the Merger.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of ActivIdentity Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of ActivIdentity. In addition, no opinion or view is expressed with respect to the fairness of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to ActivIdentity or in which ActivIdentity might engage or as to the underlying business decision of ActivIdentity to proceed with or effect the Merger. This opinion is not intended to be and does not constitute a recommendation to members of the Board of Directors as to whether they should approve the Merger or the Merger Agreement, and we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger.

We have acted as financial advisor to the Board of Directors of ActivIdentity in connection with the Merger and will receive fees for our services, a portion of which is payable in connection with our conducting an analysis for purposes of determining whether we can render an opinion and a portion of which is contingent upon consummation of the Merger. In addition, ActivIdentity has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

Board of Directors
ActivIdentity Corporation
October 11, 2010

We and our affiliates in the future may provide investment banking and other financial services to ActivIdentity and its affiliates and in the future may receive compensation for the rendering of these services. In addition, we and our affiliates in the future may provide investment banking and other financial services to Parent and its affiliates and in the future may receive compensation for the rendering of these services.

It is understood that this letter is for the benefit and use of the Board of Directors of ActivIdentity in connection with and for purposes of its evaluation of the Merger and may not be used for any other purpose without our prior written consent, except that this opinion, may, if required by law, be included in its entirety in any proxy or other information statement or registration statement to be mailed to stockholders of ActivIdentity in connection with the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as they exist and can be evaluated on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the Consideration to be received pursuant to the Merger by holders of ActivIdentity Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

FOROS SECURITIES LLC

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of a stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253 or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.